EXECUTION VERSION #99621647v43 ASSET PURCHASE AGREEMENT DATED AS OF JANUARY 3, 2025 BY AND AMONG BIG LOTS, INC., EACH OF THE SUBSIDIARIES OF BIG LOTS, INC. LISTED ON THE SIGNATURE PAGES HERETO, GORDON BROTHERS RETAIL PARTNERS, LLC

i #99621647v43 TABLE OF CONTENTS PAGE ARTICLE 1 DEFINITIONS Section 1.01. Definitions .....................................................................................................2 Section 1.02. Other Definitions and Interpretive Matters ................................................18 ARTICLE 2 PURCHASE AND SALE Section 2.01. Purchase and Sale .......................................................................................20 Section 2.02. Excluded Assets ...........................................................................................24 Section 2.03. Assumed Liabilities .....................................................................................25 Section 2.04. Excluded Liabilities ....................................................................................26 Section 2.05. Cure Costs; Desired 365 Contracts ............................................................27 Section 2.06. Additional Excluded Assets .........................................................................28 Section 2.07. Assignment of Assets Subject to Consent Requirements .............................28 Section 2.08. Misallocated Assets .....................................................................................29 Section 2.09. Further Assurances .....................................................................................29 Section 2.10. Withholding .................................................................................................30 ARTICLE 3 PURCHASE PRICE Section 3.01. Purchase Price ............................................................................................30 ARTICLE 4 CLOSINGS Section 4.01. Closing Date ...............................................................................................32 Section 4.02. Payments .....................................................................................................32 Section 4.03. Buyer’s Deliveries .......................................................................................33 Section 4.04. The Selling Entities’ Deliveries ..................................................................33 ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF SELLING ENTITIES Section 5.01. Organization and Good Standing ...............................................................34 Section 5.02. Authority; Validity ......................................................................................34 Section 5.03. Governmental Approvals; No Conflict .......................................................35 Section 5.04. Financial Statements; Liquidity and Asset Calculations ............................36 Section 5.05. Seller SEC Documents ................................................................................36 Section 5.06. No Undisclosed Material Liabilities ...........................................................36 Section 5.07. Absence of Certain Changes .......................................................................36 Section 5.08. Legal Proceedings ......................................................................................37

ii #99621647v43 Section 5.09. Compliance with Laws; Permits .................................................................37 Section 5.10. Material Contracts ......................................................................................37 Section 5.11. Intellectual Property ...................................................................................39 Section 5.12. Environmental Compliance ........................................................................40 Section 5.13. Title .............................................................................................................41 Section 5.14. Matters Related to Assets; Casualty Losses ................................................42 Section 5.15. Insurance.....................................................................................................42 Section 5.16. Security Arrangements ................................................................................42 Section 5.17. Certain Business Practices .........................................................................43 Section 5.18. Brokers or Finders ......................................................................................43 Section 5.19. Employee Benefit Plans; Labor and Employment Matters .........................43 Section 5.20. Taxes ...........................................................................................................46 Section 5.21. Inventory .....................................................................................................47 ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF BUYER Section 6.01. Organization and Good Standing ...............................................................47 Section 6.02. Authority; Validity; Consents .....................................................................47 Section 6.03. No Conflict ..................................................................................................48 Section 6.04. Legal Proceedings ......................................................................................48 Section 6.05. Bankruptcy ..................................................................................................48 Section 6.06. Brokers or Finders ......................................................................................48 Section 6.07. Financial Capability ...................................................................................49 Section 6.08. Independent Evaluation ..............................................................................49 Section 6.09. Solvency ......................................................................................................49 ARTICLE 7 ACTIONS PRIOR TO THE CLOSING DATE Section 7.01. Access and Reports .....................................................................................50 Section 7.02. Operations Prior to the Initial Closing Date ..............................................51 Section 7.03. Reasonable Best Efforts ..............................................................................54 Section 7.04. Reserved ......................................................................................................54 Section 7.05. Bankruptcy Court Matters ..........................................................................54 Section 7.06. Alternative Proposals; Post-Auction No-Shop ...........................................55 Section 7.07. Public Announcements; Filings ..................................................................56 Section 7.08. Transition Services......................................................................................56 Section 7.09. Reserved ......................................................................................................57 Section 7.10. Bankruptcy Court Milestones .....................................................................57 Section 7.11. Legal Entity Names .....................................................................................57 Section 7.12. Notification of Certain Matters ...................................................................57 Section 7.13. Proceedings.................................................................................................57

iii #99621647v43 ARTICLE 8 ADDITIONAL AGREEMENTS Section 8.01. Taxes ...........................................................................................................57 Section 8.02. Allocation of Purchase Price ......................................................................58 Section 8.03. Assigned Contracts; Adequate Assurance and Performance .....................59 Section 8.04. Employee Matters .......................................................................................59 Section 8.05. Post-Closing Books and Records ................................................................63 Section 8.06. Title Matters ................................................................................................63 Section 8.07. Insurance Access .........................................................................................64 Section 8.08. Disclaimers .................................................................................................65 Section 8.09. Collection of Accounts Receivable ..............................................................68 Section 8.10. Bulk Transfer Laws .....................................................................................68 ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER TO CLOSE Section 9.01. Accuracy of Representations .......................................................................69 Section 9.02. Selling Entities’ Performance .....................................................................69 Section 9.03. Certificate ...................................................................................................69 Section 9.04. Seller’s Deliveries .......................................................................................69 Section 9.05. Conversion Motions. ...................................................................................69 ARTICLE 10 CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER AND THE SELLING ENTITIES Section 10.01. No Order ...................................................................................................69 Section 10.02. Sale Order .................................................................................................69 ARTICLE 11 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SELLING ENTITIES TO CLOSE Section 11.01. Accuracy of Representations.....................................................................70 Section 11.02. Buyer’s Performance ................................................................................70 Section 11.03. Certificate .................................................................................................70 Section 11.04. Buyer’s Deliveries .....................................................................................70 ARTICLE 12 TERMINATION Section 12.01. Termination Events ...................................................................................70 Section 12.02. Effect of Termination ................................................................................72 Section 12.03. Procedure Upon Termination ...................................................................72

iv #99621647v43 ARTICLE 13 GENERAL PROVISIONS Section 13.01. No Survival of Representations and Warranties .......................................72 Section 13.02. Notices.......................................................................................................73 Section 13.03. Waiver .......................................................................................................74 Section 13.04. Entire Agreement; Amendment .................................................................74 Section 13.05. Assignment ................................................................................................74 Section 13.06. Severability ...............................................................................................75 Section 13.07. Expenses ....................................................................................................75 Section 13.08. Specific Performance ................................................................................75 Section 13.09. Governing Law; Consent to Jurisdiction and Venue; Jury Trial Waiver ....................................................................................................................75 Section 13.10. Counterparts .............................................................................................76 Section 13.11. Parties in Interest; No Third Party Beneficiaries .....................................76 Section 13.12. No Recourse ..............................................................................................77 Section 13.13. Disclosure Schedules; Materiality ............................................................78 Section 13.14. Liquidating Trustee ...................................................................................78 Section 13.15. Conflicts; Privileges ..................................................................................78 Exhibits: Exhibit A Intentionally Omitted Exhibit B Intentionally Omitted Exhibit C Form of IP Assignment Agreement Exhibit D Form of Master Assignment Exhibit E Form of Sale Order Exhibit F APA Administrative Budget Exhibit G Winddown Budget Exhibit H Form of Agency Agreement Schedules: Disclosure Schedules

#99621647v43 ASSET PURCHASE AGREEMENT THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of January 3, 2025, is by and among Big Lots, Inc., a company organized under the laws of the State of Ohio whose address is 4900 E. Dublin-Granville Road, Columbus, Ohio 43081 (“Seller”), each of the Subsidiaries of Seller (together with Seller and its other Subsidiaries, the “Selling Entities”), as sellers, GORDON BROTHERS RETAIL PARTNERS, LLC, a Delaware limited liability company (“Buyer”). Capitalized terms used but not otherwise defined herein have the meanings set forth in Article 1. The Selling Entities and Buyer are sometimes referred to collectively herein as the “Parties” and individually as a “Party”. RECITALS WHEREAS, the Selling Entities are engaged in the Business; WHEREAS, the Selling Entities filed voluntary petitions and commenced cases (the “Bankruptcy Cases”) under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101– 1532 (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on September 9, 2024 (the “Petition Date”); WHEREAS, the Selling Entities desire to sell, convey, assign, and transfer to Buyer (and one or more entities designated by Buyer (each a “Designated Buyer” and collectively, “Designated Buyers”), as applicable), all of the Assets, and Buyer (and Designated Buyers, as applicable), desire to (i) purchase, acquire and assume, or designate one or more Designated Buyers to purchase, acquire and assume all of the Assets and all of the Assumed Liabilities (and no other Liabilities), (ii) designate for sale by Agent the Designated Assets pursuant to the Agency Agreement pursuant to a store closing sale initiated by the Selling Entities (the “Store Closing Sale”), and (iii) consummate such other transactions as are contemplated by this Agreement and the other Transaction Documents, in each case, upon the terms and conditions hereinafter set forth (with all such transactions described in (i)-(iii) referred to as the “Transaction”); WHEREAS, the Parties intend to effectuate the transactions contemplated by this Agreement through a sale of the Assets pursuant to Sections 105(a), 363, 365, 503 and 507 of the Bankruptcy Code, Rules 2002, 6004, 6006, and 9007 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and Rules 2002-1 and 6004-1 of the Local Rules for the United States Bankruptcy Court for the District of Delaware, all on the terms and subject to the conditions set forth in this Agreement and the Sale Order; and WHEREAS, the Selling Entities’ ability, and Buyer’s (and Designated Buyers’, as applicable) willingness, to consummate the transactions set forth in this Agreement is subject to, among other things, the entry of the Sale Order by the Bankruptcy Court. NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

2 #99621647v43 ARTICLE 1 DEFINITIONS Section 1.01. Definitions. For purposes of this Agreement, the following terms have the meanings specified or referenced below. “1060 Allocation” has the meaning set forth in Section 8.02(a). “365 Contracts” means all of the Selling Entities’ respective executory Contracts and unexpired Leases, in each case, within the meaning of Section 365 of the Bankruptcy Code. “ABL DIP Obligations” means all “Secured Obligations” under and as defined in that certain Senior Secured Superpriority Debtor-in-Possession Asset-Based Revolving Credit Agreement, dated on or around September 10, 2024, by and among the Selling Entities, PNC Bank, National Association, as administrative agent and as collateral agent and each lender and other party thereto from time to time, as amended, amended and restated, supplemented or otherwise modified from time to time. “Accounts Receivable” means any and all (i) accounts receivable, notes receivable and other amounts receivable owed to Seller or any of its Subsidiaries (whether current or non-current), together with all security or collateral therefor and any interest or unpaid financing charges accrued thereon, including all Proceedings pertaining to the collection of amounts payable, or that may become payable, to Seller or any of its Subsidiaries; (ii) construction allowances and other amounts due from landlords (including in respect of prior overcharges and insurance recoveries); (iii) license and royalty receivables, (iv) rebate receivables from suppliers, (v) insurance claims receivables; (vi) other amounts due to Seller or any of its Subsidiaries which they have historically classified as accounts receivable in the consolidated balance sheet of Seller; and (vii) any claim, cause of action, remedy, or other right related to any of the foregoing. “Accrued Administrative Claims” means those allowed administrative claims under Section 503 of the Bankruptcy Code that have accrued but remain unpaid as of the Initial Closing Date; provided, that solely for purposes of this Agreement in no event shall the aggregate amount of Accrued Administrative Claims exceed $100,000,000. “Actual Fraud” means, with respect to any Person, actual and intentional common law fraud in the making of the representations and warranties set forth in this Agreement as interpreted by Delaware courts applying Delaware common law and as determined by the Bankruptcy Court. “Fraud” expressly excludes any theory of fraud premised upon constructive fraud, including any theory of fraud based upon constructive knowledge or negligent misrepresentation or omission. “Affiliate” means, with respect to any Person, any other Person that directly or indirectly (through one or more intermediaries) Controls, is Controlled by or is under common Control with such specified Person; provided that (a) none of the equity holders of Seller or creditors of the Selling Entities (other than any equity holder of Seller or creditor who is a Subsidiary of any Selling Entity) will be considered an Affiliate of a Selling Entity for purposes of this Agreement,

3 #99621647v43 and (b) all investment funds, separately managed accounts, and other investment vehicles managed or advised by Buyer or its Affiliates and their respective portfolio companies shall be deemed not to be Affiliates of Buyer. “Agency Agreement” means the agency agreement substantially in the form of Exhibit H. “Agent” means Gordon Brothers Retail Partners, LLC, together with any Person to which it syndicates its rights and obligations under the Agency Agreement. “Agreement” has the meaning set forth in the preamble. “Alternative Transaction” means a sale, transfer, or other disposition, whether direct or indirect, whether by means of an asset sale (other than a liquidation or other sale of assets where the Business is not continuing as a going-concern), merger, sale of stock, amalgamation, reorganization, or otherwise (including through a standalone plan of reorganization), of (a) beneficial ownership of a majority of the equity interests of the Selling Entities or (b) any material portion of the Assets, in a transaction or a series of transactions with one or more Persons, other than the Buyer and/or its Affiliates; provided, that nothing in this Agreement shall be deemed to prohibit or limit in any manner (and “Alternative Transaction” shall not include) sales of inventory and product sales or other dispositions of immaterial or obsolete assets in the ordinary course of business or sales of assets that would not require Buyer’s consent pursuant to Section 7.02. “Anti-Corruption Laws” has the meaning set forth in Section 5.17(a). “Anti-Money Laundering Laws” has the meaning set forth in Section 5.17(b). “APA Administrative Budget” means that certain agreed budget providing for certain costs and expenses to be incurred by the Selling Entities from the Initial Closing until the end of the Store Closing Sale in order to provide central administrative and other services to be provided by Seller (or as may otherwise be agreed by Buyer and/or Agent, with the prior written consent of Seller). The agreed form of APA Administrative Budget as of the Effective Time is annexed hereto as Exhibit F. “Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state, provincial, municipal or local law (statutory, common or otherwise, and including international conventions, protocols and treaties), act, statute, constitution, treaty, convention, ordinance, code, policy, rule, regulation, Order, or other similar requirement enacted, adopted, promulgated, enforced or applied by any Governmental Authority that is binding upon or applicable to such Person or its properties, as amended unless expressly specified otherwise. “Assets” means all tangible and intangible rights, properties and assets of every nature, kind and description, used or useful in the Business, wheresoever located, whether arising by contract, Applicable Law or otherwise, and whether or not carried or reflected on the Books and Records, in each case as the same may exist at the Effective Time, including such rights, properties and assets hereafter acquired by the Selling Entities prior to the Initial Closing, but in each case excluding the Excluded Assets.

4 #99621647v43 “Assigned Contracts” has the meaning set forth in Section 2.01(a)(v). “Assumed Liabilities” has the meaning set forth in Section 2.03. “Audited Financial Statements” has the meaning set forth in Section 5.04(a). “Available Insurance Policy” has the meaning set forth in Section 8.07(b). “Avoidance Actions” has the meaning set forth in Section 2.01(a)(xviii). “Balance Sheet Date” has the meaning set forth in Section 5.04(a). “Bankruptcy Cases” has the meaning set forth in the recitals. “Bankruptcy Code” has the meaning set forth in the recitals. “Bankruptcy Court” has the meaning set forth in the recitals. “Bankruptcy Court Milestones” has the meaning set forth in Section 7.10. “Bankruptcy Rules” has the meaning set forth in the recitals. “Big Lots Marks” has the meaning set forth in Section 7.11. “Business” means, collectively, all of the businesses of the Selling Entities conducted prior to the Initial Closing, including discount retailing of food, consumables, soft home products, hard home products, furniture, seasonal merchandise, and other general merchandise to customers utilizing “brick and mortar” and online direct-to-customer sales channels. “Business Day” means any day, other than Saturday or Sunday, on which commercial banks in New York, New York are authorized or required by Applicable Law to close. “Buyer” has the meaning set forth in the preamble. “Buyer 401(k) Plan” has the meaning set forth in Section 8.04(h). “Casualty Loss” means any loss, damage or destruction of the Assets that occurs for any reason, including any act of God, fire, explosion, collision, earthquake, windstorm, flood, hurricane, tropical storm, terrorism, or other casualty or condemnation taking under the right of eminent domain, but excluding any loss, damage, or destruction as a result of depreciation or ordinary wear and tear. “Claim” has the meaning set forth in Section 101(5) of the Bankruptcy Code. “Closing” has the meaning set forth in Section 4.01(b). “Closing Date” has the meaning set forth in Section 4.01(b). “Code” means the United States Internal Revenue Code of 1986.

5 #99621647v43 “Company Employees” means, as of any relevant date of determination, the employees of the Selling Entities. “Confidentiality Agreement” has the meaning set forth in Section 7.01(b). “Continuation Period” has the meaning set forth in Section 8.04(b). “Contract” means any agreement, contract, lease, deed, license, instrument, indenture, note, bond, guarantee, commitment, undertaking or obligation (in each case, whether written or oral) that is legally binding, including the Leases. “Control” means the ability (directly or indirectly through one or more intermediaries) to direct or cause the direction of the management or affairs of a Person, whether through the ownership of voting interests, by Contract or otherwise. “Copyrights” means any copyright, any copyrightable work, any work of authorship, any moral rights related to any of the foregoing, any registration or recording of any copyright, copyrightable work or work of authorship, and any application in connection therewith, including any such registration, recording, or application in the United States Copyright Office or in any similar office or agency of the United States, any State thereof, or any other jurisdiction, and any renewal of any of the foregoing. “Corporate/HQ Facility” means that certain Owned Real Property located at 4900 E. Dublin-Granville Road, Columbus, OH 43081. “Cure Costs” means all monetary Liabilities, including pre-petition monetary Liabilities, of the Selling Entities that must be paid or otherwise satisfied to cure all of the Selling Entities’ monetary and other defaults under the Assigned Contracts pursuant to Section 365 of the Bankruptcy Code at the time of the assumption thereof and assignment of the Assigned Contracts to Buyer (or one or more Designated Buyers, as applicable) as provided hereunder as such amounts are determined by the Bankruptcy Court or approved pursuant to the Assignment and Assumption Procedures as defined and provided for in the Bidding Procedures Order. “Current Representation” has the meaning set forth in Section 13.15(a). “D&O Insurance Policies” shall have the meaning set forth in Error! Reference source not found.. “Davis Polk” has the meaning set forth in Section 13.15(a). “Deal Communications” has the meaning set forth in Section 13.15(b). “Debt Payoff Amount” means the amount of cash necessary to pay in full the Repaid Indebtedness. “Definitive Documents” means (a) this Agreement; (b) the Agency Agreement (c) the Sale Order; (d) intentionally omitted; (e) intentionally omitted; (f) the other Transaction Documents; (g) any and all other material documents, deeds, agreements, filings, notifications, letters, or

6 #99621647v43 instruments reasonably necessary to consummate the transactions contemplated by this Agreement, which shall exclude, for the avoidance of doubt, any affidavits, statements of financial affairs and schedules of assets and Liabilities, monthly operating reports or other periodic reports, retention applications or fee applications, fee statements or other notices, declarations, or other documents filed by the Selling Entities in the Bankruptcy Cases with respect thereto, and other similar ministerial documents filed with the Bankruptcy Court; and (h) any amendments, modifications or supplements to such documents. To the extent such form has not been agreed to as of the date hereof, the Definitive Documents shall all be in form and substance reasonably acceptable to Buyer (and, where applicable, any Designated Buyer) and Seller. “Designated Assets” has the meaning set forth in Section 2.01(b). “Designated Buyer” or “Designated Buyers” each have the meaning set forth in the recitals. “Designated Person” has the meaning set forth in Section 13.15(a). “Designation Rights Period” means the period commencing on the Initial Closing Date and ending at 11:59 pm Eastern time on February 28, 2025, or such earlier date as Buyer may determine, in its sole discretion; provided that such period may be extended until March 31, 2025 at the election of Buyer so long as Buyer agrees in writing to bear all Liabilities, costs and expenses to be incurred by the Selling Entities during such extension set forth in an updated APA Administration Budget and Winddown Budget prepared in good faith by Seller. “Dollars” or “$” has the meaning set forth in Section 1.02(a)(ii). “Effective Time” has the meaning set forth in Section 4.01. “Encumbrance” means with respect to any property or asset, any legal or equitable, specific or floating, lien (statutory or otherwise and including any “Lien” as defined in the Bankruptcy Code), pledge, mortgage, deed of trust, security interest, charge, debenture, lease, license, occupancy agreement, option, easement, Claim, restriction, preference, priority, right of first refusal, right of first offer, servitude, right of way, right of set off, preemptive right, conditional sale or other title retention agreement or installment Contract or finance lease with substantially the same effect, or other encumbrances affecting any right or title to the Assets or any part thereof or interest therein, in each case of any type, nature or kind whatsoever, whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, recorded or unrecorded, contingent or noncontingent, material or nonmaterial, known or unknown. “Environmental Laws” means any Applicable Laws relating to the protection of the environment, pollution, public health or safety (regarding toxic or hazardous materials, substances or wastes), or any spill, release, or discharge of, or exposure to, any pollutant or contaminant or ignitable, corrosive, reactive or otherwise toxic or hazardous material, substance or waste. “ERISA” means the Employee Retirement Income Security Act of 1974. “Event” has the meaning set forth in the definition of Material Adverse Effect.

7 #99621647v43 “Ex-Im Laws” means all Applicable Laws relating to export, re-export, transfer or import controls (including the Export Administration Regulations administered by the U.S. Department of Commerce, and customs and import Applicable Laws administered by U.S. Customs and Border Protection). “Exchange Act” has the meaning set forth in Section 5.05(a). “Excluded Assets” has the meaning set forth in Section 2.02. “Excluded Contracts” means all Contracts of the Selling Entities other than the Assigned Contracts. “Excluded Liabilities” has the meaning set forth in Section 2.04. “Excluded Proceedings” means any and all Proceedings and causes of action against any current or former director or officer of any of the Selling Entities. “Excluded Records” means (a) the general corporate files and records of each Selling Entity related to such entity’s organization and existence, (b) each Selling Entity’s respective federal, state, local or non-U.S. income, franchise or margin tax files and records and all other tax files and records except those described in Section 2.01(a)(vii), (c) employee files (other than files of Transferred Employees that are permitted to be transferred pursuant to Applicable Law), (d) records solely to the extent relating to the sale of the Assets (other than sales by the Selling Entities in the ordinary course of business), including competing bids, (e) proprietary data (including any engineering studies and forecasts and economic studies) solely to the extent relating to Excluded Assets, (f) information and data that is subject to Third Party contractual restrictions on assignment or disclosure solely to the extent relating to Excluded Assets, or any privileged information to the extent the transfer pursuant hereto would jeopardize such privilege, (g) copies of records stored for archival and/or back up purposes solely to the extent relating to Excluded Assets or Excluded Liabilities, and (h) any other files or records solely to the extent relating to any Excluded Assets or Excluded Liabilities; provided that Buyer will have the right to make copies of any portions of Excluded Records to the extent related to the Business, the Assets or the Assumed Liabilities to the extent permitted by Applicable Law. “Facilities” has the meaning set forth in Section 2.01(a)(i). “Final Order” means a judgment or Order of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the clerk of the Bankruptcy Court (or such other court) on the docket in the Bankruptcy Cases (or the docket of such other court), which is in full force and effect, which has not been modified, amended, reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument or rehearing is then pending or (b) if an appeal, writ of certiorari new trial, reargument or rehearing thereof has been sought, such Order or judgment of the Bankruptcy Court or other court of competent jurisdiction has been affirmed by the highest court to which such Order was appealed, or certiorari has been denied, or a new trial, stay, reargument or rehearing has been denied or resulted in no modification of such Order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired, as a result of which such

8 #99621647v43 order has become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such Order, will not cause such Order not to be a Final Order as long as such motion has not been filed. “Financial Statements” has the meaning set forth in Section 5.04(a). “GAAP” means generally accepted accounting principles in the United States. “Gateway BL Agreement” means that certain Asset Purchase Agreement dated as of September 8, 2024 between the Selling entities and Gateway BL Acquisition, LLC, as the same may be amended, modified or supplemented. “Governmental Authority” means (a) any nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, foreign or domestic, (b) any federal, state, local, municipal, or other government of the foregoing, (c) any governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, administrative or regulatory body, agency, authority, department, board, commission, official, or other entity and any court or other tribunal), or (d) any Person (including any international or multinational body) exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or Taxing authority or power of any nature, including any arbitrator or arbitral body (public or private). “Governmental Authorization” means any approval, consent, license, Permit, waiver permission, clearance, designation, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to Applicable Law. “Hazardous Substance” means any pollutant or contaminant or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous or toxic substance, waste or material, including petroleum, its derivatives, by-products and other hydrocarbons, asbestos, per- or polyfluoroalkyl substances and any other substance, waste or material regulated as a pollutant or contaminant or otherwise as “hazardous” or “toxic” under any Environmental Laws. “HQ Sale” has the meaning set forth in Section 3.01(b). “HQ Sale Deductions” has the meaning set forth in the definition of “Net Proceeds.” “Initial Closing” has the meaning set forth in Section 4.01(a). “Initial Closing Date” has the meaning set forth in Section 4.01. “Insurance Policies” has the meaning set forth in Section 5.15. “Insurance Rights” has the meaning set forth in Section 2.01(a)(xvii). “Intellectual Property” means any Copyright, Patent, Trademark, trade secret, know- how, Software, rights in data and databases, inventions (whether patentable or not), right of

9 #99621647v43 publicity, or any other proprietary right or intellectual property right arising under Applicable Laws. “Inventory” means all inventory held by the Selling Entities, including all inventory in- process, in transit to or from the Selling Entities and whether in the Selling Entities’ warehouses, distribution facilities, rejected inventory, customer inventory returns, held by any Third Parties or otherwise and all open purchase orders with suppliers. “IP Assignment Agreement” means the IP Assignment Agreement in the form attached hereto as Exhibit C. “IRS” has the meaning set forth in Section 5.19(a)(v). “Knowledge” means, with respect to any matter in question, (a) in the case of each Selling Entity, the knowledge, after reasonable inquiry, of any of the individuals listed on Disclosure Schedule 1.01(a)(1), and (b) in the case of Buyer, the knowledge, after reasonable inquiry, of any of the individuals listed on Disclosure Schedule 1.01(a)(2) with respect to such matter. “Labor Agreement” has the meaning set forth in Section 5.10(a)(vii). “Leased Real Property” has the meaning set forth in Section 5.13(b). “Leases” has the meaning set forth in Section 5.13(b). “Liability” means any and all Claims, debts, indebtedness, liens, losses, damages, adverse claims, liabilities, fines, penalties, duties, Taxes, responsibilities, commitments, costs, deficiencies, assessments, obligations and expenses (including reasonable attorneys’ fees and reasonable costs of investigation and defense) of any nature, kind, character, or description, whether known or unknown, direct or indirect, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, asserted or unasserted, ascertained or ascertainable, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, vested or unvested, choate or inchoate, executory, determined, determinable, in contract, tort, strict liability, or otherwise, or otherwise due or to become due, regardless of whether or not any of the foregoing is required to be accrued on any financial statements. “Master Assignment” means the Master Assignment, Bill of Sale, Deed, and Conveyance in the form attached hereto as Exhibit D. “Material Adverse Effect” means any event, occurrence, condition, circumstance, development, or change or effect (each, an “Event”) that, individually or in the aggregate with all other Events, (a) has had or would reasonably be expected to have a material adverse effect on the value, operation or financial condition of the Business or the Assets or Assumed Liabilities, considered as a whole or (b) would reasonably be expected to prevent or materially impair the ability of the Selling Entities to consummate the transactions contemplated hereby; provided that, no effect arising from any of the following will be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect under the foregoing clause (a): (i) any change in the United States or foreign economies, financial markets, credit markets, commodity markets or political conditions; (ii) any change that generally affects the

10 #99621647v43 business or areas in which the Business operates, including changes in the prices or industry margins of the products sold, and the raw materials used by, the Business or any increase in operating costs or capital expenses; (iii) any Proceeding by any Person by reason of, based upon, attributable to, resulting from or arising in connection with, the negotiation, entry into or consummation of the transactions contemplated by this Agreement, any other Transaction Document or the Confidentiality Agreement, (iv) any change arising in connection with hostilities, act of war, civil unrest, cyber-attack, sabotage or terrorism or military actions or any escalation or worsening of any such hostilities, acts of war, civil unrest, cyber-attack, sabotage or terrorism or military action; (v) any act of God, hurricane, flood, tornado, fire, explosion, weather event, earthquake, landslide, other natural disaster, epidemic, plague, pandemic (including COVID-19), other outbreak of illness or public health event (whether human or animal) and any other force majeure events; (vi) any change or proposed change in Applicable Law or accounting rules (or the interpretation or enforcement thereof); (vii) any action taken or proposed to be taken by Buyer or any of its Affiliates; (viii) any effect resulting from the public announcement of this Agreement, the negotiation, execution, performance of this Agreement or the consummation of the transactions contemplated by this Agreement, the identity of Buyer or any facts or circumstances relating to Buyer or the announcement or other disclosure of Buyer’s plans or intentions with respect to the conduct of the Business, including the effect of any of the foregoing on the relationships, contractual or otherwise, of the Business with clients, customers, employees, suppliers, vendors, service providers or Governmental Authorities (including the failure to obtain any consents in connection with the transactions contemplated hereby); (ix) any effect resulting from the filing or continuation of the Bankruptcy Cases, including the Selling Entities’ inability to pay its obligations as a result of the filing of the Bankruptcy Cases and any Orders of, or action or omission approved by, the Bankruptcy Court (or any other Governmental Authority of competent jurisdiction in connection with any such Proceeding); (x) any failure to meet any projections, budgets, forecasts, estimates, plans, predictions, performance metrics or operating statistics (it being understood and agreed that the foregoing will not preclude Buyer from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect); (xi) any action taken (or omitted to be taken) at the written request or with the written consent of Buyer or any of its Affiliates; (xii) any action taken (or not taken) by Seller or any of its Subsidiaries or the Business that is required or expressly contemplated or permitted to be taken (or not taken) pursuant to this Agreement; (xiii) any action taken (or not taken) by Seller or any of its Subsidiaries or the Business that is related to the Gateway BL Agreement or any effect resulting from the Gateway BL Agreement; and (xiv) any matter to the extent disclosed on the Disclosure Schedules or in any filings by Seller or any of its Subsidiaries with the Bankruptcy Court or the Securities and Exchange Commission prior to the date of this Agreement; provided, however, that, in the case of clauses (i), (ii) and (vi), such effects shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent that any such effects have a disproportionate adverse effect on the Business, the Assets and the Assumed Liabilities, taken as a whole, as compared to other similarly situated businesses. “Material Contract” and “Material Contracts” each have the meaning set forth in Section 5.10(a). “Most Recent Balance Sheet” has the meaning set forth in Section 5.04(a).

11 #99621647v43 “MSA” means that certain Master Services Agreement entered effective as of November 30, 2022 (as the same may be amended, modified or supplemented) between Seller and Buyer. “Necessary Consent” has the meaning set forth in Section 2.07. “Net Proceeds” means an amount, if any, equal to (i) the sum of cash and cash equivalents received in connection with the HQ Sale (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise (including release of any escrowed funds), but only as and when so received) less (ii) the sum of (A) the principal amount of any indebtedness that is secured by a lien on the Corporate HQ / Facility and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with the HQ Sale; (B) the reasonable and customary out-of-pocket expenses incurred in connection with the HQ Sale (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Selling Entity to third parties (other than any affiliate of any Selling Entity); (C) the amount of all taxes required to be paid by the Selling Entities as a result of such transaction; and (D) any funded escrow established pursuant to the documents evidencing any such transaction to secure any indemnification obligations or adjustments to the purchase price or other similar obligations associated with any such transaction (the items in this clause (ii), collectively, the “HQ Sale Deductions”); provided, that with respect to any funds escrowed per clause (D) above, such funds shall constitute Net Proceeds immediately upon their release from escrow unless applied to satisfy such obligations. “Order” means any award, writ, injunction, judgment, stay, temporary restraining order, order, decree, ruling, subpoena, verdict, decision or other restraint promulgated, entered, issued, made or rendered by any Governmental Authority, including any order entered by the Bankruptcy Court in the Bankruptcy Cases (including the Sale Order). “Outside Date” has the meaning set forth in Section 12.01(a)(ii)(A). “Owned Intellectual Property” means all Intellectual Property to the extent owned or purported to be owned by any Selling Entity and used or held for use in connection with the operation of the Business. “Owned Real Property” has the meaning set forth in Section 5.13. “Parties” and “Party” each have the meaning set forth in the preamble. “Party Affiliate” has the meaning set forth in Section 13.12(a). “Patents” means any letters patent, applications for letters patent, statutory invention registrations, registered designs, and similar or equivalent rights in inventions and designs, and any reissues, divisionals, continuations, continuations-in-part, reissues, re-examinations, renewals, provisionals, and extensions thereof, including any patents or patent applications in the United States Patent and Trademark Office, the World Intellectual Property Organization, or any similar office or agency in any other jurisdiction. “Payoff Letter” means a customary payoff letter in form and substance reasonably satisfactory to the Parties, setting forth (a) the aggregate principal amount outstanding and all

12 #99621647v43 accrued but unpaid interest constituting the Repaid Indebtedness, (b) any prepayment penalties, breakage fees and other fees or amounts payable in connection with the payment of such Repaid Indebtedness (other than contingent indemnification obligations for which no claim has been made as of the date of such payment), and (c) payment instructions for the payment thereof, in each case, on the Initial Closing Date. Each such Payoff Letter will also include a customary statement that, if the aggregate amount set forth therein is paid to such lender or other applicable payee on the Initial Closing Date, (i) such Repaid Indebtedness shall be repaid in full and all Encumbrances securing such Repaid Indebtedness and guarantees in connection therewith will thereafter be terminated and released and (ii) such lender or lenders (or agent or other designee on such lender’s or lenders’ behalf) will execute and file (or have filed or permit Buyer or the applicable Seller to file) Uniform Commercial Code termination statements and such other documents, discharges, terminations, releases or endorsements reasonably necessary (if any) to release and terminate such Encumbrances and guarantees. “Permits” means any approvals, authorizations, consents, licenses, permits, registrations, certificates, variances, plans, exemptions or other similar documents and authorizations issued by or obtained from any Governmental Authority. “Permitted Encumbrances” means any of the following: (a) exceptions, restrictions, charges, and other encumbrances that are set forth in any Permit; (b) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen arising or incurred in the ordinary course of business to secure claims for labor, materials or supplies that are not (i) past due or in default, and (ii) individually or in the aggregate, impairing or interfering with, in a manner material to, the continued use, value or operation of the Assets to which they relate in the conduct of the Business as it is currently conducted, (c) statutory liens or other Encumbrances for Taxes not yet delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (d) materialman’s, mechanic’s, repairman’s, employee’s, contractor’s, operator’s and other similar Encumbrances (i) arising in the ordinary course of business, (ii) existing prior to the commencement of the Bankruptcy Case or (iii) perfected after the Petition Date to the extent permitted by Section 546(b) of the Bankruptcy Code; (e) Assumed Liabilities; (f) any other imperfections in title, charges, easements, restrictions, licenses and Encumbrances that do not materially affect the value or use of the Assets subject thereto; (g) Encumbrances arising by, through or under Buyer’s financing for the transactions contemplated hereby, if any; (h) all Necessary Consents;

13 #99621647v43 (i) non-exclusive licenses of Intellectual Property granted in the ordinary course of business; and (j) with respect to any Real Property Interest, all matters of public record, to the extent valid and subsisting, except mortgages or deeds of trust. “Person” means any individual, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, estate, trust, association, organization or other entity or Governmental Authority. “Personal Information” means, as applicable, (a) all information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual, device or household and (b) “personal information,” “personally identifiable information,” “personal data,” and any terms of similar import, in each case as defined under applicable data protection and privacy laws. “Petition Date” has the meaning ascribed to such term in the recitals. “Post-Closing Covenant” means any covenant to the extent required (whether expressly or implicitly by the nature of such covenant) to be performed by any Selling Entity or by Buyer, as applicable, under this Agreement following the Initial Closing. “Post-Closing Tax Period” means any Tax period beginning after the Initial Closing Date and that portion of a Straddle Period beginning after the Initial Closing Date. “Pre-Closing Liabilities” means all Liabilities of the Selling Entities to the extent resulting from, arising out of or attributable to Events that existed or occurred on or prior to the Initial Closing, whether known or unknown; provided, however, that with respect to Liabilities for Taxes, Pre-Closing Liabilities shall (1) only include Taxes for the Pre-Closing Tax Period and (2) exclude (a) Transfer Taxes which are expressly addressed by Section 8.01 hereof, (b) Taxes imposed on the Selling Entities to the extent resulting from any election made by the Buyer on the Initial Closing Date after the Initial Closing with respect to the Assets or the Business that is applicable to a taxable period ending on or before the Initial Closing Date and (c) Specified Pre-Closing Taxes. Pre-Closing Liabilities will include all Liabilities arising from any product defects, product warranties and other Contractual claims, regardless of the legal theory on which such claim is based (whether in contract or tort) relating to products that the Selling Entities have sold, licensed, leased or otherwise provided (directly or indirectly) to customers or other users, including any breach of Contract, implied warranty, or other claim relating to such matters, in each case, with respect to products that were sold, leased or otherwise furnished or made available (directly or indirectly) to customers or other Persons prior to the Initial Closing. “Pre-Closing Tax Period” means any Tax period ending on or before the Initial Closing Date and that portion of any Straddle Period ending on and including the Initial Closing Date. “Pre-Petition ABL Obligations” means all “Secured Obligations” under and as defined in that certain Credit Agreement, dated as of September 21, 2022, by and among the Selling Entities, PNC Bank, National Association, as administrative agent and as collateral agent and each

14 #99621647v43 lender and other party thereto from time to time, as amended, amended and restated, supplemented or otherwise modified from time to time. “Pre-Petition Term Obligations” means all “Secured Obligations” under and as defined in that certain Credit Agreement, dated as of April 18, 2024, by and among the Selling Entities, 1903P Loan Agent, LLC, as administrative agent and as collateral agent and each lender and other party thereto from time to time, as amended, amended and restated, supplemented or otherwise modified from time to time. “Privacy Requirements” means, collectively, all of the following to the extent relating to the collection, processing, disclosure, privacy, or security of Personal Information, as well as security breach notification requirements, and applicable to the Business, to the conduct of the Business, or to any of the Systems: (a) each Selling Entity’s own written rules, policies and procedures (whether physical or technical in nature, or otherwise), (b) all Applicable Laws and (c) binding industry standards applicable to the industry in which the Business operates (including the Payment Card Industry Data Security Standard (PCI DSS)) and (d) Contracts to which any Selling Entity is party and by which any Selling Entity or its assets are otherwise bound (including the terms and conditions of all applicable social media platforms). “Proceeding” or “Proceedings” means any Claim, action, arbitration, audit, appeal, petition, inquiry, investigation, complaint, hearing, litigation, suit, charge, proceeding or other dispute (whether civil, criminal or administrative) commenced, brought, conducted, or heard by or before any Governmental Authority. “Professional Fee Escrow Amount” means the amount of cash held in the Professional Fee Escrow Account (as defined in the Final DIP Order), including any amount deposited therein in connection with the Initial Closing. “Professional Fees Amount” means an amount equal to all fees and expenses incurred from the Initial Closing through and including the end of the Designation Rights Period (regardless of whether such fees and expenses have been approved by the Bankruptcy Court as of the end of the Designation Rights Period) by any Professional Persons (as defined in the Final DIP Order). “Property Taxes” means all real property Taxes, personal property Taxes, similar ad valorem Taxes or other similar periodic Taxes not based on income or receipts. “Purchase Price” has the meaning set forth in Error! Reference source not found.. “Purchase Price Allocation” has the meaning set forth in Section 8.02(a). “R&W Insurance Policy” has the meaning set forth in Section 13.12(c). “Real Property Interests” has the meaning set forth in Section 2.01(a)(iv). “Records” has the meaning set forth in Section 2.01(a)(vii). “Related Party Agreement” means any Contract among any Selling Entity, on the one hand, and any of its Affiliates (other than any other Selling Entity), on the other hand.

15 #99621647v43 “Release” means any presence, spill, emission, leaking, pumping, pouring, placing, injection, deposit, disposal, discharge, dispersal, dumping, emptying, migrating, escaping or leaching into, onto, under or through the environment. “Released Parties” and “Released Party” each have the meaning set forth in Section 13.12(b). “Releasing Party” has the meaning set forth in Section 13.12(b). “Repaid Indebtedness” means, collectively, the ABL DIP Obligations, the Pre-Petition ABL Obligations, the Term DIP Obligations and the Pre-Petition Term Obligations (inclusive of outstanding letters of credit). “Representative” means, with respect to a particular Person, any director, officer, member, manager, partner, employee, agent, consultant, advisor, investor, shareholder, contractor, subcontractor or other equity holder or representative of such Person, including legal counsel, accountants, investment bankers and financial advisors. “Retained Cash” has the meaning set forth in Section 2.01(a)(xxi). “Sale Order” means an Order of the Bankruptcy Court, which Order is substantially in the form attached hereto as Exhibit E, with such changes as are required by the Bankruptcy Court to which Seller and Buyer have consented (such consent not to be unreasonably withheld, delayed, or conditioned). “Sanctioned Person” means any Person who is the target of Sanctions, including by virtue of being (a) listed on any Sanctions-related list of designated or blocked persons; (b) a Governmental Authority of, resident in, or organized under the Applicable Laws of a country or territory that is the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region and so-called Donetsk People’s Republic and Luhansk People’s Republic in Ukraine); or (c) 50% or more owned or controlled by any of the foregoing. “Sanctions” means trade, economic and financial sanctions Applicable Laws, regulations, embargoes, and restrictive measures, including those administered, enacted or enforced by (a) the United States (including the Department of Treasury, Office of Foreign Assets Control), (b) the European Union and enforced by its member states, (c) the United Nations or (d) His Majesty’s Treasury. “Securities Act” has the meaning set forth in Section 5.05(a). “Security Incident” means any (a) security incident, breach of security, phishing incident, network intrusion, ransomware or malware attack affecting any Systems, or (b) incident in which confidential information or Personal Information was or may have been accessed, disclosed, destroyed, processed, used, or exfiltrated in an unauthorized manner (whether any of the foregoing was transmitted, possessed or controlled by the Selling Entities or by another Person on behalf of the Selling Entities).

16 #99621647v43 “Seller” has the meaning set forth in the preamble. “Seller 401(k) Plan” has the meaning set forth in Section 8.04(h)(i). “Seller Benefit Plans” any (i) “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (ii) employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, program, policy, arrangement or agreement or (iii) other plan, agreement, arrangement, policy or program, providing for compensation, bonuses, profit-sharing, equity or equity-based incentives or other forms of incentive or deferred compensation, vacation benefits, insurance, medical, dental, vision, prescription or fringe benefits, life insurance, disability or sick leave benefits or post-employment or retirement benefits, in each case that is sponsored, maintained, contributed to or required to be maintained or contributed to or entered into by any Selling Entity, including for the benefit of any current or former Company Employee, or under or with respect to which any Selling Entity has any Liability. “Seller Credit Obligations” has the meaning set forth in Section 8.03(b). “Seller SEC Document” means, collectively, any form, report, statement, certification or other document (including all exhibits, amendments and supplements thereto) filed or furnished by any Selling Entity with the Securities and Exchange Commission since January 1, 2022. “Selling Entities” has the meaning set forth in the preamble. “Software” means any and all software and all related source code, object code, application programming interfaces, data files, databases, protocols, specifications, and all documentation thereof. “Solvent” shall have the meaning given to such term in Section 6.09. “Specified Pre-Closing Taxes” means any Taxes included on Exhibit G, to the extent such Taxes are related or attributable to the Pre-Closing Tax Period. “Specified Proceedings” means those Proceedings set forth on Disclosure Schedule 1.01(b); provided that, for the avoidance of doubt, no Excluded Proceeding may be deemed a Specified Proceeding. “Specified Tax Refund” means any Tax refunds or credits of the Selling Entities or any of its Subsidiaries or with respect to the Business for the taxable periods, tax type and jurisdictions set forth in Disclosure Schedule 1.01(c). “Store Closing Sale” has the meaning ascribed thereto in the recitals. “Straddle Period” means any Tax period beginning before and ending on or after the Initial Closing Date. “Subsidiary” means any entity with respect to which a specified Person directly, or indirectly through one or more Subsidiaries, (a) has the power, through the ownership of securities

17 #99621647v43 or otherwise, to elect a majority of the directors or similar managing body of such entity or (b) holds a majority of the equity interests in such entity. “Superior Proposal” means any bona fide proposal or offer to or from a Person other than Buyer or its Representatives with respect to (a) any plan of reorganization or liquidation, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets or equity interests or restructuring involving the Assets, or (b) any other direct or indirect acquisition involving the Assets, that, in each case, the Selling Entities have determined in their business judgment would, if consummated, result in a transaction superior to the transactions contemplated hereunder. “Systems” means all Software, computers, computer equipment, hardware, firmware, networks, databases, electronics, platforms, servers, interfaces, applications, websites and related information technology systems, infrastructure, and services that are owned, used or held for use by the Selling Entities. “Tax” or “Taxes” (and with correlative meaning, “Taxation” or “Taxing”) means all U.S. federal, state, local or foreign taxes, including all taxes on net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, escheat, severance, stamp, occupation, real property and personal property or other tax of any kind whatsoever, including any interest, penalties and additions thereto. “Tax Authority” means any Governmental Authority charged with the administration of any Applicable Law relating to Taxes, including the imposition, assessment or collection of Taxes. “Tax Return” means any return, declaration, report, estimate, information return and statement filed or required to be filed in respect of any Taxes (including any attachment thereto or amendment thereof). “Term DIP Obligations” means all “Secured Obligations” under and as defined in that certain Senior Secured Superpriority Debtor-in-Possession Term Loan Agreement, dated on or around September 10, 2024, by and among the Selling Entities, 1903P Loan Agent, LLC, as administrative agent and as collateral agent and each lender and other party thereto from time to time, as amended, amended and restated, supplemented or otherwise modified from time to time. “Third Party” means any Person other than the Selling Entities, Buyer or any of their respective Affiliates. “Trademarks” means any trademark, trade name, corporate name, business name, domain name, IP address, trade style, trade dress, service mark, logo, social media identifier or account, source identifier, business identifier, or design of like nature, and all goodwill associated therewith, any registration of the foregoing, and any application in connection therewith, including any such registration or application in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other jurisdiction, and all extensions or renewals of any of the foregoing. “Transaction” has the meaning set forth in the recitals.

18 #99621647v43 “Transaction Documents” means this Agreement, the Agency Agreement, and any other agreements, instruments, certificates or documents entered into pursuant to this Agreement. To the extent such form has not been agreed to as of the date hereof, the Transaction Documents shall all be in form and substance reasonably acceptable to Buyer and Seller. “Transfer Taxes” has the meaning set forth in Section 8.01(a). “Transferred Employees” means any Company Employee who accepts (or is deemed to accept) an offer of employment with Buyer or any Designated Buyer pursuant to Section 8.04 and actually commences employment with Buyer or any Designated Buyer. “Trustee” has the meaning set forth in Section 13.14. “TSA” has the meaning set forth in Section 7.08(a). “WARN” has the meaning set forth in Section 8.04(e). “Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching Party with knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a material breach of this Agreement. “Winddown Budget” means that certain agreed budget providing for the costs, taxes and expenses to be incurred by the Selling Entities in furtherance of winding down the Selling Entities’ estates, and other considerations. The agreed form of Winddown Budget as of the Effective Time is annexed hereto as Exhibit G. Section 1.02. Other Definitions and Interpretive Matters. (a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation will apply: (i) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. If the last day of such period is a day other than a Business Day, the period in question will end on the next succeeding Business Day. All references to a day or days will be deemed to refer to a calendar day or calendar days, as applicable, unless otherwise specifically provided. (ii) Dollars. Any reference in this Agreement to “Dollars” or “$” means United States dollars. (iii) Exhibits; Schedules; Disclosure Schedules. All Exhibits, Schedules and Disclosure Schedules attached or annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Schedule or Disclosure Schedule but not otherwise defined therein will be defined as set forth in this Agreement.

19 #99621647v43 (iv) Gender and Number. Any reference in this Agreement to gender includes all genders, and words imparting the singular number also include the plural and vice versa. (v) Headings. The provision of a table of contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and will not affect or be utilized in the construction or interpretation of this Agreement. All references in this Agreement to any “Section” or “Article” are to the corresponding Section or Article of this Agreement unless otherwise specified. (vi) Accounting Terms. All accounting terms used in this Agreement and not otherwise defined herein have the meanings assigned to them under GAAP. To the extent that any definition of an accounting term defined herein is inconsistent with the meaning of such term under GAAP, the definition set forth herein will control. (vii) Herein. Words such as “herein,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. (viii) Or. The word “or” when used in this Agreement is not meant to be exclusive unless expressly indicated otherwise. (ix) Including. The word “including” or any variation thereof means “including, without limitation,” and will not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. (x) Statute. Unless otherwise specified, references to a statute means such statute as amended from time to time and includes any successor legislation thereto and any rules or regulations promulgated thereunder; provided that, for the purposes of the representations and warranties set forth herein, with respect to any violation of or non- compliance with, or alleged violation of or non-compliance with, any Applicable Law, the reference to such Applicable Law means such Applicable Law as in effect at the time of such violation or non-compliance or alleged violation or non-compliance. (xi) Contract. References to a Contract mean such Contract as amended from time to time. (xii) Ordinary Course of Business. References to the “ordinary course of business” and similar standards mean the ordinary course of business as conducted by the Selling Entities consistent with past practices. (xiii) Shall. For purposes of this Agreement, the words “will” and “shall” have the same meaning. (xiv) Made Available. Any document or item will be deemed “made available” by the Selling Entities within the meaning of this Agreement if such document or item is included in (i) the “Project Boxer” data room hosted by Intralinks or (ii) the “Big Lots”

20 #99621647v43 leases folder hosted by Dropbox, at least one Business Day prior to the date of this Agreement. (b) No Strict Construction. Buyer, on the one hand, and the Selling Entities, on the other hand, participated jointly in the negotiation and drafting of this Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as jointly drafted by Buyer, on the one hand, and the Selling Entities, on the other hand, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. Without limitation as to the foregoing, no rule of strict construction construing ambiguities against the draftsperson will be applied against any Person with respect to this Agreement. ARTICLE 2 PURCHASE AND SALE Section 2.01. Purchase and Sale. (a) Purchase of the Assets. Upon the terms and subject to the conditions of this Agreement and the Sale Order, at and as of the Effective Time, (i) on the Initial Closing Date and throughout the Designation Rights Period, Buyer (or Agent, at Buyer’s election in accordance with the terms of the Agency Agreement) shall have the right to designate one or more Designated Buyers to purchase, acquire and accept one or more Assets and (ii) to the extent such rights are exercised, the Selling Entities shall sell, transfer, convey, assign and deliver to Buyer or such Designated Buyer, free and clear of all Encumbrances (other than Permitted Encumbrances), and Buyer or each Designated Buyer, as applicable, shall purchase and accept from the Selling Entities, all right, title and interest of the Selling Entities in and to the Assets so designated by Buyer or Agent (as applicable) and all related Assumed Liabilities; provided that, notwithstanding anything to the contrary in this Agreement, in no event shall Buyer (or Agent, at Buyer’s election in accordance with the terms of the Agency Agreement) have the right to designate one or more Designated Buyers to purchase, acquire and accept one or more Assets if such transaction (x) would require any notices, filings, consents or approvals under any applicable antitrust, competition or trade regulation or other Applicable Laws or (y) would be reasonably likely to impair, impede or delay the transactions contemplated hereby. Without limiting the generality of the foregoing and except for the Excluded Assets, the Assets shall include all right, title and interest of the Selling Entities in and to the following as the same may exist at the Effective Time: (i) all offices, and processing, distribution, storage, warehousing, and other facilities used (or held for use) by the Selling Entities (collectively, the “Facilities”); (ii) all tangible personal property and intangible property of the Selling Entities wherever located, including all such property in transit or in the possession of any Person, including all equipment, machinery, vehicles, fixtures, supplies, furniture, furnishings, leasehold improvements, signage, industry memorabilia, tools, vehicles, hardware, peripherals, Systems, telephone systems, and other personal, movable and fixed property; (iii) all Inventory;

21 #99621647v43 (iv) subject to Section 5.13 below, all Owned Real Property and Leased Real Property and all other rights-of-way, surface leases, surface use agreements, easements, real property interests, real rights, licenses, servitudes, Permits, and privileges owned or held for use by Seller or any of its Subsidiaries or hereinafter acquired by Seller or any such Subsidiary prior to the Initial Closing constituting real property or a real property interest, together with the rights, tenements, appurtenant rights and privileges relating thereto (in each case, excluding unexpired Leases that are 365 Contracts) (collectively, the “Real Property Interests”); (v) all Contracts that constitute 365 Contracts in respect of the applicable Closing (to the extent such 365 Contracts are designated for purchase hereunder, the “Assigned Contracts”); (vi) all Permits and Orders (whether preliminary or final), including, but not limited to, those set forth on Disclosure Schedule 2.01(a)(vi), in each case, to the extent transferrable and assignable and excluding any such Order that would impose a Liability on Buyer or its Affiliates after the Closing; (vii) all books, databases, files, documents, instruments, papers, studies, reports, records, tapes, microfilms, photographs, letters, budgets, forecasts, plans, operating records, advertising and promotional materials, information, data, employee files, ledgers, journals, title policies, regulatory filings, operating data and plans, research material, technical documentation (including design specifications, engineering information, test results, logic manuals, processes and flow charts), user documentation (including installation guides, user manuals, training materials, release notes and working papers), bills of material, equipment logs, service books and records, operating guides and manuals, creative materials and other similar items (other than the Excluded Records) owned by, or otherwise in the possession or control of, the Selling Entities or held by a Third Party on behalf of the Selling Entities, whether in written or electronic or any other format, including telephone numbers, email addresses and accounts, customer and supplier lists and contact information, mailing lists, sales and promotional literature, other sales related materials, marketing plans, reports or data, forecasts, drawings, schematics, technical plans, reports, trade secrets, user data, and customer Personal Information (collectively, the “Records”); (viii) all Proceedings, accounts, and causes of action (including warranty and similar claims) of any Seller or any of its Subsidiaries against any Persons (other than another Selling Entity) (regardless of whether such claims and causes of action have been asserted) and all rights of indemnity, rights of contribution, rights to refunds, rights of reimbursement, and other rights of recovery, including rights to insurance proceeds, other than proceeds related to D&O Insurance Policies, possessed by Seller or any of its Subsidiaries (regardless of whether such rights are currently exercisable), in each case, other than the Excluded Proceedings; (ix) all rights to any proceeds to which Seller or any of its Subsidiaries is entitled in respect of (x) any loss, destruction or condemnation of any Asset or (y) any Assumed Liabilities (other than with respect to Taxes) or the operation of such Assets;

22 #99621647v43 (x) all warranty, indemnity or other claims that have been, or may be, made against any Person, other than Seller or any Affiliate thereof, under any Assigned Contract; (xi) all royalties, advance payments, prepayments, prepaid expenses, prepaid assets, prepaid Property Taxes and, in each case to the extent relating to Taxes that are Assumed Liabilities, other Tax assets that are not Specified Tax Refunds, security and other deposits or the like, except to the extent taken into account in the APA Administration Budget or the Winddown Budget; (xii) all Owned Intellectual Property, all rights to collect royalties and proceeds in connection therewith with respect to the period from and after the Closing, all rights to assert, defend, sue, and recover damages for any past, present, and future infringement, misuse, misappropriation, impairment, unauthorized use or other violation of any rights in or to any such Owned Intellectual Property and any and all corresponding rights that have been, now, or hereafter may be secured throughout the world with respect to any Owned Intellectual Property, together with, to the extent in Seller’s or any of its Subsidiaries’ possession or control, all tangible embodiments and copies of any of the foregoing and all books and records pertaining to any of the foregoing; (xiii) all goodwill, including all customer relationships, all rights under any confidentiality agreements executed by any third party for the benefit of Seller or any of its Subsidiaries, and all information and documents related thereto (other than the Excluded Records); (xiv) all rights of Seller or any of its Subsidiaries under non-disclosure or confidentiality, non-compete, or non-solicitation agreements with any current or former employees, or current or former directors, consultants, independent contractors and agents of Seller or any of its Subsidiaries or any of their Affiliates, or with third parties, in each case, solely to the extent related to the Transferred Employees or the Designated Assets; (xv) other than with respect to Taxes, all rights to any credits, statements, rebates (including vendor or supplier rebates), reimbursement, or rights of recoupment, recovery or set off; (xvi) all rights, claims, or causes of action relating to or arising against suppliers, vendors, merchants, manufacturers, counterparties to leases, counterparties to licenses, and counterparties to any Assigned Contracts or Real Property Interests; (xvii) to the extent provided in Section 8.07, all rights and benefits of the Selling Entities with respect to all insurance policies (to the extent transferable), insurance recoveries under any insurance policies of the Selling Entities that relate to the Assets or Assumed Liabilities, including any and all claims, rights to assert claims and rights to proceeds on any such insurance policies, binders and interests for all periods before, through and after the Closing (collectively, “Insurance Rights”). The Insurance Rights shall exclude any of the foregoing with respect to any Excluded Assets and Excluded Proceedings and, for the avoidance of doubt, shall not include any proceeds, rights or benefits under or related in any way to any D&O Insurance Policies. For the avoidance of

23 #99621647v43 doubt, this Section 2.01(a)(xvii) shall not result in any insurance policies being treated as Assigned Contracts; (xviii) all claims or causes of action arising under Sections 544, 547, 548, 549, and 550 of the Bankruptcy Code and any similar state Applicable Law (the “Avoidance Actions”), and all other claims, causes of action, lawsuits, judgements, privileges, counterclaims, defenses, rights of recovery, rights of setoff, rights of subrogation, and all other rights of any kind in each case under any other provision of the Bankruptcy Code or Applicable Laws; (xix) all prepaid and deferred items, including any royalties, advance payments, prepayments, prepaid expenses, prepaid rentals, prepaid assets, unbilled charges, fees, security and other deposits or the like (excluding, for the avoidance of doubt, any items related to income Taxes), except to the extent taken into account in the APA Administration Budget or the Winddown Budget; (xx) all Tax Returns that relate to the Assets; provided that, Seller or any of its Subsidiaries may retain copies of such Tax Returns; (xxi) all cash and cash equivalents (other than any cash and cash equivalents held in the Professional Fee Escrow Account, in respect of the HQ Sale Deductions or paid to Seller pursuant to this Agreement (collectively, “Retained Cash”)); (xxii) all Accounts Receivable (and proceeds therefrom) to the extent related to Designated Assets; (xxiii) all rights of the Selling Entities to receive (a) any refund or return of any cash collateral or other monies deposited with any issuer of any letter of credit upon the expiration and/or return of such letter(s) of credit undrawn, and (b) following any draw under a letter(s) of credit, any refund or return by the beneficiary thereof or any exceeds proceeds of such letter(s) of credit; (xxiv) all outside of the ordinary course of business deposits to the extent made or required to be made by Seller or any of its Subsidiaries to suppliers or customers after the Petition Date as a result of the filing of the Bankruptcy Cases; (xxv) all rights against third parties (including customers, suppliers, vendors, merchants, manufacturers and counterparties to leases, licenses or any Assigned Contract), including causes of action, claims, counterclaims, defenses, creditors, rebates (including any vendor or supplier rebates), demands, allowances, refunds (other than Tax refund or Tax attributes or refunds that constitute Excluded Assets), causes of action, rights of setoff, rights of recovery, rights of recoupment or rights under or with respect to express or implied guarantees, warranties, representations, covenants or indemnities made by such third parties with respect to any of the Acquired Assets or Assumed Liabilities (in each case, other than against any Selling Entity); provided, however, that Buyer shall not enforce or prosecute any of the foregoing claims or causes of action arising under Chapter 5 of the Bankruptcy Code, against such third parties; provided further, however, that, for the avoidance of doubt, the foregoing shall not result in any Excluded Proceedings constituting

24 #99621647v43 Assets that may be designated, sold, transferred, conveyed, assigned, or delivered to Buyer or any Designated Buyer; and (xxvi) with respect to third parties (including any counterparties to any Assigned Contract or Real Property Interests and customers, suppliers, vendors, and merchants), all claims, rights or causes of action of any Selling Entity, including but not limited to claims, rights or causes of action arising under Chapter 5 of the Bankruptcy Code; provided, however, that Buyer shall not enforce or prosecute any of the foregoing claims or causes of action arising under Chapter 5 of the Bankruptcy Code against such third parties; provided further, however, that, for the avoidance of doubt, the foregoing shall not result in any Excluded Proceedings constituting Assets that may be designated, sold, transferred, conveyed, assigned, or delivered to Buyer or any Designated Buyer. (b) Designated Assets. Upon the terms and subject to the conditions of this Agreement and the Sale Order, at and as of the Effective Time, Buyer and the Selling Entities hereby designate Agent to serve as their exclusive Agent for purposes of conducting the Store Closing Sale and selling, transferring, pursuing or otherwise disposing of certain of the Assets (the “Designated Assets”), free and clear of all Encumbrances (other than Permitted Encumbrances), together with the related Assumed Liabilities, subject to and in accordance with the terms and conditions of this Agreement and the Agency Agreement. Buyer shall have the right to designate any Assets as Designated Assets at any time during the Designation Rights Period. If Buyer designates any Asset as a Designated Asset, Buyer shall acquire all related Assets and assume all related Assumed Liabilities. To the extent any Assets are not designated as Designated Assets on or prior to the end of the Designation Rights Period, such Assets shall be deemed Excluded Assets and shall remain the properties of the Selling Entities. For the avoidance of doubt, in no event shall any Excluded Assets constitute Assets that may be designated, sold, transferred, conveyed, assigned, or delivered to Buyer or any Designated Buyer. Section 2.02. Excluded Assets. Notwithstanding anything to the contrary in this Agreement, nothing herein will be deemed to constitute an agreement to sell, transfer, assign or convey the Excluded Assets to Buyer or any Designated Buyer, and the Selling Entities will retain all right, title, and interest to, in, and under the Excluded Assets. The term “Excluded Assets” means only the following assets, rights, and properties of the Selling Entities: (a) any amounts (including the Purchase Price) paid or payable to Seller or any of its Subsidiaries pursuant to this Agreement or any other Transaction Document; (b) any shares of capital stock or other equity interest of Seller or any of Seller’s Subsidiaries or any securities convertible into, exchangeable or exercisable for shares of capital stock or other equity interest of Seller or any of Seller’s Subsidiaries; (c) all minute books and other corporate books solely to the extent relating to a Selling Entity’s organization or existence, and all stock ledgers, corporate seals, and stock certificates of the Selling Entities (other than Tax Returns described in Section 2.01(a)(xx)); (d) all Excluded Records; (e) all Excluded Contracts;

25 #99621647v43 (f) sponsorship of all Seller Benefit Plans and all rights, title and interest in the assets held with respect to or otherwise relating to the same; (g) all rights to any Specified Tax Refund; (h) (i) except as set forth in Section 2.01(a)(xviii), all insurance policies and rights to proceeds thereof and (ii) the assets set forth on Disclosure Schedule 2.02(g); provided, however, that any and all director and officer insurance policies (including, for the avoidance of doubt, all current and prior director and officer insurance policies) of the Selling Entities with respect thereto (“D&O Insurance Policies”), the proceeds thereof, and all rights and benefits of any nature relating thereto (including any claims arising under such policies and all credits, proceeds, causes of action or rights thereunder) shall constitute Excluded Assets; provided, further, that any premium refunds shall not constitute Excluded Assets; (i) all bank accounts and securities accounts of Seller or any of its Subsidiaries, but not the contents thereof; (j) the Professional Fee Escrow Account (including, for the avoidance of doubt, all cash held in the Professional Fee Escrow Account, including any amount deposited therein in connection with the Initial Closing) and any other Retained Cash; (k) all Assets that have not been designated as Designated Assets on or prior to the end of the Designation Rights Period; (l) any rights, claims, or causes of action of Seller or any of its Subsidiaries under this Agreement, any other Transaction Document or the Confidentiality Agreement; (m) any and all Excluded Proceedings and the proceeds thereof; (n) the proceeds of the sale of any Excluded Assets; and (o) those other properties and assets described on Disclosure Schedule 2.02(o). Section 2.03. Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, at and as of the Effective Time, Buyer will assume and agree to discharge, when due (in accordance with their respective terms and subject to the respective conditions thereof), the following Liabilities (and no other Liabilities) (collectively, the “Assumed Liabilities”): (a) Generally. All Liabilities solely to the extent arising from the ownership, operation or right to dispose of the Business or the Assets after the Effective Time; (b) Assigned Contracts. All of the Selling Entities’ obligations to perform under the Assigned Contracts in accordance with their terms, solely to the extent such performance is required after the Effective Time (and not arising from any pre-Effective Time breach or other failure to perform or satisfy such obligations prior to the Effective Time by the Selling Entities); (c) Real Property Interests. All of Seller’s and its Subsidiaries’ Liabilities under the Real Property Interests, to the extent arising or attributable to any period after the Initial Closing;

26 #99621647v43 (d) Post-Closing Taxes. (i) All Taxes solely to the extent resulting from the use or operation of the Assets and the Business attributable to the Post-Closing Tax Period, (ii) Taxes of Seller or a Selling Entity for a Pre-Closing Tax Period that would not have been incurred but for an election by Buyer on the Initial Closing Date that is retroactive to the Pre-Closing Tax Period and not expressly contemplated by this Agreement or otherwise agreed upon by Seller and (iii) all Transfer Taxes; provided, that in no case will Assumed Liabilities include Taxes or other Liabilities with respect to the Assets or the Business with respect to which “responsible person” or similar claims may be made against any Selling Entity’s or any Affiliate of a Selling Entity’s employees, managers, officers, directors or similar persons with respect to any action or refusal to take action of such Selling Entity or Affiliate of a Selling Entity, including pursuant to any wage payment statute; (e) WARN Act. All Liabilities that are the responsibility of Buyer or any Designated Buyer(s) pursuant to Section 8.04(e); (f) Cure Costs. All Cure Costs; (g) Professional Fees. All Liabilities giving rise to the Professional Fees Amount; provided that such amount shall be capped at the amounts Buyer is required to pay into the Professional Fee Escrow Account (as defined in the Sale Order) pursuant to the Sale Order; and Notwithstanding the foregoing, Buyer shall not be required to assume any Liability in respect of the Designation Rights Period that is expressly provided for in the APA Administrative Budget and/or the Winddown Budget. Notwithstanding anything to the contrary herein, the Assumed Liabilities will not include any Excluded Liabilities. Section 2.04. Excluded Liabilities. Notwithstanding anything herein to the contrary, Buyer and any Designated Buyers will not assume and will not be obligated to assume or be obliged to pay, perform, or otherwise discharge or in any other way be liable or responsible for any Liability of the Selling Entities (with respect to the Business, the Assets or otherwise) other than the Assumed Liabilities (such Liabilities, collectively, the “Excluded Liabilities”). Without limiting the generality of the foregoing, the Excluded Liabilities shall include any Liability of the Selling Entities relating to the following: (a) Excluded Assets & Liabilities. All Liabilities to the extent related to, arising from or in connection with any Excluded Assets or not included in the Assumed Liabilities; (b) Pre-Closing Taxes. Other than Specified Pre-Closing Taxes, all Taxes with respect to the Assets and the Business attributable to the Pre-Closing Tax Period; (c) Company Employees; Seller Benefit Plans. All Liabilities (i) arising out of, or relating to, the employment, or the termination of employment, of any current or former Company Employees (including any severance or other termination-related payments), in each case, other than Liabilities to the extent arising entirely after the Initial Closing or (ii) arising out of, or relating to any Seller Benefit Plan, in each case, whether arising before, on or following the Initial Closing;

27 #99621647v43 (d) WARN Act. All Liabilities under WARN that are the responsibility of any Seller pursuant to Section 8.04(e); (e) Brokerage Fees. All Liabilities relating to any brokerage, finder’s or other similar fee or commission incurred in connection with the transactions contemplated hereby; (f) Product Liabilities. All Liabilities arising out of or relating to services, products or product or service warranties of the Selling Entities or any predecessors or Affiliates of the Selling Entities provided, developed, designed, manufactured, marketed, sold or distributed on or prior to the Initial Closing Date; (g) Environmental. All Liabilities arising from or relating to any Environmental Laws or the presence or Release of any Hazardous Substance, except to the extent attributable to any period at or after the Initial Closing; (h) Proceedings. All Liabilities relating to (i) Excluded Proceedings or (ii) Proceedings in existence or resulting from, arising out of or attributable to Events on or prior to the Initial Closing (including those set forth on Disclosure Schedule 5.08); (i) Successor Liability. All Liabilities based on successor liability theories, including product liability claims; and (j) Pre-Closing Liabilities. Other than Cure Costs, Liabilities that are the responsibility of Buyer or any Designated Buyer(s) pursuant to Section 8.04(e) or as set forth in Section 2.03(b), all Pre-Closing Liabilities. Section 2.05. Cure Costs; Desired 365 Contracts. (a) Seller shall use commercially reasonable efforts to provide timely and proper written notice of the motion seeking entry of the Sale Order to all known parties to any executory Contracts or unexpired Leases to which the Selling Entities are a party that are 365 Contracts. Upon receipt of notice from the Buyer or its Agent that a 365 Contract has been designated as an Assigned Contract, Seller shall take all other reasonable actions reasonably necessary to cause the Assigned Contracts to be assumed by the applicable Selling Entity and assigned to Buyer or the applicable Designated Buyer pursuant to Section 365 of the Bankruptcy Code at the Effective Time or, for 365 Contracts designated after the Effective Time but during the Designation Rights Period, promptly following such designation; provided that no Selling Entity shall be required to make any payment or grant any accommodation in connection therewith and Buyer or the applicable Designated Buyer shall pay all Cure Costs relating thereto in accordance with this Section 2.05(a). At the applicable Closing, subject to the terms and conditions hereof, (i) Seller or its Subsidiaries, as applicable, will assign each Assigned Contract to Buyer or the applicable Designated Buyer, (ii) Buyer or the applicable Designated Buyer will assume Liabilities under each Assigned Contract in accordance with Section 2.03(b) and pursuant to Section 365 of the Bankruptcy Code and the Sale Order, and (iii) Buyer or the applicable Designated Buyer shall pay all Cure Costs relating thereto as and when finally determined by the Bankruptcy Court pursuant to the procedures set forth in the Sale Order. (b) At any time during the Designation Rights Period, Buyer, or where applicable Agent, will have the right to provide written notice to Seller of Buyer’s (or Agent’s) election to:

28 #99621647v43 (i) designate a 365 Contract as an Excluded Contract, and upon such designation such 365 Contract will constitute an Excluded Contract and Excluded Asset (and, if applicable, will cease to constitute an Asset); and (ii) designate a 365 Contract as an Assigned Contract, and upon such designation such 365 Contract will constitute an Asset and Assigned Contract and will be conveyed to Buyer or a Designated Buyer under this Agreement at the subsequent Closing Date (and, if applicable, will cease to constitute an Excluded Asset), so long as (A) such 365 Contract is added to the Assigned Contracts prior to the entry of any Order of the Bankruptcy Court approving the rejection of such 365 Contract, and (B) the assumption and assignment has been or is approved by the Bankruptcy Court (including through the Sale Order). In connection with the foregoing, Buyer covenants that not fewer than 200 non-residential real property leaseholds for Seller’s retail store locations will be designated for assumption and assignment as Assigned Contracts (subject to entry of an order of the Bankruptcy Court approving such assumption and assignment under Sections 363 and 365 of the Bankruptcy Code, as applicable); provided that to the extent the Buyer commits to use commercially reasonable best efforts to address the concerns of, and obtain an approval order from, the Bankruptcy Court. (c) To the extent that Buyer (or Agent, as applicable) makes a valid designation with respect to any 365 Contracts pursuant to Section 2.05(b), the applicable Exhibits and Schedules to this Agreement will be deemed to have automatically been updated (without action of any Party or Person) to reflect such designation. (d) If Buyer (or Agent, as applicable) exercises its rights in Section 2.05(b) to designate a 365 Contract as an Assigned Contract or as an Excluded Contract (as the case may be), then the Parties acknowledge and agree that there will be no increase or reduction in (and such designation shall not otherwise affect) the Purchase Price as a result of such designation or change in designation, nor will there be any delay to the applicable Closing. Section 2.06. Additional Excluded Assets. Notwithstanding any other provision of this Agreement or any other Transaction Document to the contrary, at any time during the Designation Rights Period, Buyer (or Agent, as applicable) will have the right, in its sole and absolute discretion, to provide written notice to Seller of Buyer’s (or Agent’s, as applicable) election to designate any Asset (or portion thereof) or any 365 Contract, which is addressed in Section 2.05) as an Excluded Asset, and upon such designation such Asset will constitute an Excluded Asset for all purpose of this Agreement. If Buyer (or Agent, as applicable) exercises its rights in this Section 2.06 to designate any such Asset (or portion thereof) as an Excluded Asset, then the Parties acknowledge and agree that there will be no increase or reduction in (and such designation shall not otherwise affect) the Purchase Price as a result of such designation or change in designation, nor will there be any delay of the applicable Closing. To the extent that Buyer (or Agent, as applicable) makes a valid designation with respect to any Asset pursuant to this Section 2.06, the applicable Exhibits and Schedules to this Agreement will be deemed to have automatically been updated (without action of any Party or Person) to reflect such designation. Section 2.07. Assignment of Assets Subject to Consent Requirements. The Selling Entities will use reasonable best efforts to assign or transfer and implement the assignment or transfer of

29 #99621647v43 any Asset requiring the approval, authorization or consent of, or granting or issuance of any license or Permit by, any Third Party thereto (each such action, a “Necessary Consent”), and to avoid a breach thereof or of any Applicable Law or Order or in any way adversely affect the rights of Buyer thereunder. In the event that, (a) such Necessary Consent has not been obtained and (b) the Bankruptcy Court has not entered an Order providing that such Necessary Consent is not required, subject to the terms and conditions hereof, the applicable Closing will proceed with respect to the remaining Assets (but not the Asset(s) with respect to which any such Necessary Consent has not been obtained), and there will be no reduction in the Purchase Price as a result thereof, and, for a period of one year after the applicable Closing Date, (i) the Selling Entities shall use their reasonable best efforts to obtain the Necessary Consents with respect to any such Asset or any claim or right or any benefit arising thereunder for the assignment or transfer thereof to Buyer (or its designated Affiliate) as Buyer may reasonably request; provided that neither Seller nor Buyer will be obligated to pay any consideration or grant any accommodation therefor to any Third Party from whom consent or approval is requested or to initiate any Proceedings to obtain any such consent or approval; and (ii) the Selling Entities will hold such Assets in trust for the benefit of Buyer, and the Selling Entities and Buyer will cooperate in a mutually agreeable arrangement, to the extent feasible and without the need for any Necessary Consent, under which Buyer would obtain the benefits and assume the obligations under such purchased Assets in accordance with this Agreement, including subcontracting, sub-licensing, or sub-leasing to Buyer, or under which the Selling Entities would enforce their rights thereunder for the benefit of Buyer with Buyer assuming each applicable Selling Entities’ obligations thereunder. Notwithstanding anything to the contrary herein, in no event shall Buyer or any Designated Buyer acquire beneficial ownership of any of the Assets if such acquisition would require a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Section 2.08. Misallocated Assets. If after the end of the Designation Rights Period, (a) Buyer or any of its Subsidiaries holds any Excluded Assets or Excluded Liabilities or (b) Seller or any Subsidiary of Seller holds any Assets or Assumed Liabilities, Buyer and the applicable Selling Entity will promptly execute such documents as may be reasonably necessary to cause the transfer of and thereafter transfer (or cause to be transferred) such assets or assume (or cause to be assumed) such Liabilities to or from (as the case may be) the other Party for no additional consideration. Prior to any such transfer, the Party receiving or possessing any such asset will hold it in trust for the benefit of such other Party. If, following a Closing, the Selling Entities receive any payments in respect of the Assets acquired by Buyer (or a Designated Buyer) at such Closing, such Selling Entities shall promptly remit such payments to Buyer or other entity designated by Buyer. If, following the Initial Closing, Buyer receives any payments in respect of the Excluded Assets, Buyer shall promptly remit such payments to Seller or any other entity designated by Seller. Section 2.09. Further Assurances. Subject to the terms and conditions hereof, from time to time following the Closing, the Parties will execute, acknowledge, and deliver all such further conveyances, notices, assumptions, assignments, releases and other instruments, and will take such further actions (including provision of materials and information), as may be reasonably necessary or appropriate or as Buyer or any Designated Buyer may reasonably request to transfer, convey or assign to Buyer or any Designated Buyer the relevant Assets, to assure fully to Buyer and its respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Buyer under this Agreement and to assure fully

30 #99621647v43 to Selling Entities and their respective successors and assigns, the assumption of the Assumed Liabilities intended to be assumed by Buyer under this Agreement, and to otherwise make effective the transactions contemplated hereby; provided that nothing in this Section 2.09 will prohibit Seller or any Subsidiary of Seller from ceasing operations or winding up its affairs following the Closing. Section 2.10. Withholding. Notwithstanding any other provision in this Agreement, Buyer (or any Designated Buyer) and any other applicable withholding agent shall be entitled to deduct and withhold from the payments to be made pursuant to this Agreement any Taxes required to be deducted and withheld with respect to the making of such payments under Applicable Law; provided that (a) other than with respect to any withholding resulting from any Person’s failure to deliver the documents described in Section 4.04(e), the Person making any payment shall use commercially reasonable efforts to notify the Person entitled to receive such payment at least five (5) business days before any such payment is made of any deduction or withholding requirement applicable to such payment of which the withholding Person becomes aware and (b) the Parties hereto shall use commercially reasonable efforts to cooperate prior to the payment date to reduce or eliminate any such deduction and withholding. To the extent that amounts are so withheld and deducted and remitted to the applicable Tax Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction or withholding was made. ARTICLE 3 PURCHASE PRICE Section 3.01. Purchase Price. (a) The aggregate all-cash purchase price for the purchase, sale, assignment, and conveyance of the Selling Entities’ respective right, title and interest in, to and under the Assets as follows (collectively, the “Purchase Price”): (i) First, an amount equal to the Debt Payoff Amount; provided, that in the event the Debt Payoff Amount is less than $304,000,000, the Purchase Price shall be reduced on a dollar for dollar basis by the amount by which the Debt Payoff Amount is less than $304,000,000; plus (ii) Second, an amount in cash required to satisfy Selling Entities’ obligations in respect of unpaid “stub” rent, not to exceed $17,000,000 in the aggregate; plus (iii) Third, an amount not to exceed $42,391,000 in the aggregate as set forth in, and limited to (determined on both a line-item and aggregate basis), the amounts set forth in the APA Administration Budget (including for any such Seller obligations arising under the Agency Agreement); plus (iv) Fourth, an amount not to exceed $125,000,000 in the aggregate as set forth in, and limited to (determined on both a line-item and aggregate basis), the amounts set forth in the Winddown Budget; plus (v) $7,500,000 to fund the Professional Fee Escrow Amount.

31 #99621647v43 provided, that Seller covenants that a condition to Buyer’s funding of the APA Administrative Budget is Seller’s agreement to use a portion of such funds to pay those items denominated under Schedule 3.01 attached hereto and incorporated herein; provided, further, that in the event the actual dollar amount of funds necessary to satisfy the items covered by the APA Administration Budget or the Winddown Budget are greater than the aggregate amount set forth in such budget, any such excess shall be satisfied from (x) funds derived from the Seller’s allocable share of the Net Proceeds provided for under Section 3.01(b) below and/or (y) funds available under the Winddown Budget or the APA Administration Budget, as applicable; provided, further, that in the event the actual dollar amount of funds necessary to satisfy items covered by either the APA Administration Budget or the Winddown Budget are less than the aggregate amount set forth in such budget(s), any such savings shall be available to the Selling Entities to satisfy Accrued Administrative Claims; provided, further, that upon Seller’s satisfaction of Accrued Administrative Claims in the aggregate amount of $100,000,000, any such budget savings shall be retained by Buyer for its own account. (b) In addition to the amounts set forth in Section 3.01(a) above, upon the sale of the Corporate/HQ Facility (the “HQ Sale”), if any, the Net Proceeds of any such sale shall be allocated as between Buyer and Seller as follows: i. First, the HQ Sale Deductions shall be paid to the applicable third party (or reimbursed to Seller to the extent Seller has paid any such amounts to any such third parties) or escrowed as required to consummate the subject transaction; ii. Next, $10,000,000 in Net Proceeds shall be paid to Buyer for its own account upon a closing of any such sale; iii. All remaining Net Proceeds above $10,000,000 shall be for the account of Seller; provided, that the Seller’s portion of any such sale proceeds shall be held by Buyer until Seller and Buyer perform a final reconciliation of the APA Administration Budget or the Winddown Budget. Buyer and Seller shall cooperate with each other and undertake commercially reasonable best efforts to market promptly the Corporate/HQ Facility with a view to realizing maximum recoverable value upon a HQ Sale; provided, that any such sale shall require the prior written consent of Seller (which consent shall not be unreasonably withheld, delayed, denied or conditioned). (c) In addition to the amounts set forth in Section 3.01(a) and Section 3.01(b) above, and without duplication of any amount included in either the APA Administrative Budget or Winddown Budget, an amount equal to those “Expenses” listed under Section 4.1 of the Agency Agreement. (d) The assumption of the Assumed Liabilities. The Purchase Price will be delivered by Buyer as set forth in Section 4.02.

32 #99621647v43 ARTICLE 4 CLOSINGS Section 4.01. Closing Date. The (a) initial consummation of the Transaction (the “Initial Closing”) shall take place on the date that is two Business Days after the satisfaction of the conditions set forth in Article 9, Article 10 and Article 11 (or the waiver thereof by each Party entitled to waive that condition) (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Initial Closing), and (b) each subsequent consummation of the Transaction (each, together with the Initial Closing, a “Closing”) with respect to one or more Assets shall take place on a date to be agreed in writing by Seller and Buyer pursuant to an assignment agreement in form and substance reasonably acceptable to Seller and Buyer (each such date of a Closing, together with the Initial Closing Date, a “Closing Date”). Each Closing will take place remotely via the exchange of electronic documents and signatures by electronic mail at the on the dates set forth in the foregoing sentence, unless another place, date, or time is agreed to in writing by Seller and Buyer. The date on which the Initial Closing actually occurs is referred to as the “Initial Closing Date” and the date of any such Closing is referred to as a “Closing Date.” For purposes of this Agreement, the Initial Closing shall be deemed to have occurred at 12:01 am (prevailing Eastern Time) on the Initial Closing Date (the “Effective Time”). Each subsequent Closing shall be deemed to have occurred at 12:01 am (prevailing Eastern Time) on the applicable Closing Date. In connection with each subsequent Closing, the Selling Entities, Buyer, Agent and each Designated Buyer shall deliver the appropriate and customary assignment documents in form and substance reasonably acceptable to Seller and Buyer for the applicable Assets and Contracts and Leases. Section 4.02. Payments. (a) At the Initial Closing, Buyer will pay, or cause to be paid (A) to the Persons identified in each Payoff Letter the respective portion of the Debt Payoff Amount set forth therein by wire transfer of immediately available funds to the account(s) designated in such Payoff Letter and (B) $7,500,000 into the Professional Fee Escrow Account. In order to facilitate the foregoing, Seller shall deliver to Buyer draft Payoff Letters at least two (2) Business Days prior to the Initial Closing; and (b) On each Friday beginning February 7, 2025 through and including February 28, 2025, the Buyer will fund by wire transfer of immediately available funds to the Professional Fee Escrow Account $1,500,000 such that the aggregate of such weekly fundings shall be equal to $6,000,000. Such amount actually funded shall reduce payments Buyer is required to pay to Seller under the Winddown Budget (or, in Seller’s discretion, the APA Administration Budget) on a dollar for dollar basis for such Friday; provided, further, that Buyer’s obligation to make any weekly funding to the Professional Fee Escrow Account shall terminate upon any valid termination of this Agreement under Article 12 hereof; (c) (i) On the Initial Closing Date, Buyer will fund by wire transfer of immediately available funds to an account designated in writing by Seller such amounts as are projected to be incurred by the Selling Entities and provided for in the APA Administration Budget for the period starting on the Initial Closing Date and ending on the following Friday (or if a Friday is not a Business Day, then on the next succeeding Business Day) and (ii) on each Friday (or if a Friday is not a Business Day, then on the next succeeding Business Day) following the Initial Closing Date, Buyer will fund by wire transfer of immediately available funds to an account designated in writing

33 #99621647v43 by Seller such amounts as are projected to be incurred by the Selling Entities and provided for in the APA Administration Budget for the following calendar week (or portion thereof); (d) (i) On the Initial Closing Date, Buyer will fund by wire transfer of immediately available funds to an account designated in writing by Seller such amounts as are projected to be incurred by the Selling Entities and provided for in the Winddown Budget for the period starting on the Initial Closing Date and ending on the following Friday (or if a Friday is not a Business Day, then on the next succeeding Business Day) and (ii) on each Friday (or if a Friday is not a Business Day, then on the next succeeding Business Day) following the Initial Closing Date, Buyer will fund by wire transfer of immediately available funds to an account designated in writing by Seller such amounts as are incurred by the Selling Entities and provided for in the Winddown Budget for the immediately following calendar week (or portion thereof); and (e) Agent shall be responsible for the payment of all Expenses out of Proceeds (each as defined in the Agency Agreement) or from Agent’s own accounts if and to the extent there are insufficient Proceeds. All Expenses incurred during each week of the Store Closing Sale (i.e. Sunday through Saturday) shall be paid by Agent to or on behalf of the Selling Entities, or paid by the Selling Entities and thereafter reimbursed by Agent as provided for herein, immediately following the Weekly Sale Reconciliation provided for in Section 8.7(a) of the Agency Agreement; provided, however, in the event that the actual amount of an Expense is unavailable on the date of the reconciliation (such as payroll), the Selling Entities, Buyer and Agent shall agree to an estimate of such amounts, which amounts will be reconciled once the actual amount of such Expense becomes available; provided, further, in no event shall Agent be obligated to fund any amount that is otherwise provided for in with the APA Administrative Budget or Winddown Budget and that would constitute double counting of any Expense that is required to be funded under the Agency Agreement. Section 4.03. Buyer’s Deliveries. At the Initial Closing, Buyer will deliver or cause to be delivered to Seller (or such other Persons where so designated): (a) the payments required to be made at the Initial Closing pursuant to Section 4.02; (b) each Transaction Document to which Buyer (and any Designated Buyer and/or Agent) is a party, duly executed (and acknowledged, where applicable) by Buyer (and any Designated Buyer and/or Agent) and Agent, as applicable; and (c) the certificate of Buyer to be received by Seller pursuant to Section 11.03. Section 4.04. The Selling Entities’ Deliveries. At the Initial Closing, the Selling Entities will deliver to Buyer: (a) each Transaction Document to which a Selling Entity is a party (including letters-in- lieu of transfer orders), duly executed (and acknowledged, where applicable) by such Selling Entity; (b) the certificate of the Selling Entities to be received by Buyer pursuant to Section 9.03;

34 #99621647v43 (c) a certified copy of the Sale Order as approved by the Bankruptcy Court; (d) possession of (i) each Owned Real Property included in the Designated Assets, together with duly executed special warranty deeds for each such Owned Real Property conveying fee simple title in such Owned Real Property to Buyer and (ii) each other Asset in any Selling Entity’s possession and capable of passing by delivery, in each case subject only to Permitted Encumbrances; (e) a certificate of non-foreign status of each Selling Entity (or, if such Selling Entity is a disregarded entity within the meaning of Treasury Regulations Section 1.1445-2(b)(2)(iii), a certificate of non-foreign status from the entity that is treated as the transferor of property for U.S. federal income tax purposes) meeting the requirements of Treasury Regulation Section 1.1445- 2(b)(2); and (f) executed Payoff Letters. ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF SELLING ENTITIES Except as (i) disclosed in any Seller SEC Document filed and publicly available at least 24 hours prior to the date hereof (but excluding any such disclosure set forth in any section thereof entitled “Risk Factors” (other than any specific historical factual information contained therein, which will not be excluded) or in any “forward-looking statements” that are cautionary, forward- looking, or predictive in nature set forth therein), (ii) disclosed in connection with the Bankruptcy Cases or (iii) set forth in the corresponding section of the Disclosure Schedules, each Selling Entity jointly and severally represents and warrants to Buyer, as of September 8, 2024, as follows: Section 5.01. Organization and Good Standing. Seller and each Subsidiary of Seller is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. Subject to the limitations imposed on Seller or any such Subsidiary as a result of having filed a petition for relief under the Bankruptcy Code, Seller and each such Subsidiary has the requisite power and authority to own or lease and to operate and use its properties and to carry on its business as now conducted. Seller and each Subsidiary of Seller is duly qualified, licensed, or otherwise authorized to do business and is in good standing in each jurisdiction where the character of its business or the nature of its properties makes such qualification, licensing, or authorization necessary, except for such failures to be so qualified, licensed, authorized, or in good standing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 5.02. Authority; Validity. Subject to entry of the Sale Order and such other authorization as is required by the Bankruptcy Court, each Selling Entity has the requisite power and authority necessary to enter into, deliver and perform its respective obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, and the execution, delivery, and performance of this Agreement and such other Transaction Documents and the consummation by such Selling Entity of the transactions contemplated herein and therein have been duly and validly authorized and approved by the board of directors or other governing body, as applicable, of such Selling

35 #99621647v43 Entity and no other corporate (or equivalent) proceedings on the part of such Selling Entity or vote of such Selling Entity’s stockholders or members are necessary to authorize the execution and delivery by such Selling Entity of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Selling Entity and each other Transaction Document required to be executed and delivered by such Selling Entity at each Closing will be duly and validly executed and delivered by such Selling Entity at such Closing. Subject to entry of the Sale Order and assuming the due authorization, execution, and delivery by the other Parties, no other action on the part of such Selling Entity, its Affiliates, or their respective Representatives is necessary to authorize this Agreement or the other Transaction Documents to which such Selling Entity is or will be a party and this Agreement and such other Transaction Documents, when so executed and delivered, will constitute the legal, valid, and binding obligations of such Selling Entity, enforceable against such Selling Entity in accordance with their respective terms, and, except in each case as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, including principles of commercial reasonableness, good faith, and fair dealing, regardless of whether such principles are considered in a Proceeding at law or in equity. Section 5.03. Governmental Approvals; No Conflict. Except for (a) entry of the Sale Order, and (b) notices, filings and consents required in connection with the Bankruptcy Cases and (c) any applicable notices, filings, consents or approvals under any applicable antitrust, competition or trade regulation or other Applicable Laws, none of the Selling Entities is required to give any notice to, make any filing with, or obtain any consent from any Person (including any Governmental Authority) in connection with the execution and delivery by such Selling Entity of this Agreement and the other Transaction Documents to which it is or will be a party or the consummation or performance by such Selling Entity of any of the transactions contemplated hereby and thereby, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. When the consents and other actions described in the preceding sentence, including entry of the Sale Order, have been obtained and taken, the execution and delivery by the Selling Entities of this Agreement and the other Transaction Documents to which such Selling Entity is or will be a party and the consummation of the transactions provided for herein and therein will not result in the breach or violation of any of the terms and provisions of, or constitute a default (with or without notice or lapse of time or both) under, or conflict with, or cause any acceleration of any obligation of any Selling Entity under (i) the certificate of incorporation, bylaws, or other governing documents of such Selling Entity, (ii) any Order applicable to such Selling Entity or any of the Assets owned or held by it or on its behalf, (iii) any Applicable Law, or (iv) require any consent under, or give any Third Party any rights of termination, amendment, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, Material Contract, agreement, lease, sublease, license, Permit, franchise, or other instrument or arrangement to which any of the Selling Entities is a party as of the Initial Closing and which constitutes an Asset or Assumed Liability, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) as of the Initial Closing on any of the Assets, except in the case of clauses (ii) through (iv), to the extent that any such rights of termination, amendment, acceleration, suspension, revocation, or cancellation as a result of such Encumbrance will not be (x) reasonably expected to be material to the Business, the Assets or the Assumed Liabilities, taken

36 #99621647v43 as a whole, or (y) enforceable against such Asset or Assumed Liability following the Initial Closing in accordance with the Sale Order. Section 5.04. Financial Statements; Liquidity and Asset Calculations. (a) The audited consolidated balance sheet as of January 29, 2022, January 28, 2023 and February 3, 2024 and the related audited consolidated statements of operations and cash flows for the fiscal years then ended (collectively, the “Audited Financial Statements”) and the unaudited interim condensed consolidated balance sheet as of May 4, 2024 (the “Most Recent Balance Sheet”), and the related unaudited interim condensed consolidated statements of operations and cash flows (collectively with the Audited Financial Statements and the Most Recent Balance Sheet, the “Financial Statements”) for the 3 months ended May 4, 2024 (May, 4 2024 shall be referred to herein as the “Balance Sheet Date”), of Seller and its Subsidiaries (i) have been prepared in all material respects in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), and (ii) fairly present, in all material respects, the consolidated financial position of Seller and its Subsidiaries as of the dates thereof and their consolidated results of operations, stockholder’s equity and cash flows for the periods then ended (subject, in each case, to normal year-end adjustments in the case of any unaudited interim financial statements, none of which will be, individually or in the aggregate, material). Section 5.05. Seller SEC Documents. All of the Seller SEC Documents (a) as of its date, complied as to form in all material respects with the applicable requirements of the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), as the case may be, as in effect on the date so filed, (b) did not, at the time it was filed (or, if subsequently amended or supplemented, at the time of such amendment or supplement), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (c) to the extent they contained consolidated financial statements of Seller, such financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto and in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act). Section 5.06. No Undisclosed Material Liabilities. As of September 8, 2024, there are no material Liabilities (whether accrued, absolute, contingent or otherwise) of the Business, other than (a) Liabilities provided for in the Most Recent Balance Sheet or disclosed in the notes thereto; (b) Liabilities incurred in the ordinary course of business since the Balance Sheet Date; (c) Liabilities incurred in connection with the transactions contemplated by this Agreement or disclosed in Disclosure Schedule 5.06; and (d) Liabilities that will constitute Excluded Liabilities. Section 5.07. Absence of Certain Changes. From the Balance Sheet Date, (a) the Business has been conducted, and the Assets have been maintained and operated, in the ordinary course of business and consistent in all material respects with past practices, (b) the Selling Entities have not taken any action that, if taken during the period from the date hereof to the Initial Closing would constitute a breach of Sections 7.02(e)(ii)(A), 7.02(e)(ii)(B), 7.02(e)(ii)(D), 7.02(e)(ii)(E), 7.02(e)(ii)(G), 7.02(e)(ii)(I), 7.02(e)(ii)(K) and 7.02(e)(ii)(M) and (c) there has not been any Event

37 #99621647v43 that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 5.08. Legal Proceedings. Except (a) for the Bankruptcy Cases and any adversary Proceedings or contested motions commenced in connection therewith or (b) as disclosed in Disclosure Schedule 5.08, after giving effect to the Sale Order, there is no, and since January 1, 2022 there has not been any, Proceeding or Order pending, outstanding or, to the Knowledge of each Selling Entity, threatened by any Person, relating to the Business, the Assets or Assumed Liabilities, (i) that is material to the Business, Assets or Assumed Liabilities or that would reasonably be expected to give rise to any material Liability of Buyer or be materially adverse to the ownership or use by Buyer of the Assets after the Initial Closing, as such Assets are presently owned and used (or held for use) by Seller and/or its Subsidiaries, as applicable, (ii) that would challenge the validity or enforceability of the obligations of any Selling Entity under this Agreement and the other Transaction Documents to which it is or will be a party or (iii) that is against any Selling Entity and seeks to prevent, restrain, materially delay, prohibit, or otherwise challenge the consummation, legality or validity of the transactions contemplated hereby or by any of the other Transaction Documents. There is no Order enjoining any Selling Entity from engaging in or continuing any conduct or practice, or requiring such Selling Entity to take any material action, in connection with the ownership, lease, possession, use or operation of the Assets owned or held by such Selling Entity, and such Selling Entity is not, nor are any of its respective Affiliates, subject to any outstanding Order relating to the Business, the Assets, or Assumed Liabilities other than, in each case, Orders of general applicability. Section 5.09. Compliance with Laws; Permits. (a) The ownership and operation of the Business or the Assets by the Selling Entities is and since January 1, 2022, has been, in material compliance with all Applicable Laws. (b) (i) The Selling Entities have obtained and maintained all necessary material Permits with regard to the ownership or operation of the Assets and the conduct of the Business, (ii) no Selling Entity has received written notice of any material default under any such Permit, and (iii) there are no, and since January 1, 2022 there have not been any, material violations in respect of Permits, except for such non-compliance and such facts, conditions or circumstances, the subject of which have been finally resolved. Section 5.10. Material Contracts. (a) Disclosure Schedule 5.10 sets forth a complete list as of September 8, 2024 of Contracts and 365 Contracts to which the Selling Entities is party or is bound and that fall within the following categories (each Contract set forth or required to be set forth on Disclosure Schedule 5.10, a “Material Contract”, and collectively, the “Material Contracts”): (i) any material lease or sublease of real property included as an Asset (whether a Selling Entity is lessor, sublessor, lessee, or sublessee); (ii) other than purchase orders or purchases of close-out inventory in the ordinary course of business, any Contract for the purchase or supply of goods or services providing for either (A) annual payments by the Business of $2,500,000 or more; or (B) annual receipts by the Business of more than $10,000,000 in any calendar year;

38 #99621647v43 (iii) any partnership agreement, joint venture agreement, strategic alliance, stockholders’ agreement or limited liability company agreement; (iv) any Contract relating to the acquisition or disposition of any material business (whether by merger, sale of stock, sale of assets, or otherwise) pursuant to which a Selling Entity or Buyer would have continuing obligations applicable to the Business or the Assets following the date of this Agreement; (v) any Contract where the Business is, and Buyer would be required to become, obligor or guarantor relating to indebtedness; (vi) any material Contract (A) containing covenants limiting, individually or in the aggregate, in any material respect the freedom of the Business or Assets to engage in any business, compete with any Person in a product or line of business or operate in any jurisdiction, (B) granting an option to acquire any material Asset or (C) granting any right of first offer, right of first refusal or right of first negotiation in respect of any material Asset; (vii) any collective bargaining agreement or other labor-related Contract with a union, works council, or other employee representative (each, a “Labor Agreement”); (viii) any Contract, except for any lease that is not material, containing “most favored nation” provisions or granting any exclusivity right to any Third Party, in each case, applicable to the Business or the Assets; (ix) any Contract relating to the licensing of any material Intellectual Property (whether granted by or to any Selling Entity), in each case, other than (A) non-exclusive licenses of Intellectual Property granted by any Selling Entity in the ordinary course of business, (B) non-exclusive licenses of Intellectual Property granted by suppliers or vendors to any Selling Entity that are incidental to a services or other agreement or arrangement, the primary purpose of which is something other than the grant of rights under Intellectual Property, (C) licenses of commercially available off-the-shelf software entered into in the ordinary course of business with an aggregate fee of less than $500,000, or (D) employee invention assignment agreements executed on the applicable Selling Entity’s standard form of agreement; or (x) any Related Party Agreement. (b) Except as would not, individually or in the aggregate, reasonably be expected to materially affect value ascribed to the Material Contracts, (i) each Material Contract is in full force and effect and is a legal, valid, and binding obligation of the Selling Entity party thereto and, to the Knowledge of each Selling Entity, the other parties thereto in accordance with its terms and conditions, and is enforceable against such Selling Entity except as such legality, validity, and enforceability may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and (B) equitable principles of general applicability (whether considered in a Proceeding at law or in equity), and (C) the obligation to pay Cure Costs, (ii) the applicable Selling Entity and, to the Knowledge of each Selling Entity, the other parties thereto have performed all obligations

39 #99621647v43 required to be performed by them under each Material Contract in all material respects and (iii) except for payment defaults, as of September 8, 2024, the Selling Entities have not received any written notice of the existence of any material breach or material default on the part of any Selling Entity under any Material Contract or that the counterparty thereto intends to terminate such Material Contract. No event has occurred which, with the passage of time or the giving of notice, or both, would constitute a material default under or a material violation of any Material Contract or would cause the acceleration of any obligation of any Selling Entity or, to the Knowledge of each Selling Entity, any other party thereto or the creation of an Encumbrance upon any Asset. Section 5.11. Intellectual Property. (a) Disclosure Schedule 5.11(a) sets forth a list of all material registrations and applications for registration of the Owned Intellectual Property, setting forth for each item (1) the record owner of such item; (2) the jurisdiction in which such item is issued, registered, or pending; and (3) the issuance, registration, filing, or application date and serial or identification number of such item. (b) The Selling Entities are the sole and exclusive owner of all right, title, and interest in and to the Owned Intellectual Property free and clear of all Encumbrances (other than Permitted Encumbrances). The Owned Intellectual Property is subsisting, valid and, to the Knowledge of each Selling Entity, enforceable. Except as limited by Section 365(c)(1)(A) of the Bankruptcy Code, the Selling Entities own or have a right to use, all Owned Intellectual Property and all other material Intellectual Property used in or necessary for the operation of the Business as currently conducted by the Selling Entities, free and clear of all Encumbrances (other than Permitted Encumbrances) (it being understood that the foregoing is not a representation or warranty regarding infringement, misappropriation or other violation of any Intellectual Property of any Person). (c) To the Knowledge of each Selling Entity, the operation of the Business by the Selling Entities does not infringe, misappropriate, or otherwise violate, and, since January 1, 2022, has not infringed, misappropriated, or otherwise violated, any Intellectual Property of any Person in any material respect. None of the Selling Entities has received any written notice since January 1, 2022 that it is infringing, misappropriating, or otherwise violating the Intellectual Property of any other Person which notice remains unresolved. To the Knowledge of each Selling Entity, no Person is infringing, misappropriating, or otherwise violating any Owned Intellectual Property and no such Proceedings are currently being asserted or threatened in writing against any Person by any Selling Entity. (d) The Selling Entities have taken reasonable steps to protect and maintain any material trade secrets and know-how included in the Owned Intellectual Property, and, to the Knowledge of each Selling Entity, there are no unauthorized uses or disclosures of any such trade secrets or know-how. All Persons (i) who have contributed to the creation or development of any material Intellectual Property for or on behalf of any of the Selling Entities have executed and delivered to a Selling Entity an agreement (A) providing for the present tense assignment by such Person to such Selling Entity of all right, title and interest in and to such Intellectual Property, and (B) prohibiting such Person from using or disclosing trade secrets or confidential information of the Selling Entities and (ii) who have had or currently have access to any material trade secrets or material source code owned or used by a Selling Entity are subject to confidentiality obligations

40 #99621647v43 regarding the non-disclosure and protection of such trade secrets and source code. To the Knowledge of each Selling Entity, no Person is in violation of any such agreement in any material respect. (e) Except as limited by Section 365(c)(1)(A) of the Bankruptcy Code, the Selling Entities own or have a license or other valid right to use all of the Systems used in the operation of the Business. The Systems (i) operate in all material respects in accordance with their functional specifications, (ii) are sufficient for the operation of the Business as currently conducted and (iii) to the Knowledge of each Selling Entity, are free from any virus, malware or material programming, design or documentation error or corruption of material defect. The Selling Entities have implemented and maintain (A) commercially reasonable technical, physical and organizational measures to protect the confidentiality, integrity and security of the Systems and data and identify and address internal and external risks to the privacy and security of Personal Information and the Systems and data in their possession or control, and (B) commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures. To the Knowledge of each Selling Entity, since January 1, 2022, there have been no material unauthorized intrusions, failures, breakdowns, continued substandard performance, or other adverse events affecting any such Systems that have caused any substantial disruption of or interruption in or to the use of such Systems by the Selling Entities. (f) The Selling Entities are in compliance with, and since January 1, 2022, have been in compliance with, all Privacy Requirements in all material respects. Since January 1, 2022, to the Knowledge of each Selling Entity, there has been no material Security Incident or other material unauthorized access, loss, damage use, sharing, modification, or other misuse of any Personal Information by any Selling Entity. No written notices have been sent or received by, and no Proceeding relating to any Security Incident, violation of any Privacy Requirement or otherwise material improper use, unauthorized access or disclosure of, or a material breach in the security of, any Personal Information has been made against any Selling Entity since January 1, 2022, and no Selling Entity has notified, or been required to notify, any Person in connection with any of the foregoing or under any applicable Privacy Requirement. Section 5.12. Environmental Compliance. Except for facts, circumstances or conditions that would not, individually or in the aggregate, reasonably be expected to be material to the Business or be materially adverse to the ownership or use by Buyer of the Assets: (a) The Assets owned or held by the Selling Entities and their operations are, and since January 1, 2022, have been in all material respects, in compliance with applicable Environmental Laws and all Permits required thereunder; (b) Since January 1, 2022, (x) no written notice, Order, request for information, complaint, or penalty has been received by the Selling Entities, and (y) there has been no Proceeding pending or, to the Knowledge of each Selling Entity, threatened, in the case of each of clauses (x) and (y), which (A) alleges a violation of or Liability under any Environmental Law, (B) relates to the Assets and (C) has not been settled, dismissed, paid, or otherwise resolved; (c) To the Knowledge of each Selling Entity, each Selling Entity’s services and operations in connection with the Assets and Business have not given rise to exposure of persons

41 #99621647v43 to, and no Selling Entity has Released or owned or operated any property or facility contaminated by, Hazardous Substances in a manner that would reasonably be expected to give rise to liability under any Environmental Laws; (d) The Selling Entities have made available to Buyer all material environmental reports, audits and assessments in their possession as of September 8, 2024 regarding the Business, the Owned Real Property and Leased Real Property; and (e) The representations and warranties in Sections 5.03, 5.04, 5.07, 5.08, 5.09, and this Section 5.12 are the exclusive representations or warranties made by Seller with respect to Environmental Laws, Hazardous Substances or any other environmental matters. Section 5.13. Title. (a) Disclosure Schedule 5.13(a)(i) sets forth a complete and accurate list of all of the real property interests owned in fee by Seller or any of its Subsidiaries as of September 8, 2024, that are used, or held for use, by the Business (the Real Property Interests listed or required to be listed on Disclosure Schedule 5.13(a)(i), the “Owned Real Property”), specifying the street address and the current owner of each parcel of Owned Real Property. Each Selling Entity has good and valid fee simple title to all Owned Real Property owned by it, free and clear of all Encumbrances, except for Permitted Encumbrances and Encumbrances listed on Disclosure Schedule 5.13(a)(ii). Other than the right of Buyer pursuant to this Agreement and as disclosed in Disclosure Schedule 5.13(a)(iii), there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein. No Selling Entity is a party to any agreement or option to purchase any real property or interest therein. (b) Disclosure Schedule 5.13(b)(i) sets forth a list of all real property interests that are leased by Seller or any of its Subsidiaries as of September 8, 2024, that are used, or held for use, by the Business (the Real Property interests listed or required to be listed on Disclosure Schedule 5.13(b)(i), the “Leased Real Property” and the associated leases, the “Leases”). Each of the Leases constitutes the legal, valid, binding and enforceable obligation of the applicable Selling Entity and is in full force and effect in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Applicable Laws relating to or affecting creditors’ rights generally or general principles of equity (regardless of whether enforcement is sought in a Proceeding in equity or at law). The applicable Selling Entity has good and valid leasehold title to all of the material Leased Real Property free and clear of all Encumbrances, except for Permitted Encumbrances and Encumbrances listed on Disclosure Schedule 5.13(b)(ii). The Selling Entities have made available to Buyer true and complete copies of each material Lease. With respect to any material Lease, no Selling Entity (i) is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease, except to the extent that the filing of Bankruptcy Cases is considered an event of default under any such Lease, (ii) except as disclosed in Disclosure Schedule 5.13(b)(iii), has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof, and (iii) has collaterally assigned or granted any other security interest in such Lease or any interest therein.

42 #99621647v43 (c) The Owned Real Property and Leased Real Property constitute all of the real property rights necessary to own and conduct the Business in all material respects as currently owned, operated, and conducted by the Selling Entities. Section 5.14. Matters Related to Assets; Casualty Losses. (a) All of the rights, personal properties, interests, equipment, and other tangible and intangible assets that constitute Assets are owned, leased, or used (or held for use) by the Selling Entities and are free and clear of all Encumbrances (other than Permitted Encumbrances). (b) All of the equipment, machinery, vehicles, and other tangible assets that constitute Assets (i) in good condition and repair, except for ordinary wear and tear and ordinary and routine repairs and maintenance requirements, for assets of comparable age and usage, (ii) not in need of any repairs, which, if not made, would materially and adversely affect the integrity or safety of such Assets, and (iii) suitable for use by the Selling Entities to conduct the Business as currently conducted by the Selling Entities with respect to such Assets, in each case in all material respects. (c) The Assets owned or used (or held for use) by the Selling Entities constitute all assets, properties, rights, privileges and interests of whatever kind or nature, real or personal or mixed, tangible or intangible, used or necessary, and such Assets are sufficient, to conduct the Business as currently conducted by the Selling Entities, in all material respects, other than the operations and business conducted with respect to the Excluded Assets. (d) There has been no Casualty Loss (whether or not covered by insurance) materially affecting any of the Assets owned or used (or held for use) by Seller or any of its Subsidiaries that has not subsequently been completely repaired, replaced or restored. Section 5.15. Insurance. A true, correct and complete list of the material insurance policies related to the Business currently conducted by Seller and its Subsidiaries with respect to the Assets owned or held by Seller and its Subsidiaries (including policy periods and the amounts of coverage, limits and deductibles) as of September 8, 2024 is attached hereto as Disclosure Schedule 5.15 (collectively, the “Insurance Policies”). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all of the Insurance Policies are in full force and effect. All premiums on the Insurance Policies have been paid to the extent due. To the Knowledge of each Selling Entity, no event has occurred, including the failure by Seller or if applicable, any such Subsidiary of Seller, to give any notice or information or the delivery of any inaccurate or erroneous notice or information, which materially limits or impairs the rights of Seller or any of its Subsidiaries under any of the Insurance Policies. Except as set forth in Disclosure Schedule 5.15, no material claim is outstanding under any of the Insurance Policies, and no carrier of any Insurance Policy of Seller or any such Subsidiary has asserted in writing any denial of coverage of any material claim. Section 5.16. Security Arrangements. All of the bonds, letters of credit and guarantees posted by Seller or any of its Subsidiaries with Governmental Authorities or Third Parties and relating to the Assets owned or held by Seller or any such Subsidiary as of September 8, 2024 are described on Disclosure Schedule 5.16.

43 #99621647v43 Section 5.17. Certain Business Practices. (a) No Selling Entity, nor any of their respective Representatives or other Persons that act for or on behalf of any Selling Entity has in the past three years, in connection with or relating to the Business or the Assets, directly or indirectly, violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery law (collectively, the “Anti-Corruption Laws”). The Selling Entities have in place and maintain policies, procedures and controls with respect to the Business that are reasonably designed to ensure compliance with Anti-Corruption Laws in each jurisdiction in which the Business operates. There is no pending or, to the Knowledge of each Selling Entity, threatened allegation, voluntary disclosure, investigation, inquiry, or enforcement Proceeding upon the Business or the Assets by any Governmental Authority regarding any offense or alleged offense under Anti-Corruption Laws. To the Knowledge of each Selling Entity, none of the current officers, directors, or employees of any Selling Entity is an employee of any Governmental Authority or of any instrumentality of a Governmental Authority. (b) The Business has been conducted and the Assets have been operated in material compliance with all applicable anti-money laundering and financial record-keeping and reporting laws (collectively, the “Anti-Money Laundering Laws”). The Selling Entities have maintained and currently maintain (i) books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Business, and (ii) internal accounting controls reasonably designed to provide reasonable assurances that all transactions and access to assets of the Business were, have been and are executed only in accordance with management’s general or specific authorization. There is no pending or, to the Knowledge of each Selling Entity, threatened allegation, voluntary disclosure, investigation, inquiry, or enforcement Proceeding upon the Business or the Assets by any Governmental Authority regarding any actual or possible violation of applicable Anti-Money Laundering Laws or Sanctions, and in the past three years there has been no such Proceeding. (c) No Selling Entity, nor to the Knowledge of any Selling Entity any of their respective Representatives or other Persons that act for or on behalf of any Selling Entity, (i) is or has been a Sanctioned Person, (ii) in the past three years, with respect to the Business or the Assets, has engaged in, or is now engaged in, any dealings or transactions with, or for the benefit of, any Sanctioned Person, or has otherwise violated Sanctions or, (iii) in the past three years, with respect to the Business or the Assets, has violated applicable Ex-Im Laws. Section 5.18. Brokers or Finders. Except for fees and expenses payable to Guggenheim Securities, LLC, no Selling Entity has incurred any obligation or Liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, and Selling Entities shall remain solely liable for payment of any such fees, commissions or other similar payments, other than as set forth in Liabilities giving rise to the Professional Fees Amount. Section 5.19. Employee Benefit Plans; Labor and Employment Matters. (a) Disclosure Schedule 5.19 contains a complete and accurate list of each material Seller Benefit Plan as of September 8, 2024. Seller has made available to Buyer with respect to each material Seller Benefit Plan as of September 8, 2024: (i) the current plan document (or a summary description of the material terms of any unwritten Seller Benefit Plan), (ii) each trust agreement, insurance contract

44 #99621647v43 or other funding arrangement related thereto, (iii) the most recent annual report, financial statements and actuarial or other valuation reports prepared with respect thereto, (iv) the most recent summary plan description and any material modification with respect thereto, (v) the most recent determination or opinion letter received from the Internal Revenue Service (the “IRS”) with respect to each Seller Benefit Plan intended to qualify under Section 401 of the Code, and (vi) all nonroutine correspondence with any Governmental Authority within the last three years. (b) Each Seller Benefit Plan (and any related trust or other funding vehicle) has been maintained, funded, operated, and administered in all material respects in compliance with Applicable Laws (including ERISA and the Code) and with the terms of such Seller Benefit Plan. There are no pending or, to the Knowledge of each Selling Entity, threatened claims, suits or Proceedings (except routine claims for benefits payable in the ordinary course of business) against or relating to any Seller Benefit Plan (or the assets thereof), including by or before any Governmental Authority. (c) Except as listed on Disclosure Schedule 5.19(c), none of the execution and delivery of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby (alone or in conjunction with any other event) would reasonably be expected to (i) entitle any current or former Company Employee or other individual service provider to any material compensation or benefit under any Seller Benefit Plan or otherwise, (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits for any current or former Company Employee or other individual services provider or trigger any other material obligation under any Seller Benefit Plan or otherwise, or (iii) result in any loss of tax deduction under Section 280G of the Code or the imposition of an excise tax under Section 4999 of the Code. (d) No Seller Benefit Plan is, and none of the Selling Entities sponsors, maintains, contributes to, has an obligation to contribute to or otherwise has any Liability under or with respect to: (i) a plan that is or was subject to Section 302 or Title IV of ERISA or Section 412 or 430 of the Code, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA) or (iii) a plan, program or arrangement that provides (or could be required to provide) any retiree or post- employment medical, dental or life insurance or other welfare benefits to any Person (other than coverage mandated by Applicable Law, including COBRA). (e) Each Seller Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or has applied to the IRS for such a letter within the applicable remedial amendment period or such period has not expired, and nothing has occurred that could adversely affect the qualification of any such Seller Benefit Plan. (f) Each Seller Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all respects in documentary compliance with, Section 409A of the Code, and no amount under any such Seller Benefit Plan has been or is expected to be subject to any interest or additional Taxes imposed under Section 409A of the Code.

45 #99621647v43 (g) No Selling Entity is party to any contract, agreement, plan or arrangement to which such Selling Entity is required to provide a gross-up or otherwise reimburse any current or former employee, director, service provider or other person for Taxes, including pursuant to Sections 409A or 4999 of the Code. (h) The Selling Entities are neither party to, nor bound by, any Labor Agreement, and no Company Employees are represented by any labor union, labor organization, works council, employee representative or group of employees with respect to their employment with a Selling Entity. To the Knowledge of each Selling Entity, in the past three years there have been no labor organizing activities with respect to any Company Employees. There are no material strikes, slowdowns, work stoppages, unfair labor practice charges, labor grievances, labor arbitrations, lockouts, picketing, hand billing, or any other material labor disputes involving any Company Employee pending or, to the Knowledge of each Selling Entity, threatened in writing nor have there been any such controversies in the past three years. There are no material unfair labor practice complaints pending against any of the Selling Entities before the National Labor Relations Board or any other Governmental Authority with respect to any Company Employee. (i) The Selling Entities are in material compliance with all Applicable Laws relating to employment or labor, including Applicable Laws related to hiring, background checks, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), pay equity and transparency, hours and labor relations, health and safety, immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), child labor, discrimination, harassment, retaliation, disability rights or benefits, affirmative action, workers’ compensation, restrictive covenants, equal opportunity, plant closures and layoffs (including WARN), employee leave issues, employee trainings and notices, COVID-19, and unemployment insurance. Except as would not result in material Liability, each Selling Entity has fully and timely paid all wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees and other compensation that have come due and payable to their current or former employees and independent contractors under Applicable Laws, Contract or Seller policy. (j) Disclosure Schedule 5.19(j) sets forth a true and accurate list by job title, termination date and primary work location, of any current or former employee of any Selling Entity who has experienced or is expected to experience an “employment loss” under WARN on or within ninety (90) days prior to September 8, 2024, at any site of employment where a Company Employee is located. (k) Each Selling Entity has investigated all sexual harassment, or other harassment, discrimination, retaliation or policy violation allegations against officers, directors, partners, and Company Employees that have been reported to the applicable Selling Entity or of which the Selling Entity is otherwise aware. With respect to each such allegation (except those the Selling Entities reasonably deemed to not have merit), each Selling Entity has taken prompt corrective action reasonably calculated to prevent further improper action in the discretion of the Selling Entity. To the Knowledge of the Selling Entities, there are no such allegations of harassment or discrimination that, if known to the public, would bring the Selling Entities into material disrepute.

46 #99621647v43 (l) To the Knowledge of the Selling Entities, no current or former Company Employee is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement or restrictive covenant obligation (i) owed to a Selling Entity or (ii) owed to any Third Party with respect to such person’s right to be employed or engaged by a Selling Entity. (m) Disclosure Schedule 5.19(m) sets forth a complete and correct list of all Company Employees as of September 8, 2024, and includes the following information: name; title or position; status (part-time, full-time, exempt, non-exempt, etc.); whether paid on a salaried, hourly or other basis; current base salary or wage rate; accrued unused paid time off; current target bonus (if any); and an indication of whether or not such employee is on leave of absence. Section 5.20. Taxes. (a) Each Selling Entity and its Affiliates has timely filed (taking into account any extensions of time for such filings that have been properly and timely requested) all material Tax Returns that were required to be filed with respect to the Assets and the Business except where failure to file would not have a Material Adverse Effect. All such Tax Returns are true, complete and accurate except as would not have a Material Adverse Effect. All material Taxes owed by any Selling Entity or its Affiliates in respect of the Assets or the Business (whether or not shown on any such Tax Returns) have been timely paid except (i) where failure to pay such taxes would not have a Material Adverse Effect and (ii) income taxes with respect to a Tax period ending after the Initial Closing Date. Each Selling Entity and its Affiliates (with respect to the Business and the Assets) has complied in all material respects with all applicable withholding obligations for Taxes required to have been withheld in connection with amounts paid to any employee. (b) There are no pending audits, investigations, disputes, notices of deficiency, claims or other actions for or relating to any Liability for any material Taxes of any Selling Entity or its Affiliates with respect to the Assets or the Business. All deficiencies for material Taxes asserted or assessed in writing against any Selling Entity or its Affiliates (with respect to the Business or the Assets) have been fully and timely (within any applicable extension periods) paid, or settled. No Selling Entity or its Affiliates has waived any statute of limitations in respect of Taxes with respect to the Assets or the Business that remain unpaid or agreed to any extension of time with respect to an open Tax assessment or deficiency. (c) The Selling Entities do not have Liability for Taxes of another Person as successor, transferee, or by contract other than customary commercial contracts not primarily related to Taxes. (d) There are no Encumbrances for Taxes on the Assets other than Permitted Encumbrances. (e) No Selling Entity or its Affiliates (with respect to the Business or the Assets) has been a party to a “listed transaction” within the meaning of Treasury Regulations Section 1.6011- 4(b)(2) (or similar provisions of state, local, or non-U.S. Applicable Law).

47 #99621647v43 (f) No claim in writing has been made by any Tax Authority in a jurisdiction where a Selling Entity or its Affiliates (with respect to the Business and the Assets) does not file Tax Returns that it is or may be subject to Taxation by that jurisdiction. (g) No Selling Entity nor any of their Affiliates has or has ever had a direct or indirect interest in Buyer or any of its beneficial owners or Affiliates. Section 5.21. Inventory. The Inventory of the Selling Entities shown on the Most Recent Balance Sheet, net of the reserves applicable thereto as shown on the Most Recent Balance Sheet, is (a) of a quantity and quality useable and saleable in the ordinary course of business, (b) adequate in order to conduct the Business as currently conducted and (c) merchantable and fit for its intended use, subject to allowances reflected on the Most Recent Balance Sheet, except as would not be material to the Business. ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF BUYER Buyer represents and warrants to the Selling Entities as of the date hereof and as of the Closing Date as follows: Section 6.01. Organization and Good Standing. Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the requisite power and authority to own or lease and to operate and use its properties and to carry on its business as now conducted. Buyer is (or at the Initial Closing will be) duly qualified, licensed or otherwise authorized to do business and is in good standing in the state(s) where the Assets are located and Buyer or Buyer’s Affiliates will be duly qualified, licensed or otherwise authorized to own or lease and to operate and use the Assets in the state(s) where the Assets are located other than where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to materially affect Buyer’s ability to perform its material obligations under this Agreement or any other Transaction Documents or to consummate the transactions contemplated hereby or thereby. Section 6.02. Authority; Validity; Consents. Buyer has the requisite power and authority necessary to enter into, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by Buyer and such other Transaction Documents to which it is a party and the consummation by Buyer of the transactions contemplated herein and therein have been duly, validly authorized and approved and approved by the board of directors (or similar governing body) of Buyer and no other corporate proceedings on the part of Buyer or vote of Buyer’s equityholders are necessary to authorize the execution and delivery by Buyer of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and each other Transaction Document to which Buyer is a party that is required to be executed and delivered by Buyer at the Initial Closing will be duly and validly executed and delivered by Buyer, as applicable, at the Initial Closing. No other action on the part of Buyer, its Affiliates, or their respective Representatives is necessary to authorize this Agreement or the other Transaction Documents to which Buyer is a party and this Agreement and the other Transaction Documents to

48 #99621647v43 which Buyer is a party constitute the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except in each case as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, including principles of commercial reasonableness, good faith, and fair dealing, regardless of whether such principles are considered in a proceeding at law or in equity. Section 6.03. No Conflict. Except for any applicable notices, filings, consents or approvals under any applicable antitrust, competition or trade regulation or other Applicable Laws, Buyer is not and will not be required to give any notice to, make any filing with or obtain any consent from any Person (including any Governmental Authority) in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation or performance of any of the transactions contemplated hereby and thereby, except as would not, individually or in the aggregate, reasonably be expected to affect Buyer’s ability to perform its obligations under this Agreement or any other Transaction Documents or to consummate the transactions contemplated hereby or thereby. When the consents and other actions described in the preceding sentence have been obtained and taken, the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions provided for herein and therein will not result in the breach or violation of any of the terms and provisions of, or constitute a default (with or without notice or lapse of time or both) under, or conflict with, or cause any acceleration of any obligation of any Buyer under (a) any agreement, indenture, bond, debenture, note, mortgage or other instrument to which it or its assets is bound, (b) the certificate of incorporation, bylaws or other governing documents of Buyer, (c) any Order applicable to Buyer or its assets or (d) any Applicable Law, except as would not, individually or in the aggregate, reasonably be expected to affect Buyer’s ability to perform its obligations under this Agreement or any other Transaction Documents or to consummate the transactions contemplated hereby or thereby. Section 6.04. Legal Proceedings. There are no Proceedings or Orders pending or outstanding or, to the Knowledge of Buyer, threatened by any Person, that seek to prevent, restrain, materially delay, prohibit, or otherwise challenge the consummation, legality or validity of the transactions contemplated hereby or that would, individually or in the aggregate, reasonably be expected to materially affect Buyer’s ability to perform its material obligations under this Agreement or any other Transaction Documents or to consummate the transactions contemplated hereby or thereby. Section 6.05. Bankruptcy. There are no bankruptcy, reorganization, or arrangement Proceedings pending, being contemplated by or, to the Knowledge of Buyer, threatened against Buyer. Section 6.06. Brokers or Finders. Neither Buyer nor any Person acting on behalf of Buyer has paid or become obligated to pay any fee or commission to any broker, finder, investment banker, agent, or intermediary for or on account of the transactions contemplated by this Agreement for which Seller or any of its Subsidiaries are or will become liable.

49 #99621647v43 Section 6.07. Financial Capability. Buyer will have at the Initial Closing and at any time payments are required to be made by Buyer hereunder or under the other Transaction Documents sufficient funds available in cash to pay the Purchase Price and any fees and expenses incurred by or otherwise required to be paid by Buyer in connection with the acquisition of the Assets and the assumption of the Assumed Liabilities pursuant to this Agreement and the transactions contemplated by this Agreement. Section 6.08. Independent Evaluation. Buyer acknowledges and affirms for the benefit of the Selling Entities and their respective Affiliates and Representatives (a) that it (i) is experienced in the evaluation, purchase, ownership, and operation of assets of the types and natures consistent with those used in the operations of the Business and the Assets and is aware of the risks associated with the purchase, ownership, and operation of such assets and interests related thereto, (ii) is capable of evaluating, and hereby acknowledges that it has so evaluated, the merits and risks of the Assets, ownership and operation thereof and its obligations hereunder, and (iii) is able to bear the economic risks associated with the Assets, ownership, and operation thereof and its obligations hereunder, (b) that, in entering into this Agreement and except for the representations and warranties expressly set forth in Article 5 of this Agreement and the other Transaction Documents, none of Seller, Seller’s Subsidiaries, their respective Affiliates, Seller’s, its Subsidiaries or its or their respective Representatives or any Person acting on Seller’s, its Subsidiaries or its or their Affiliates’ behalf is making or has made any other express or any implied representations or warranties, and Buyer disclaims reliance upon any other representations and warranties (including as to the accuracy and completeness thereof), with respect to Seller, its Subsidiaries or any of its or their respective Affiliates, any of their respective business, operations, assets, Liabilities, condition (financial or otherwise), or prospects or any other matter relating to Seller, its Subsidiaries or any of its or their respective Affiliates and (c) that it has relied and will rely solely on the terms of this Agreement and the Transaction Documents and upon its independent analysis, evaluation and investigation of, and judgment with respect to, the business, economic, legal, tax, or other consequences of the transactions contemplated by this Agreement. Section 6.09. Solvency. Assuming (a) the satisfaction or waiver of the conditions set forth in Article 9 and Article 10, (b) the accuracy of the representations and warranties of the Selling Entities (without regard to any knowledge, materiality or Material Adverse Effect qualifications contained therein), and (c) the Business to the extent acquired by Buyer hereunder (taking into account all of the Assets and Assumed Liabilities) is Solvent, after giving effect to the transactions contemplated by this Agreement (including any financing in connection with each Closing), Buyer and its Subsidiaries will be Solvent. Buyer is not entering into the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Buyer, Seller or their respective Subsidiaries. For purposes of this Agreement, “Solvent” when used with respect to any Person, means that such Person (i) will not be insolvent as defined in Section 101 of the Bankruptcy Code, (ii) has property with fair value greater than the total amount of their debts and Liabilities, contingent, subordinated or otherwise (it being understood that the amount of contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured Liability), (iii) has assets with present fair salable value not less than the amount that will be required to pay their Liability on their debts as they become absolute and matured, (iv) will be able to pay its debts and Liabilities, subordinated, contingent or otherwise, as they become

50 #99621647v43 absolute and matured and (v) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which they have unreasonably small capital. ARTICLE 7 ACTIONS PRIOR TO THE CLOSING DATE Section 7.01. Access and Reports. (a) From the date hereof through the end of the Designation Rights Period, subject to Applicable Laws, upon reasonable advance notice, each Selling Entity will afford Buyer’s and Agent’s officers and other authorized Representatives reasonable access, during normal business hours, (i) to those of its officers, consultants, and applicable authorized Representatives (including its legal advisors and accountants) possessing information relating to the Assets, the Assumed Liabilities or the Business (other than the Excluded Assets and the Excluded Liabilities), (ii) to all books, records and other documents and data in the locations in which they are normally maintained, and to make copies of all such books, records, and other documents to the extent relating to the Business, the Assets or the Assumed Liabilities (excluding, for the avoidance of doubt all income Tax Returns), (iii) to any reasonably available financial and operating data and other information in connection with the Assets, the Assumed Liabilities or the Business (other than the Excluded Assets and the Excluded Liabilities) and (iv) to all stores, distribution centers, offices, plants, buildings, facilities and other physical locations and properties that are (or could be if Buyer so elects) included in the Assets, to make such investigation and physical inspection of the Assets and the Assumed Liabilities as it reasonably requests; provided that, in connection with such access, Buyer’s and Agent’s authorized Representatives will (A) abide by any reasonable safety rules, regulations, and operating policies provided in writing by Seller or its Representatives and (B) at Seller’s option, be accompanied by at least one (1) Representative of Seller. Without limiting the foregoing, each Selling Entity will make available its officers, consultants, and applicable authorized Representatives during meetings with Buyer and Agent and its respective officers and other Representatives no less than once per week (upon at least 48 hours’ prior notice from Buyer and/or Agent) to discuss the transactions contemplated by this Agreement, the Business’s progress with respect to Seller’s existing operating and restructuring plan and other initiatives, or any other reasonable business purpose. Notwithstanding anything herein to the contrary, (1) no such investigation or examination will be permitted to the extent that it would unreasonably interfere with the conduct of the business of the Selling Entities or would require a Selling Entity to disclose information that would violate the attorney-client privilege or any other applicable privileges or immunities or any confidentiality obligations owed to any Person; provided that the Selling Entities use their reasonable best efforts to disclose such information without disclosing the privileged information (for example, by redacting such information as reasonably necessary to avoid such violation); and (2) the foregoing should not be construed to create any obligation on any of the Selling Entities’ professional advisors to take or refrain from taking any action or to participate in any communications or provide any information, absent an express contractual requirement to do so under their respective engagement agreements with the relevant Selling Entities. (b) Buyer (and Agent) acknowledges that Confidential Information (as defined in the Confidentiality Agreement) has been, and in the future will be, provided to it in connection with this Agreement, including under Section 7.01, and is subject to the terms of the confidentiality agreement between Seller and Variety Wholesalers, Inc. (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference. Each of Buyer and Agent acknowledges and

51 #99621647v43 agrees that it shall be bound by and comply with the Confidentiality Agreement as if it were a signatory thereto as “you” or the “Acquiror” thereunder. Buyer acknowledges and understands that this Agreement may be provided to lenders or be publicly filed in the Bankruptcy Court and further made available by Seller to prospective bidders and that such disclosure will not be deemed to violate any confidentiality obligations owing to Buyer, whether pursuant to this Agreement, the Confidentiality Agreement or otherwise. Notwithstanding anything contained in this Agreement or the Confidentiality Agreement to the contrary, (i) until the earlier of the final Closing and the termination of this Agreement, the Selling Entities waive all provisions of the Confidentiality Agreement solely to the extent reasonably necessary to permit the transactions contemplated by this Agreement and the other Definitive Documents, and (ii) the term of the Confidentiality Agreement shall automatically terminate upon the occurrence of the final Closing. (c) Seller shall, and shall cause its Affiliates to, and their respective Representatives to, (i) from and after the date hereof, not disclose any information concerning Buyer, Agent, or its respective Affiliates that it learned in connection with the transactions contemplated hereby, and (ii) from and after the end of the Designation Rights Period, not disclose any information concerning the Business, the Assets or the Assumed Liabilities, except to the extent (A) required to disclose such information by Applicable Law, (B) such information becomes generally available to and known by the public other than as a result of breach of this Section 7.01(c) by Seller or its Affiliates, or (C) such information is lawfully obtained on a non-confidential basis from a source other than Buyer (or where applicable, Agent) or its Affiliates. Buyer (and where applicable, Agent) shall, and shall cause its Affiliates to, and their respective Representatives to, from and after the Initial Closing, not disclose any information concerning the Excluded Assets or the Excluded Liabilities, except to the extent (1) required to disclose such information by Applicable Law, (2) such information becomes generally available to and known by the public other than as a result of breach of this Section 7.01(c) by Buyer (and where applicable, Agent) or its Affiliates, or (3) such information is lawfully obtained on a non-confidential basis from a source other than Seller or its Affiliates. If any of Buyer (and where applicable, Agent), Seller or any of their respective Affiliates or their respective Representatives is compelled to disclose any information by judicial or administrative process or by other requirements of Applicable Law, to the extent permitted by Applicable Law, such Person shall promptly notify the other Party in writing and shall disclose only that portion of such information which such Person is advised by counsel is legally required to be disclosed, and such Person shall reasonably cooperate with such other Party’s efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. Section 7.02. Operations Prior to the Initial Closing Date. Except (a) as otherwise expressly contemplated by this Agreement, (b) as disclosed in Disclosure Schedule 7.02 or as disclosed or contemplated by Disclosure Schedule 1.01, (c) with the prior written consent of Buyer (which consent will not be unreasonably withheld, conditioned or delayed), (d) as otherwise required by Applicable Laws or by any Governmental Authority, or (e) as required or prohibited pursuant to a Bankruptcy Court Order or the Bankruptcy Cases or limited by restrictions or limitations under the Bankruptcy Code on Chapter 11 debtors, including limitations on Seller’s or its Subsidiaries’ ability to pay amounts relating to the period prior to the Petition Date and the impact of Seller filing for bankruptcy with respect to any Contract to which it or any of its Subsidiaries is a party, from the date hereof until the Initial Closing Date:

52 #99621647v43 (i) Other than in furtherance of the Store Closing Sale being conducted under the MSA, SOW #16 and SOW #17, the Selling Entities shall (A) use their reasonable best efforts to (1) operate the Assets operated by Seller and its Subsidiaries in accordance with Seller’s operating and restructuring plan conveyed to Buyer prior to the date hereof and otherwise in the ordinary course of business in all material respects, (2) maintain books, accounts and records relating to such Assets in accordance with past custom and practice in all material respects, and (3) maintain and preserve the Assets in good condition, subject to ordinary wear and tear, and (B) reserved; and (ii) Other than in furtherance of the Store Closing Sale being conducted under the MSA, SOW #16 and SOW #17, Seller will not, and will cause its Subsidiaries not to, solely with respect to the Assets or the Assumed Liabilities: (A) liquidate, dissolve, recapitalize, or otherwise wind up its operation of the Business; (B) terminate, cancel, materially amend or modify (other than by extension or waiver), grant a material waiver or consent with respect to or extend any Assigned Contract or Material Contract, or enter into any Contract that would be a Material Contract, except with respect to any Contract that is or would be a Material Contract under Section 5.10(a)(ii) or Section 5.10(a)(ix); (C) sell, lease, transfer, abandon, permit to lapse or expire, fail to maintain, license, assign, convey, surrender, covenant not to sue or assert with respect to, or otherwise dispose of any material Assets, in each case other than (1) sales of Inventory in the ordinary course of business, (2) licenses of Intellectual Property granted on a non-exclusive basis in the ordinary course of business, or (3) the expiration of any Intellectual Property in accordance with its statutory term; (D) acquire (by merger, consolidation, acquisition of stock or assets, or otherwise), directly or indirectly, any material assets, securities, properties, interests, or businesses, in each case other than pursuant to existing Contracts or in the ordinary course of business; (E) other than as permitted by the foregoing clause (ii)(D), make any material loans, advances, or capital contributions to, or investments in, any other Person (other than any Subsidiary of Seller), other than advances to employees in the ordinary course of business; (F) voluntarily subject any of the Assets or any portion of the Assets to any Encumbrances, except for Permitted Encumbrances; (G) except as required by Applicable Law or GAAP, materially change its accounting methods, policies or practices, in each case as they relate to the Assets; (H) commence, settle, or propose to settle any Proceedings (other than any Excluded Proceeding) that could reasonably be expected to materially

53 #99621647v43 diminish the value of the Assets or impair title thereto or result in an Assumed Liability; (I) other than as required by Applicable Law or by the terms of any Seller Benefit Plan as in effect on the date hereof and set forth on Disclosure Schedule 5.19, (i) increase or accelerate, or commit to increase or accelerate, the funding, vesting or payment of any compensation, bonus, or other benefits of any current or former Company Employee or other individual service provider of the Business, (ii) grant or announce any cash, severance or equity or equity-based incentive awards or other compensation and benefits payable to any current or former Company Employee or other individual service provider of the Business (or any of their respective dependents or beneficiaries), (iii) hire, promote, engage, terminate (other than for cause) or otherwise enter into any employment, consulting or separation agreement or arrangement with (A) any current or former Company Employee or other individual service provider of the Business whose annualized base compensation would exceed $500,000 or (B) any C-suite level employee or (iv) establish, adopt, terminate or amend in any material respect any Seller Benefit Plan; (J) cancel or modify any Insurance Policy; (K) with respect to Taxes relating to the Assets or the Business, file any material Tax Return inconsistent with past practice, make, revoke or change any material Tax election, settle or compromise any material Tax claim or assessment by any Tax Authority, adopt or change any material accounting method with respect to Taxes, enter into any closing agreement with a Tax Authority or surrender any right to claim a refund of a material amount of Taxes, or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment; provided, that this clause (K) shall only apply with respect to income Taxes if such action would reasonably be expected to have an adverse impact on Buyer or any of its Affiliates; (L) modify in any material respect its current practices with respect to receivables, including by accelerating receivables, offering discounts or other incentives to induce payment or changing cash management practices (including any sale of accounts or notes receivable under any “factoring” or similar Contract or arrangement); (M) subject to Section 8.06, assume by Final Order any Leases on terms that are materially inconsistent with past practices; (N) offer, promote, advertise, or market any (1) storewide promotion or storewide discount or offer or (2) implement or continue any promotion or discount that is greater than what the Seller offered last year during the same time period in a retail location that was not closing; or (O) agree or commit to do any of the foregoing.

54 #99621647v43 For the avoidance of doubt, Seller shall be entitled to pay all fees and expenses of Professional Persons incurred prior to the Initial Closing in accordance with the DIP Order. Section 7.03. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, the Selling Entities, on the one hand, and Buyer, on the other hand, shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, including using reasonable best efforts to accomplish the following: (a) the taking of all reasonable acts necessary to cause the conditions precedent to the other Party’s obligations to consummate the Initial Closing set forth in Article 9, Article 10 and Article 11 (or, with respect to a Closing other than the Initial Closing, Article 10) to be satisfied, (b) the obtaining, at the earliest practicable date, of all necessary Governmental Authorizations and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Authorities, if any), and the taking of all reasonable steps as may be necessary to avoid any Proceeding by any Governmental Authority, and (c) the execution or delivery of any additional instruments, including the Definitive Documents, necessary to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement. Nothing in this Section 7.03 will require Buyer, Seller or any of their respective Subsidiaries to pay any consideration to any Third Party, to initiate any Proceedings, to incur any obligation or to exercise or waive any right, or provide any consent, under this Agreement or to assist any Party in connection with the transactions contemplated hereby. Section 7.04. Reserved. Section 7.05. Bankruptcy Court Matters. (a) The Selling Entities and Buyer each acknowledges that this Agreement and the sale of the Assets to Buyer (and any Designated Buyer) and the assumption of the Assumed Liabilities by Buyer (and any Designated Buyer) are subject to Bankruptcy Court approval. Buyer acknowledges that (i) to obtain such approval, the Selling Entities must demonstrate that they have taken reasonable steps to obtain the highest and otherwise best offer possible for the Assets, and that such demonstration will include giving notice of the transactions contemplated by this Agreement to creditors and other interested parties as ordered by the Bankruptcy Court, and (ii) Buyer must provide adequate assurance of future performance as required under the Bankruptcy Code with respect to each Assigned Contract. (b) The applicable Selling Entity may modify the Sale Order pursuant to discussions with the United States Trustee assigned to the Bankruptcy Case, the Bankruptcy Court, any creditor, or committee representing a group of creditors in the Bankruptcy Case, or any other party in interest; provided that any such modifications to the Sale Order shall be reasonably satisfactory to the Parties. (c) Buyer agrees that it will promptly take such actions as are reasonably requested by the Selling Entities to assist in obtaining entry of the Sale Order and a finding of adequate assurance of future performance by Buyer (and any Designated Buyer, where applicable) of the Assigned Contracts, including furnishing affidavits or other documents or information for filing with the Bankruptcy Court for the purposes, among others, of providing necessary assurances of performance by Buyer under this Agreement and demonstrating that Buyer is a “good faith”

55 #99621647v43 purchaser under Section 363(m) of the Bankruptcy Code. In the event the entry of the Sale Order is appealed, the Parties shall use commercially reasonable efforts to defend such appeal(s). (d) From the date hereof until the earlier of: (i) the termination of this Agreement and (ii) the final Closing Date, each Selling Entity shall use its respective reasonable best efforts to obtain the Sale Order and any other Orders reasonably necessary to consummate the transactions contemplated under this Agreement. (e) Each Selling Entity and Buyer shall (i) appear in the Bankruptcy Court if reasonably requested by the other Party or required by the Bankruptcy Court in connection with the transactions contemplated under this Agreement and (ii) keep the other Party reasonably apprised of the status of material matters related to this Agreement, including, upon reasonable request promptly furnishing the other with copies of notices or other communications received from the Bankruptcy Court or any Third Party or any Governmental Authority with respect to the transactions contemplated by this Agreement. Selling Entities shall use commercially reasonable efforts to give Buyer (and Agent) reasonable advance notice of any hearings regarding the motions required to obtain the issuance of the Sale Order. (f) The Selling Entities will give Buyer (and Agent) reasonable advance notice and proposed drafts of all pleadings, motions, Orders, notices, other papers, hearings, and other Proceedings related to this Agreement and the transactions contemplated hereby, and will provide Buyer (and Agent) and its counsel with a reasonable opportunity to review such papers prior to filing with the Bankruptcy Court unless such advance notice is impossible or impracticable under the circumstances, in which case the Selling Entities will deliver copies of such papers substantially simultaneously with the filing with the Bankruptcy Court. Section 7.06. Alternative Proposals; Post-Auction No-Shop. (a) Buyer agrees and acknowledges that the Selling Entities, including through their respective Representatives, are and may continue soliciting inquiries, proposals, or offers from Third Parties for all or any part of the Assets, and are and may continue discussing and negotiating such inquiries, proposals or offers and providing information to Third Parties in connection therewith, as contemplated by the Bidding Procedures, in each case subject to the remainder of this Section 7.06. (b) From and after the execution of this Agreement, Seller shall not, and shall not permit its Affiliates or any of their respective Representatives, to (i) initiate contact with, or solicit or encourage submission of any inquiries, proposals or offers by, any Person (other than Buyer, its Affiliates and its and their respective Representatives) with respect to an Alternative Transaction or Superior Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding an Alternative Transaction or Superior Proposal or that could reasonably be expected to lead to an Alternative Transaction or Superior Proposal, (iii) enter into any confidentiality agreement with respect to, or provide any non-public information or data to any Person relating to, any Alternative Transaction, or (iv) otherwise agree, authorize or commit to do any of the foregoing; provided, that, notwithstanding anything in this Agreement to the contrary, Seller may take any such action if the board of directors of Seller determines in good faith (after consultation with its outside legal counsel) that the failure of the board of directors of Seller to take such action would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law.

56 #99621647v43 (c) From and after the execution of this Agreement, Seller shall promptly (but in any event within 24 hours) give notice to Buyer if (i) any proposals or offers with respect to an Alternative Transaction are received by Seller or any of its Affiliates or their respective Representatives or (ii) Seller or its Affiliates engage in any activity that would be prohibited by Section 7.06(b), but for the proviso thereto. Such notice shall set forth the name of the applicable Person making such proposal or offer, or with whom Seller and its Affiliates are engaged in such activity with (as applicable), and the material terms and conditions of any proposed Alternative Transaction (as applicable). Seller shall thereafter keep Buyer reasonably informed, on a reasonably prompt basis, of the status of any discussions or negotiations with respect thereto. Section 7.07. Public Announcements; Filings. No Party nor any of its Affiliates shall make any public announcement or issue any press release or make any filings at any time concerning this Agreement or any Transaction Document or any of the transactions contemplated hereby or thereby, without the prior written approval of each of Buyer and Seller, not to be unreasonably withheld, delayed, or conditioned; provided, that the Seller may issue a press release announcing the Initial Closing on the date of (or promptly following) the Initial Closing. Notwithstanding the immediately preceding sentence, in the event any Party reasonably determines, on advice of counsel, that any such filing is required by the Bankruptcy Court or otherwise under Applicable Law or the rules or regulations of any applicable securities exchange, such Party shall give the other Parties advance written notice of, and a meaningful opportunity (as practicable under the circumstances) to review and comment on, the proposed form and substance of any such filing, but prior written approval shall not be required. The Party whose proposed filing is the subject of review shall consider carefully and in good faith all comments timely received from the other Parties. Notwithstanding anything to the contrary in this Agreement, Buyer and its Affiliates may provide on a confidential basis customary information regarding the transactions contemplated by this Agreement in connection with fundraising activities or fund performance reporting to current or prospective investors, lenders or partners, in each case, without the prior written consent of Seller. Section 7.08. Transition Services. (a) To the extent necessary as determined by Buyer and Seller in good faith and subject to the Agency Agreement, as soon as reasonably practicable following the Initial Closing, Seller, Buyer and Agent shall use reasonable best efforts to negotiate the terms of, and at the Closing shall enter into (if agreed by Seller and Buyer), a transition services agreement (“TSA”) pursuant to which Seller will provide, or cause to be provided, from the entry into the TSA until the end of the Designation Rights Period such transitional services as shall be required by Agent to conduct the Store Closing Sale and as may otherwise be set forth in the TSA. The TSA (if any) will be on customary terms, including that (1) Buyer, or Agent, as applicable, shall advance to Seller an amount equal to the allocable fully loaded cost to provide the services thereunder (with respect to employees, based on the percentage of such employee’s time that is dedicated to providing such services), which shall include all (i) out-of-pocket expenses, costs, fees and taxes (including, for the avoidance of doubt, any fees and costs of advisors to the Selling Entities), (ii) base salary and wages, pro-rated bonus, medical benefits, withholding taxes, load charges and all other employee, labor, Systems and service-related and other expenses, costs, fees and taxes, as well as overhead, in each case of (i)-(ii), incurred, paid or payable in connection with the provision of services, without markup, (2) the services will be provided in a manner consistent with the manner in which such services were performed by the Selling Entities immediately prior to the Closing, if applicable, (3) Seller and its Affiliates shall not be liable for any damages arising

57 #99621647v43 in connection with the services, other than to the extent caused by Seller’s or its Affiliates’ fraud, willful misconduct or gross negligence, and (4) the TSA may be terminated by the Seller if the Buyer fails to timely pay amounts due under such agreement. Section 7.09. Reserved. Section 7.10. Bankruptcy Court Milestones. The Selling Entities shall comply with the following timeline (the “Bankruptcy Court Milestones”), subject to further extension with prior written consent from Buyer: (a) the Bankruptcy Court shall have entered the Sale Order no later than January 3, 2025. Section 7.11. Legal Entity Names. To the extent that any Selling Entities continue to incorporate the Trademarks or words “Big Lots” or any variation of the foregoing (“Big Lots Marks”) in their corporate or legal names following the Closing, the Selling Entities shall by no later than sixty (60) days after Closing, (a) dissolve such entities or (b) change the corporate and legal names of such entities to no longer incorporate any Big Lots Marks. Section 7.12. Notification of Certain Matters. From the date of this Agreement until the end of the Designation Rights Period, each Party shall give prompt written notice to the other Party of any Event that would, or would reasonably be expected to, cause any condition to the other Party’s obligation to consummate any Closing set forth in Article 9 or Article 10 not to be satisfied at such Closing. Such notice shall provide a reasonably detailed description of the relevant circumstances. A good faith failure to provide any such notice shall not in and of itself be deemed a breach of a covenant hereunder. Section 7.13. Proceedings. The Parties shall cooperate in good faith with respect to pursuing any Specified Proceedings and shall use reasonable best efforts to ensure that the value of any Specified Proceeding is not impaired by this Agreement; provided that if the Buyer does not use good faith efforts to pursue any Specified Proceeding, such Specified Proceeding shall be deemed automatically to be an Excluded Asset. 60% of any proceeds of any Proceedings (other than the Excluded Proceedings) (net of any costs of pursuing such proceeds, including costs of counsel, which shall be retained by the Party responsible for such costs) shall be paid to or retained by, as applicable, Seller for its own account and 40% of such remaining proceeds shall be paid to or retained by, as applicable, Buyer. ARTICLE 8 ADDITIONAL AGREEMENTS Section 8.01. Taxes. (a) Transfer Taxes. Buyer shall be responsible for all documentary, stamp, transfer (including real property transfer), motor vehicle registration, sales, use, value added, excise, and other similar non-income Taxes and all filing and recording fees (and any interest, penalties and additions with respect to such Taxes and fees) arising from or relating to the consummation of the transactions contemplated by this Agreement (collectively, “Transfer Taxes”), regardless of the party on whom Liability is imposed under the provisions of the Applicable Laws relating to such Transfer Taxes. To the extent possible based on the due date of such Transfer Taxes, the amount of Transfer Taxes shall be calculated in accordance with the

58 #99621647v43 Purchase Price Allocation as set forth in Section 8.02 hereof, and to the extent such Transfer Taxes are due prior to the date the 1060 Allocation is delivered by Seller under Section 8.02, Seller shall endeavor to assign a value to the assets subject to such Transfer Taxes prior to their due date. Seller and Buyer will consult and cooperate on a reasonable basis in preparing and timely filing all Tax Returns with respect to any Transfer Taxes and will cooperate on a reasonable basis and otherwise take reasonable best efforts to obtain any available exemptions from or reductions in such Transfer Taxes. To the extent Buyer or any of its Affiliates is required by Applicable Law to pay any Transfer Taxes to a Tax Authority (including pursuant to a post-Closing adjustment or Order), Seller will remit an amount equal to such Transfer Taxes to Buyer not less than five Business Days prior to the due date for such payment. (b) Cooperation and Audits. Buyer and its Affiliates, and Seller and its Affiliates will cooperate in good faith on a reasonable basis with each other regarding Tax matters governed by this Agreement and will make available to the other as reasonably requested in good faith all information, records and documents relating to Taxes governed by this Agreement, the filing of Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any Tax Authority of any Taxes, and the prosecution or defense of any claim, suit or Proceeding relating to any Tax until the expiration of the applicable statute of limitations or extension thereof or the conclusion of all audits, appeals or litigation with respect to such Taxes. Buyer and its Affiliates, and Seller and its Affiliates will cooperate with each other in the conduct of any audit or other Proceeding relating to Taxes involving the Assets or the Business. (c) Property, Ad Valorem and Excise Taxes. Except for any Assumed Liabilities and Specified Pre-Closing Taxes, Buyer shall not be liable for any unpaid Property Taxes or ad valorem or excise taxes assessed or due with respect to any Pre-Closing Tax Period. Section 8.02. Allocation of Purchase Price. (a) The Purchase Price (plus any Assumed Liabilities and other amounts in each case to the extent properly taken into account as purchase price under the Code) shall be allocated first, among the Selling Entities that are regarded for U.S. federal income tax purposes based on the relative proportion of the fair market value of Assets sold by such Selling Entities pursuant to this Agreement (the “Purchase Price Allocation”), and then among the Assets of each such Selling Entity in accordance with Section 1060 of the Code and the Treasury regulations promulgated thereunder (and any similar provision of state, local or foreign law, as appropriate) (the “1060 Allocation”). The Purchase Price Allocation and the 1060 Allocation shall be delivered by Seller to Buyer within 90 days after the applicable Closing Date (subject to one or more reasonable extensions of time requested by Seller, in each case with Buyer’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed) and Buyer and Seller shall cooperate to resolve any disputes regarding Seller’s proposed Purchase Price Allocation and the 1060 Allocation promptly following delivery. (b) (i) Seller and Buyer will report, act and file (and will cause their respective Affiliates to report, act and file) Tax Returns (including IRS Form 8594) in all respects and for all purposes consistent with the Purchase Price Allocation and 1060 Allocation (as finally determined) and (ii) neither Seller nor Buyer will take any position (or will allow any of their respective Affiliates to take any position) (whether in audits, Tax Returns, or otherwise) that is inconsistent with the Purchase Price Allocation or 1060 Allocation, except, in each case, to the extent otherwise required by Applicable Law.

59 #99621647v43 Section 8.03. Assigned Contracts; Adequate Assurance and Performance. (a) Buyer (and any Designated Buyer, if applicable) will reasonably cooperate with Seller to provide Seller with information sufficient to demonstrate Buyer’s adequate assurance of the future performance by Buyer (and any Designated Buyer) of each such Assigned Contract as required under Section 365 of the Bankruptcy Code, which information Seller or if applicable, Seller’s Subsidiaries, will be permitted to disseminate to any Third Party that is a party to any 365 Contract. In the event Buyer (and Designated Buyer) cannot demonstrate adequate assurance of future performance with respect to an Assigned Contract, at Buyer’s election, such Assigned Contract shall become an Excluded Contract. (b) Without limiting the provisions of Section 8.03(a), Buyer acknowledges that neither Seller nor any Subsidiary of Seller will have any duty to maintain any bonds, letters of credit, guarantees, cash deposits or insurance to secure performance or payment under any Assigned Contracts (including any arrangements set forth in Item #3 of Disclosure Schedule 5.16, collectively, “Seller Credit Obligations”) after the applicable Closing with respect to the Business. On or before the applicable Closing, Buyer will use reasonable best efforts to obtain from the creditor or other counterparty (or, in the case of letters of credit, bonds or other similar Seller Credit Obligations, the issuing bank (or similar entity) thereof) a full release as of the applicable Closing of all parties liable, directly or indirectly, for reimbursement to the creditor or issuing bank (or similar entity), as applicable, or fulfillment of other obligations to a counterparty or issuing bank (or similar entity), as applicable, under the Seller Credit Obligations (including any lenders or other financing parties participating in such letters of credit, bonds or similar Seller Credit Obligations). If any Seller Credit Obligation remains outstanding after the applicable Closing, Buyer will indemnify Seller and its Subsidiaries and hold them harmless against any Liabilities that Seller or any such Subsidiary may incur under any such Seller Credit Obligations attributable to periods from and after the applicable Closing. (c) Notwithstanding anything to the contrary contained herein, Buyer will not (i) enter into any transactions after the Initial Closing in the name of Seller or any of its Affiliates or that would be covered by Seller Credit Obligations or (ii) amend, modify, extend, or renegotiate any material term of any obligation that is covered by a Seller Credit Obligations in any manner that increases or extends the potential exposure of Seller, any Subsidiary of Seller, or any of its or their respective Affiliates under any Seller Credit Obligations. Section 8.04. Employee Matters. (a) Offers of Employment. Prior to the Initial Closing, the Selling Entities shall reasonably cooperate with Buyer and any Designated Buyer(s), (i) to discuss the functions of the Company Employees, and (ii) the post-Closing needs of the Business in performing under the Transaction Documents, winding down the Selling Entities’ estates, and other considerations. During the Designation Rights Period, Buyer or any Designated Buyer may make an offer of employment to certain of the Company Employees, as determined by Buyer or any Designated Buyer in its sole discretion, on such terms as determined by Buyer or any Designated Buyer consistent with Applicable Law. All such employment offers made by Buyer or any Designated Buyer to any Company Employee will be subject to such Company Employee’s satisfaction of any interview, background check, or other processes that Buyer may require in each case in the ordinary course of business. Any Company Employee who does not become a Transferred Employee will be terminated by the Selling Entities and their respective Affiliates, and the Selling Entities shall be responsible for, and shall indemnify Buyer and all Designated

60 #99621647v43 Buyers against, any and all damages and Liabilities associated with the termination of employment of any such Company Employees, as applicable, whether incurred prior to, on or after the Closing Date, including any employment-related legal claims brought by, and any severance benefits provided to, such Company Employees, and all such Liabilities shall be Excluded Liabilities. (b) Maintenance of Terms and Conditions. For a period of twelve (12) months following the Closing Date (or until the date of termination of employment of the relevant Transferred Employee, if sooner) (the “Continuation Period”), Buyer or any Designated Buyer, where applicable, shall provide, or shall cause its applicable Subsidiary to provide, each Transferred Employee with compensation and other employee and fringe benefits (excluding any deferred compensation, severance, retention, change in control, transaction, defined benefit pension, stock purchase plans or post-employment welfare benefits) that are no less favorable in the aggregate than the compensation and other employee and fringe benefits (subject to the same exclusions) provided to such Transferred Employee immediately prior to the Closing under the Seller Benefit Plans set forth on Disclosure Schedule 5.19. Notwithstanding anything in this Section 8.04 to the contrary, the terms and conditions provided to Transferred Employees following the Closing shall be subject to the requirements of Applicable Law. (c) Service Credit. From and after the Closing, with respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) or other benefit plan or arrangement maintained by Buyer or its applicable Subsidiary in which any Transferred Employee participates, each Transferred Employee’s service with any of the Selling Entities (as well as service with any predecessor employer) prior to the Closing shall be treated as service with Buyer and its applicable Subsidiary from and after the Closing for purposes of determining eligibility to participate, level of benefits, vesting (other than with respect to future equity or equity-based awards) and future vacation benefit plan accruals (other than benefit accrual under a defined benefit pension plan) to the same extent and for the same purpose as such service was recognized under the corresponding Seller Benefit Plan in which such Transferred Employee participated immediately prior to the Closing; provided that the foregoing shall not apply to the extent that it would result in any duplication of benefits or compensation for the same period of service. (d) Pre-Existing Conditions and Co-Payments. Buyer (or any Designated Buyer, where applicable) shall, or shall cause its applicable Subsidiary to, use commercially reasonable efforts to, cause to be waived, any preexisting conditions, limitations, exclusions, actively at work requirements and waiting periods under any group health plan maintained by Buyer or its applicable Subsidiary in which Transferred Employees (and his or her eligible dependents) participate from and after the Closing, except to the extent that such items would not have been satisfied or waived under the comparable Seller Benefit Plan immediately prior to the Closing. Buyer shall, or shall cause its applicable Subsidiary to, use commercially reasonable efforts to recognize all co-payments, deductibles and similar expenses and out-of-pocket maximums paid by and credited to each Transferred Employee (and his or her eligible dependents) under a Seller Benefit Plan that is a group health plan prior to the Closing during the plan year in which the Closing occurs for purposes of satisfying any comparable deductible and co-payment limitations and out-of-pocket requirements under the relevant group health benefit plans of Buyer (or Designated Buyer, as applicable) or its applicable Subsidiary in which such Transferred Employee (and his or her eligible dependents) participate from and after the Closing during the plan year in which Closing occurs.

61 #99621647v43 (e) WARN Act. With respect to Transferred Employees, Buyer (or Designated Buyer, as applicable) shall assume all Liabilities and obligations for the provision of notice or payment in lieu of notice and any applicable penalties under WARN arising following the Closing Date. The Selling Entities shall retain (including with respect to any Company Employees who are not Transferred Employees) all Liabilities and obligations for the provision of notice or payment in lieu of notice and any applicable penalties under the Worker Adjustment and Retraining Notification Act (together with any similar foreign, state or local Applicable Law, “WARN”) arising from the transactions contemplated hereby or any actions by the Selling Entities, in each case whether arising prior to or on the Closing Date. (f) Cooperation; Employee Communications. (i) Each of Buyer (or Designated Buyer, as applicable) and Seller recognize it to be in the best interests of the parties hereto and their respective employees that the transactions contemplated by this Section 8.04 be effected in an orderly manner and agree to devote their respective reasonable best efforts and to cooperate fully in complying with the provisions of this Section 8.04. Without limiting the generality of the foregoing, each Party agrees to execute, deliver and file all documents and to take all such actions as are deemed necessary or desirable in order to carry out and perform the purpose of this Section 8.04 and to facilitate the transactions referred to in this Section 8.04. (ii) Seller and Buyer (and any Designated Buyer, as applicable) shall promptly cooperate in good faith in communications with Company Employees with respect to employee benefit plans maintained by the Selling Entities or Buyer (or Designated Buyer, as applicable) or their respective Affiliates and with respect to other matters arising in connection with the transactions contemplated by this Agreement. (g) Seller Benefit Plans. Notwithstanding anything in this Agreement to the contrary, the Selling Entities shall retain sponsorship of, and be solely responsible for and shall indemnify Buyer (and any Designated Buyer, as applicable) and its Affiliates against all Liabilities arising under, pursuant to or in connection with, the Seller Benefit Plans and any other benefit or compensation plan, program, policy, agreement or arrangement at any time sponsored, maintained, contributed to, or required to be contributed to by any Selling Entity or under or with respect to which any Selling Entity has or has had any Liability, including all Liabilities for benefit claims incurred under Seller Benefit Plans prior to the Closing Date, regardless of when such claims are reported, and all Liabilities for compliance with the requirements of Section 4980B of the Code and the rules and regulations thereunder with respect to all individuals who are “M&A qualified beneficiaries” as such term is defined in Treasury Regulation Section 54.4980B-9. (h) 401(k) Plan. The Selling Entities shall (i) fully vest each Transferred Employee in his or her accrued benefits under each Seller Benefit Plan (other than an Assumed Benefit Plan) that is intended to be qualified under Section 401(a) of the Code (the “Seller 401(k) Plan”), effective as of the Closing Date, and (ii) make or cause to be made to such plan all employee and employer contributions that would have been made on behalf of Transferred Employees had the transactions contemplated by this Agreement not occurred (regardless of any end-of-year employment or other service requirements), but prorated for the portion of the plan year that ends on the Closing Date. Buyer (or Designated Buyer, as applicable) shall use reasonable best efforts

62 #99621647v43 to permit each Transferred Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code), in the form of cash and notes associated with outstanding plan loans, in an amount equal to the eligible rollover distribution portion of the account balance distributed to such Transferred Employee, from the Seller 401(k) Plan to a defined contribution plan sponsored by Buyer (or Designated Buyer, as applicable) or its applicable Subsidiary (the “Buyer 401(k) Plan”) if so elected by the applicable Transferred Employee in accordance with the terms of the Seller 401(k) Plan and Applicable Laws. Buyer (or Designated Buyer, as applicable) will, prior to the Closing, undertake all necessary corporate actions to ensure that the Buyer 401(k) Plan is effective as of the Closing Date or as soon as administratively practicable thereafter (but in no event later than 60 days following the Closing Date) and that each eligible Transferred Employee, after giving effect to Section 8.04(c), may participate in the Buyer 401(k) Plan in accordance with the terms thereof. (i) Restrictive Covenants. The Selling Entities agree that Buyer (or any Designated Buyer, as applicable) and its Affiliates will be permitted to effect the transactions contemplated by this Section 8.04 notwithstanding any non-disclosure, non-competition, non-solicitation, confidentiality or other restrictive covenant obligation between the Selling Entities and a Company Employee (which will constitute Assets to the extent related to a Transferred Employee). At the Closing (but subject to Section 2.07), the Selling Entities will assign all such restrictive covenants that are applicable to the Transferred Employees to Buyer (or Designated Buyer, as applicable) and the applicable Affiliate that employs such Company Employees, and Buyer and such Affiliate will have the right, but not the obligation, to enforce such restrictive covenants. (j) Visa Employees. With respect to any Company Employee who is a foreign national who requires a visa in order to work for a Selling Entity in his or her current position, the Selling Entities shall use commercially reasonable efforts to transfer such visa to Buyer (or Designated Buyer, as applicable) or its Affiliate and take any other reasonable actions necessary to ensure that such Company Employee may continue to work in such position for Buyer or its Affiliate as a Transferred Employee from and after the Closing, if Buyer (or Designated Buyer, as applicable) desires to make an offer of employment to such Company Employee. (k) Accrued Vacation and Paid Time Off. Effective as of the Closing, Buyer (or Designated Buyer, as applicable) shall, or shall cause one of its Affiliates to, assume all then- accrued, unused vacation and paid time off for Transferred Employees. To the extent any Transferred Employee is entitled under any Applicable Law to be paid for accrued, unused vacation and/or paid time off, the Selling Entities shall discharge all Liabilities for all such amounts immediately prior to the Closing. (l) Independent Contractors. During the period prior to the Closing, the Selling Entities shall use commercially reasonable efforts to make each individual natural person independent contractor engaged by the Selling Entities available to Buyer (or Designated Buyer, as applicable) for the purpose of allowing Buyer (or Designated Buyer, as applicable) to interview each such contractor and determine the nature and extent of each such person’s provision of services to Buyer or its Affiliates after the Closing, if any. Each Selling Entity shall provide Buyer (or Designated Buyer, as applicable) contact information for third-party service providers providing contingent personnel to the Selling Entities and reasonably cooperate in identifying and transferring such contingent work force to the extent requested by Buyer (or Designated Buyer, as applicable).

63 #99621647v43 (m) No Third-Party Beneficiaries. Nothing in this Section 8.04, express or implied, (i) is intended to or shall confer upon any Person (including any Company Employee) other than the Parties, any right, benefit or remedy (including any third-party beneficiary rights) of any nature whatsoever under or by reason of this Agreement, (ii) shall establish, or constitute an amendment, termination or modification of, or an undertaking to amend, establish, terminate or modify, any benefit plan, program, policy, agreement, or arrangement, or (iii) shall create any obligation on the part of any Selling Entity, Buyer or any of their respective Affiliates to employ (or make any offer to employ) any Company Employee or Transferred Employee for any period following the Closing or (iv) shall prohibit or limit the ability of Buyer or any of its Affiliates to amend, modify or terminate any benefit or compensation plan, program, policy, agreement or arrangement. Section 8.05. Post-Closing Books and Records. Until the earlier of the closure of the Bankruptcy Cases and seven (7) years after the Closing Date, (a) Buyer will use reasonable best efforts not to dispose of or destroy any of the Records received by Buyer as Assets and (b) Buyer will allow such Selling Entity (including, for clarity, any trust established under a Chapter 11 plan of such Selling Entity or any other successors of such Selling Entity) and any of its respective directors, officers, employees, counsel, Representatives, accountants and auditors reasonable access during normal business hours, upon reasonable advance notice, to any Records included in the Assets for purposes relating to the Bankruptcy Cases, the wind-down of the operations of such Selling Entity or any such trusts or successors and such Selling Entity (including any such trust or successors) and such directors, officers, employees, counsel, Representatives, accountants and auditors will have the right to make copies of any such Records for such purposes. Until the liquidation and winding up of each Selling Entity’s estate, such Selling Entity may keep a copy of the Records. In the event any Party desires to destroy any such Records prior to the time during which they must be maintained pursuant to this Section 8.05, such Party will first give 30 days’ prior written notice to the other Party and such other Party will have the right at their option and expense, upon prior written notice given within such 30 day period to the Party desiring to destroy such Records or records, to take possession of the Records within 60 days after the date of such notice, or such shorter period as the liquidation and winding up of each applicable Selling Entity’s estate will permit. Except as required by Applicable Laws or to the extent required to enforce its rights with respect to the Excluded Liabilities, from and after the Closing, the Selling Entities will keep confidential and not use the Records that would have been included in the Records but for the failure to obtain a material Third Party consent or any Records to which it has access under this Section 8.05, except for the use thereof as expressly permissible hereunder. All Records and information contained therein or derived therefrom acquired by the Selling Entities or any of their respective directors, officers, employees, counsel, Representatives, accountants and auditors will be subject to the confidentiality provisions set forth in Section 7.01. As a condition to any such Person accessing, copying or removing any Records or information, Buyer may require that such Person (or such Person’s employer) enter into a customary confidentiality agreement in form and substance similar to the Confidentiality Agreement with reasonable and appropriate modifications. Section 8.06. Title Matters. The Selling Entities shall deliver, or cause to be delivered, to Buyer (or Designated Buyer, as applicable), at or prior to the Closing, (a) copies of existing surveys, legal descriptions and title policies relating to the Owned Real Property in each case, in any Selling Entities’ possession or control, (b) such deeds, assignments and other customary instruments of conveyance and transfer, in form and substance reasonably satisfactory to Buyer (or Designated Buyer, as applicable), as Buyer (or Designated Buyer, as applicable) may

64 #99621647v43 reasonably request in order to vest in Buyer (or Designated Buyer, as applicable) all of the applicable Selling Entity’s right, title and interests in, to or under any or all Real Property Interests, in each case, in any Selling Entities’ possession or control and (c) such ordinary and customary documents (including any factually accurate title affidavits) as may be reasonably required by any title company or title insurance underwriter to enable Buyer (or Designated Buyer, as applicable) to acquire, at Buyer’s (or Designated Buyer, as applicable) sole election and sole cost and expense, one or more owner policies of title insurance issued by such title company covering any or all of the Owned Real Property. The Selling Entities shall reasonably cooperate with Buyer to facilitate negotiations with the landlords of the Leased Real Property to be assumed under the Sale Order, in order to secure lease terms that are acceptable to Buyer (or Designated Buyer, as applicable) in Buyer’s (or Designated Buyer, as applicable) sole and absolute discretion. Section 8.07. Insurance Access. (a) The Selling Entities will use reasonable best efforts to maintain all of their insurance policies in full force and effect at all times up to and including February 28, 2025, and shall pay all premiums, deductibles and retro-adjustment billings, if any, with respect thereto covering all periods up to and including February 28, 2025. With respect to all events or circumstances affecting the Selling Entities that would reasonably be expected to be the subject of a claim under an insurance policy that provides coverage with respect to the Selling Entities, the Assets or the Business that are known prior to February 28, 2025 to the employees of the Selling Entities who are responsible for making claims under its insurance policies, to the extent consistent with past practices Seller will use reasonable best efforts to submit the applicable claims and to otherwise preserve the value of such claims. (b) Following February 28, 2025, with respect to any actions, inactions, events, omissions, conditions, facts, circumstances, losses, damages and Liabilities which occurred or are alleged to have occurred, or were incurred or claimed to have been incurred, with respect to the Assets prior to February 28, 2025, Seller will provide Buyer with access to, and Buyer may, upon prior written notice to Seller, make claims under Seller’s and its Subsidiaries’ non-transferable third-party insurance policies (excluding any self-insurance policies or programs, or any insurance policies or programs that are substantially similar in effect to self-insurance) that are “occurrence based” insurance policies in place immediately prior to February 28, 2025 (each such policy, an “Available Insurance Policy”); provided, that such access to, and the right to make claims under, such insurance policies, shall be subject to the terms and conditions of such insurance policies, including any restrictions on coverage or scope, any deductibles, retentions or self-insurance provision, and any fees, costs, or other expenses, and shall be subject to the following additional conditions: (c) Buyer may report potentially insured pre-February 28, 2025 claims to Seller so that such claim may be made in accordance with Seller’s claim reporting procedures in effect immediately prior to February 28, 2025; provided, that if Buyer fails to timely report any such claim, then Seller will not be relieved of its obligations under this Section 8.07 except to the extent that the ability to recover with respect to such claim is prejudiced thereby. Buyer will control the prosecution, defense and administration of any claims that Buyer would be entitled to receive proceeds with respect to, and the Selling Entities will reasonably cooperate with Buyer with respect to such matters;

65 #99621647v43 (d) Premiums and premium increases, and reasonable and documented out-of-pocket fees and expenses incurred by Seller or any of its Subsidiaries following the Initial Closing to the extent resulting from (and not covered by the Available Insurance Policy) any claims made by Buyer or any of its Affiliates under, any Available Insurance Policy, including any reasonable legal fees and allocated claims, expenses or claim handling fees, whether such claims are made by Buyer, its Affiliates or its or their respective Representatives, will, in each case, be promptly reimbursed to Seller by Buyer; (e) Any recovery under any Available Insurance Policy shall be net of all uninsured, uncovered, unavailable, or uncollectible amounts of all such claims made by Buyer or any of its Affiliates under the policies as provided for under the Available Insurance Policies (including any deductible, retention or other similar amounts). The Selling Entities will have any such net recovered amounts paid directly to an account designated by Buyer, or if the Selling Entities receive any such amounts, then such amounts will be promptly remitted to Buyer in accordance with Section 2.08; (f) Buyer will not have access to or coverage under any non-transferable insurance policy retained by Seller or any of its Subsidiaries that is not “occurrence based” with respect to claims reported after February 28, 2025; and (g) Without limiting Buyer’s right to make claims directly against the applicable insurance policies, in no event shall any Selling Entity be required to provide Buyer access under this Section 8.07 after such entity’s Bankruptcy Case has been closed. (h) Following February 28, 2025, Buyer shall provide to the Selling Entities access to and coverage under any transferable insurance policy included as an Asset, mutatis mutandis. Section 8.08. Disclaimers. (a) To the extent required by Applicable Laws to be operative, the disclaimers of certain warranties contained in this Section 8.08 are “conspicuous disclaimers” for purposes of any Applicable Laws. (b) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN ARTICLE 5 (AS MODIFIED OR QUALIFIED BY THE SCHEDULES HERETO OR OTHERWISE AS PROVIDED HEREIN) AND THE OTHER TRANSACTION DOCUMENTS, (I) NONE OF SELLER, ANY SUBSIDIARY OF SELLER NOR ANY OTHER PERSON MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED OR OTHERWISE, WITH RESPECT TO, OR IN RELATION TO, ANY OF THE ASSETS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND BUYER EXPRESSLY WAIVES AND ACKNOWLEDGES THAT NONE OF SELLER, ANY SUBSIDIARY OF SELLER NOR ANY OTHER PERSON MAKE ANY SUCH WARRANTY OR REPRESENTATION, AND BUYER IS NOT RELYING ON ANY SUCH WARRANTY OR REPRESENTATION, (II) SELLER, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY, IN WRITING OR OTHERWISE) TO BUYER OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR

66 #99621647v43 REPRESENTATIVES (INCLUDING ANY STATEMENT, OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO BUYER BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF EACH SELLER OR ANY OF ITS RESPECTIVE AFFILIATES) AND (III) ALL PROPERTIES INCLUDED IN THE ASSETS WILL BE CONVEYED BY SELLER OR ITS APPLICABLE SUBSIDIARIES AND ACCEPTED BY BUYER PRECISELY AND ONLY AS IS, WHERE IS, AND WITH ALL DEFECTS AND FAULTS WITHOUT RECOURSE AND WITHOUT WARRANTY (INCLUDING WITHOUT ANY WARRANTY OF TITLE). NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT WILL LIMIT OR OTHERWISE PREVENT ANY PARTY FROM MAKING ANY CLAIM OR RECOVERING ANY LOSSES OR OTHER AMOUNTS IN THE EVENT OF ACTUAL FRAUD. (c) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN ARTICLE 5 OF THIS AGREEMENT (AS MODIFIED OR QUALIFIED BY THE SCHEDULES HERETO OR OTHERWISE AS PROVIDED HEREIN) AND THE OTHER TRANSACTION DOCUMENTS, BUYER ACKNOWLEDGES AND AGREES THAT SELLER AND SELLER’S SUBSIDIARIES ARE CONVEYING THE ASSETS WITHOUT REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED AT COMMON LAW, BY STATUTE, OR OTHERWISE (ALL OF WHICH SELLER HEREBY DISCLAIMS), RELATING TO (I) TITLE, (II) THE MERCHANTABILITY, DESIGN, OR QUALITY OF ASSETS, (III) THE FITNESS OF THE ASSETS FOR ANY PARTICULAR PURPOSE, (IV) THE ABSENCE OF PATENT, LATENT OR REDHIBITORY VICES OR DEFECTS, (V) THE ENVIRONMENTAL OR PHYSICAL CONDITION OF THE ASSETS (SURFACE AND SUBSURFACE), (VI) COMPLIANCE WITH APPLICABLE LAWS, (VII) THE CONTENTS, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM OR MANAGEMENT PRESENTATION, (VIII) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (IX) CONTRACTUAL, ECONOMIC, FINANCIAL INFORMATION AND/OR OTHER DATA AND ANY RELATED ESTIMATIONS OR PROJECTIONS MADE IN SALE PRESENTATIONS OR MARKETING MATERIALS, (X) CONTINUED FINANCIAL VIABILITY, INCLUDING PRESENT OR FUTURE VALUE OR ANTICIPATED INCOME OR PROFITS, (XI) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THIRD PARTIES, (XII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO BUYER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, (XIII) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM INTELLECTUAL PROPERTY INFRINGEMENT, MISAPPROPRIATION OR OTHER VIOLATION OR (XIV) ANY OTHER MATTER WHATSOEVER (INCLUDING THE ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED TO BUYER), IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT BUYER WILL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT

67 #99621647v43 STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE AND BUYER IRREVOCABLY WAIVES ANY AND ALL CLAIMS IT MAY HAVE AGAINST SELLER OR ANY SUBSIDIARY OF SELLER ASSOCIATED WITH SAME. (d) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN ARTICLE 5 OF THIS AGREEMENT (AS MODIFIED OR QUALIFIED BY THE SCHEDULES HERETO OR OTHERWISE AS PROVIDED HEREIN) AND THE OTHER TRANSACTION DOCUMENTS, SELLER AND SELLER’S SUBSIDIARIES HAVE NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, ASSUMED LIABILITIES RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF HAZARDOUS MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING IN THIS AGREEMENT OR OTHERWISE WILL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND BUYER IS DEEMED TO BE TAKING THE ASSETS “AS IS” AND “WHERE IS” FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION. (e) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF BUYER EXPRESSLY SET FORTH IN Article 6 OF THIS AGREEMENT (AS MODIFIED OR QUALIFIED BY THE SCHEDULES HERETO OR OTHERWISE AS PROVIDED HEREIN) AND THE OTHER TRANSACTION DOCUMENTS, SELLER ACKNOWLEDGES AND AGREES THAT BUYER AND ITS AFFILIATES ARE NOT MAKING ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED AT COMMON LAW, BY STATUTE, OR OTHERWISE (ALL OF WHICH BUYER HEREBY DISCLAIMS), RELATING TO (I) THE CONTENTS, CHARACTER OR NATURE OF ANY INFORMATION PROVIDED BY, OR ON BEHALF OF, BUYER OR SUCH AFFILIATES TO SELLER OR ANY OTHER PERSON IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (II) CONTRACTUAL, ECONOMIC, FINANCIAL INFORMATION AND/OR OTHER DATA AND ANY RELATED ESTIMATIONS OR PROJECTIONS PREPARED BY, OR ON BEHALF OF BUYER, (III) CONTINUED FINANCIAL VIABILITY, INCLUDING PRESENT OR FUTURE VALUE OR ANTICIPATED INCOME OR PROFITS, (IV) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO SELLER OR ITS AFFILIATES, THEIR CONTRACTUAL COUNTERPARTIES, OR ANY OF THEIR RESPECTIVE EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND SELLER IRREVOCABLY WAIVES ANY AND ALL CLAIMS IT MAY HAVE AGAINST BUYER OR ANY OF ITS AFFILIATES ASSOCIATED WITH SAME.

68 #99621647v43 Section 8.09. Collection of Accounts Receivable. (a) As of the Closing Date, each Selling Entity hereby (i) authorizes Buyer to open any and all mail addressed to any Selling Entity relating to the Assets acquired by Buyer (or any Designated Buyer, as applicable) pursuant to this Agreement and delivered to the offices of the Business or otherwise to Buyer regardless of whether such mail is received prior to, on or after the Closing Date and (ii) appoints Buyer or its attorney- in-fact to endorse, cash and deposit any monies, checks or negotiable instruments received by Buyer regardless of whether such amounts are received prior to, on or after the Closing Date with respect to Accounts Receivable acquired by Buyer (or any Designated Buyer, as applicable) pursuant to this Agreement made payable or endorsed to any Selling Entity or Selling Entity’s order, for Buyer’s own account (provided, that to the extent Buyer receives any amounts that constitute Excluded Assets, such amounts shall be transferred to Seller in accordance with Section 2.08). (b) Without limiting Section 2.08, from and after the Closing Date, each Selling Entity agrees that any monies, checks or negotiable instruments received or identified by any Selling Entity after the Closing Date with respect to Accounts Receivable acquired by Buyer (or any Designated Buyer, as applicable) pursuant to this Agreement shall be held in trust by such Selling Entity for Buyer’s benefits and accounts, not commingled with other funds of such Selling Entity, and promptly upon receipt by a Selling Entity of any such payment, such Selling Entity shall pay over to Buyer the amount of such payments without any right of set-off or reimbursement. In addition, without limiting Section 2.08, Buyer agrees that, after the Closing, it will hold and will promptly transfer and deliver to Seller, from time to time as and when received or identified by Buyer or its Affiliates, any cash, checks with appropriate endorsements, payment of an account, trade, note receivable or other payment or property or assets that Buyer or its Affiliates may receive or identify on or after the Closing which properly belongs to the Selling Entities as an Excluded Asset. (c) From and after the Closing Date, Buyer shall have the sole authority to bill and collect Accounts Receivable acquired by Buyer (or any Designated Buyer, as applicable) pursuant to this Agreement. Section 8.10. Bulk Transfer Laws. The Parties (a) intend that pursuant to Section 363(f) of the Bankruptcy Code, the transfer of the Assets shall be free and clear of all Encumbrances in the Assets, including any liens or claims arising out of bulk sales rules, bulk transfer rules, or similar Applicable Laws other than Permitted Encumbrances, and (b) hereby waive any requirement of compliance with, and any Claims, including any Claims related to non-compliance with the provisions of any bulk sales rules, bulk transfer rules, or similar Applicable Law regardless of whether such non-compliance would purport to result in Buyer being liable in its own capacity. ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER TO CLOSE The obligation of Buyer to consummate the Initial Closing is subject to the satisfaction or, to the extent permitted by Applicable Law, waiver in writing by Buyer, at or prior to the Initial Closing, of each of the following conditions:

69 #99621647v43 Section 9.01. Accuracy of Representations. (a) The representations and warranties of the Selling Entities contained in Sections 5.01 (solely the first sentence thereof), 5.02 and 5.18 will be true and correct in all respects (other than de minimis inaccuracies) at and as of the Initial Closing, except to the extent expressly made as of an earlier date, in which case as of such earlier date, (b) the other representations and warranties of Seller (other than Section 5.07(c)) contained in this Agreement (without giving effect to any qualifications or exceptions as to “materiality” or “Material Adverse Effect” set forth therein) will be true and correct at and as of the Initial Closing, except to the extent expressly made as of an earlier date, in which case as of such earlier date, except for such failures to be so true and correct, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (c) the representations and warranties of Seller contained in Section 5.07(c) are true and correct in all respects at and as of the Initial Closing. Section 9.02. Selling Entities’ Performance. The Selling Entities shall have performed, or complied with, in all material respects all of their respective obligations hereunder required to be performed, or complied with, by them on or prior to the Initial Closing Date (or otherwise cured any breaches). Section 9.03. Certificate. Buyer will have received a certificate from each Selling Entity, dated as of the Initial Closing Date, duly executed by an officer of such Selling Entity certifying that the conditions set forth in Section 9.01, Section 9.02, Section 9.04 and Section 9.05 have been satisfied. Section 9.04. Seller’s Deliveries. Each of the deliveries required to be made to Buyer pursuant to Section 4.04 will have been delivered (or the applicable Selling Entity will make such deliveries at the Initial Closing). Section 9.05. Conversion Motions. No motion seeking to have the Chapter 11 Cases converted to cases under chapter 7 of the Bankruptcy Code shall have been granted by the Bankruptcy Court. ARTICLE 10 CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER AND THE SELLING ENTITIES The respective obligations of Buyer and the Selling Entities to consummate each Closing are subject to the satisfaction or, to the extent permitted by Applicable Law, waiver in a joint writing by Buyer and the Selling Entities, at or prior to such Closing, of each of the following conditions: Section 10.01. No Order. There will not be in effect any Order by any Governmental Authority that restrains, enjoins, stays, or prohibits such Closing or the consummation of the transactions contemplated hereby. Section 10.02. Sale Order. The Bankruptcy Court shall have entered the Sale Order, and such Order shall be a Final Order in full force and effect and shall not have been stayed, vacated, reversed, amended, or modified (in the case of amendments or modifications, in a manner

70 #99621647v43 materially adverse to Buyer) without the consent of Buyer; provided, that at the sole election and in the exclusive discretion of Buyer, Buyer may waive the requirement that the Sale Order be a Final Order. ARTICLE 11 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SELLING ENTITIES TO CLOSE The Selling Entities’ obligation to consummate the Initial Closing is subject to the satisfaction or, to the extent permitted by Applicable Law, waiver in writing by Seller, at or prior to the Initial Closing, of each of the following conditions: Section 11.01. Accuracy of Representations. The representations and warranties of Buyer contained in Article 6 of this Agreement are correct in all material respects at and as of the Initial Closing, except to the extent expressly made as of an earlier date, in which case as of such earlier date, except for any inaccuracies of such representations and warranties that would not individually or in the aggregate prevent Buyer from consummating the transactions contemplated hereby. Section 11.02. Buyer’s Performance. Buyer shall have performed, or complied with, in all material respects all of its obligations hereunder required to be performed, or complied with, by it on or prior to the Initial Closing Date (or otherwise cured any such breaches). Section 11.03. Certificate. Seller will have received a certificate from Buyer, dated as of the Initial Closing Date, duly executed by an officer of Buyer certifying that the conditions set forth in Section 11.01 and Section 11.02 have been satisfied. Section 11.04. Buyer’s Deliveries. Each of the deliveries required to be made to Seller pursuant to Section 4.03 will have been delivered (or Buyer will make such deliveries at the Initial Closing). ARTICLE 12 TERMINATION Section 12.01. Termination Events. (a) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time prior to the Initial Closing: (i) by mutual written agreement executed by Seller and Buyer; (ii) by written notice of either Seller or Buyer to such other Party if: (A) the Initial Closing has not occurred by the close of business on January 3, 2025 (the “Outside Date”); (B) there is in effect a final and non-appealable Order of any Governmental Authority that restrains, enjoins, stays, or prohibits the Initial

71 #99621647v43 Closing or the consummation of the transactions contemplated hereby; provided that a Party shall not be entitled to terminate this Agreement pursuant to this (B) if such Party’s breach is the proximate cause of such Order; (C) any of the Selling Entities enter into a definitive agreement providing for a Superior Proposal and the closing of the sale of the relevant Assets to the applicable acquirer pursuant to such Superior Proposal has occurred; (D) after its entry, the Sale Order ceases to be in full force and effect; (iii) by Buyer by written notice to Seller if: (A) (x) any Selling Entity breaches any representation or warranty or any covenant or agreement contained in this Agreement, (y) such breach would result in a failure of a condition set forth in Article 9 or Article 10 and (z) if such breach is capable of being cured, such breach has not been cured by five (5) Business Days after the giving of written notice by Buyer to the Selling Entities of such breach; (B) any of the Selling Entities enter into a definitive agreement providing for, or the Bankruptcy Court approves, any Alternative Transaction; (C) the Bankruptcy Court enters any Order materially inconsistent with the Sale Order in a manner materially adverse to Buyer without the Buyer’s prior consent and cannot be remedied by the Seller in a manner acceptable to Buyer (and such action has not been reversed or vacated within ten (10) calendar days after its occurrence); (D) if any creditor of the Selling Entities obtains a final and unstayed Order of the Bankruptcy Court granting relief from the stay to foreclose on any material portion of the Assets; or (E) if any Selling Entity breaches the Bankruptcy Court Milestones (other than by fewer than 5 days solely as a result of Bankruptcy Court availability). (iv) by Seller by written notice to Buyer if (A) Buyer breaches any representation or warranty or any covenant or agreement contained in this Agreement, (B) such breach would result in a failure of a condition set forth in Article 10 or Article 11 and (C) such breach has not been cured by five (5) Business Days after the giving of written notice by the Selling Entities to Buyer of such breach; (v) by Seller by written notice to Buyer if (i) all of the conditions in Article 9 and Article 10 (other than those conditions that by their nature are to be satisfied at the Closing and that would be satisfied if there were a Closing) have been satisfied or waived, (ii) Seller has notified Buyer in writing at least three Business Days prior to such termination that Seller is ready, willing and able to consummate the Closing, and (iii) Buyer fails to consummate the transactions contemplated hereby, including payment of the

72 #99621647v43 Purchase Price, by the third Business Day after the later of (A) the date on which Buyer receives such notice and (B) the date on which the Closing is supposed to have occurred pursuant to Section 4.01; or (vi) by Seller by written notice to Buyer if (i) the Bankruptcy Cases are, without Seller’s consent, converted into cases under Chapter 7 of the Bankruptcy Code or dismissed, or (ii) without Seller’s consent, a Trustee under Chapter 11 of the Bankruptcy Code is appointed in the Bankruptcy Cases. (b) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time after the Initial Closing by Buyer by written notice to Seller if the Bankruptcy Court fails to grant an extension of the deadline set forth in Section 365(d)(4) of the Bankruptcy Code through the then applicable expiration of the Designation Rights Period. (c) Notwithstanding anything to the contrary in this Section 12.01, (i) Seller will not be entitled to terminate this Agreement if any Selling Entity has breached in any material respect its obligations under this Agreement in any manner that shall have caused the failure of the Initial Closing to have occurred on or before such date, unless such breach was proximately caused by the breach of this Agreement by Buyer, and (ii) Buyer will not be entitled to terminate this Agreement if Buyer has breached in any material respect its obligations under this Agreement in any manner that shall have caused the failure of the Initial Closing to have occurred on or before such date, unless such breach was proximately caused by the breach of this Agreement by any of the Selling Entities. Section 12.02. Effect of Termination. In the event of a valid termination of this Agreement by Buyer or Seller pursuant to this Article 12, all rights and obligations under this Agreement shall terminate without any Liability of any Party or Person to any other Party or Person; provided that, subject to Section 13.07 (if applicable), nothing herein will relieve any Party from Liability for any Willful Breach of this Agreement prior to such termination; provided, further, that the provisions of this Section 12.02, Section 7.01(b), Section 12.03 and Section 13.07 (and, to the extent applicable to the interpretation or enforcement of such provisions, Article 1 and Article 13) shall survive the termination of this Agreement. Section 12.03. Procedure Upon Termination. In the event of termination pursuant to Section 12.01, the terminating Party must give written notice thereof, specifying the provision pursuant to which the Agreement is being terminated, to the other Party, and this Agreement will terminate (subject to Section 12.02) and the purchase of the Assets hereunder will be abandoned without further action by Buyer or Seller. ARTICLE 13 GENERAL PROVISIONS Section 13.01. No Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other Transaction Document delivered by any Party pursuant to this Agreement will terminate upon and not survive the Closing and there will be no Liability thereafter in respect thereof. Each Party’s covenants and other agreements contained in this Agreement will terminate upon the Initial Closing, except the Post-Closing

73 #99621647v43 Covenants applicable to such Party, which will survive the Initial Closing until the earlier of (a) performance of such Post-Closing Covenant in accordance with this Agreement or (b)(i) if time for performance of such Post-Closing Covenant is specified in this Agreement, 90 days following the expiration of the time period for such performance, or (ii) if time for performance of such Post- Closing Covenant is not specified in this Agreement, the expiration of the applicable statute of limitations with respect to any claim for any failure to perform such Post-Closing Covenant; provided that if a written notice of any claim with respect to any Post-Closing Covenant is given prior to the expiration thereof then such Post-Closing Covenant will survive until, but only for purposes of, the resolution of such claim by final, non-appealable judgment or settlement. Section 13.02. Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand (with written confirmation of receipt), (b) when sent by email (so long as no failure message is generated), (c) one Business Day following the day sent by overnight courier (with written confirmation of receipt), or (d) when received by the addressee, if sent by registered or certified mail (postage prepaid, return receipt requested), in each case to the appropriate addresses and Representatives (if applicable) set forth below (or to such other addresses and Representatives as a Party may designate by notice to the other Parties): (i) If to any Selling Entity, then to: Big Lots, Inc. 4900 E. Dublin-Granville Road, Columbus, Ohio 43081 Attn: Rocky Robins Jonathan Ramsden E-mail: rrobins@biglots.com jramsden@biglots.com with a copy (which will not constitute notice) to: Davis Polk & Wardwell LLP Attn: H. Oliver Smith Brian Wolfe Brian Resnick Adam L. Shpeen 450 Lexington Avenue New York, NY 10017 E-mail: oliver.smith@davispolk.com brian.wolfe@davispolk.com brian.resnick@davispolk.com adam.shpeen@davispolk.com (ii) If to Buyer: Gordon Brothers Retail Partners, LLC

74 #99621647v43 101 Huntington Avenue, 11th Floor Boston, MA 02199 Attn: Richard Edwards; David Braun E-mail: redwards@gordonbrothers.com dbraun@gordonbrothers.com with a copy (which will not constitute notice) to: Riemer & Braunstein LLP Times Square Tower Seven Times Square, Suite 2506 New York, NY 10036 Attn: Steven E. Fox Email: sfox@riemerlaw.com Section 13.03. Waiver. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Applicable Laws, (a) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given, and (b) no notice to or demand on one Party will be deemed to be a waiver of any right of the other Party that gives such notice or demand to take further action without notice or demand. Section 13.04. Entire Agreement; Amendment. This Agreement (including the Schedules, Disclosure Schedules and the Exhibits), the other Transaction Documents, and the Confidentiality Agreement supersede all prior agreements between Buyer and the Selling Entities with respect to its subject matter and constitute a complete and exclusive statement of the terms of the agreements between Buyer and the Selling Entities with respect to the subject matter hereof and thereof. Except as permitted under Section 2.05(c), this Agreement, including all exhibits hereto, may not be amended, modified or supplemented, or the terms hereof waived, except by a written agreement executed by both Buyer and Seller. Section 13.05. Assignment. This Agreement, and the rights, interests and obligations hereunder, may not be assigned by any Party (by operation of law or otherwise) without the express written consent of the other Parties; provided, that this Agreement and the rights and obligations of Buyer hereunder may be assigned by Buyer, without the prior written consent of any Selling Entity, to one or more of Buyer’s Subsidiaries, Agent or a Designated Buyer, so long as (x) such Subsidiary is designated in writing by Buyer to Seller prior to the Closing, (y) Buyer continues to remain obligated in full hereunder, and (z) any such assignment would not reasonably be expected to impede or delay the Closing; provided, further, that Buyer and/or Agent may syndicate its performance under the Agency Agreement to one or more national liquidation firms so long as Buyer remains liable for all Liabilities under this Agreement and the Agency Agreement; provided, further that Seller may assign some or all of its rights or delegate some or all of their obligations hereunder to successor entities pursuant to a plan of reorganization confirmed by the Bankruptcy Court; provided, further still that Buyer may assign its rights under this Agreement any lender (or

75 #99621647v43 agent on behalf of lenders) as collateral security for their obligations under any of their secured debt financing arrangements. Notwithstanding the foregoing or anything to the contrary herein, Buyer shall be liable for any obligations of a Designated Buyer hereunder (including, for the avoidance of doubt, with respect to the assumption of any Assumed Liabilities). Buyer’s liability with respect to any breach of this Agreement by any such Designated Buyer shall be joint and several. For the avoidance of doubt, Selling Entities may pursue available claims, or initiate Proceedings, against Buyer without, or prior to, pursuing such claims or initiating such Proceedings against any Designated Buyer. Any attempted or purported assignment in violation of this Section 13.05 will be deemed void ab initio. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Section 13.06. Severability. The provisions of this Agreement will be deemed severable, and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability. Section 13.07. Expenses. Each of Seller, on the one hand, and Buyer, on the other hand, will bear its own respective expenses incurred in connection with the negotiation and execution of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby. Section 13.08. Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement is not performed in accordance with the terms hereof, including if any of the Parties fails to take any action required of it hereunder to consummate the transactions contemplated by this Agreement, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, each Party will be entitled to an injunction or injunctions without proof of damages or posting a bond or other security to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, including specific performance of the covenants, promises or agreements contained in this Agreement or an Order enjoining the applicable Party from any threatened, or from the continuation of any actual, breach of such covenants, promises or agreements, in each case in this sentence, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement (including pursuant to Section 13.07), no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity. The right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right, neither Seller nor Buyer would have entered into this Agreement. Section 13.09. Governing Law; Consent to Jurisdiction and Venue; Jury Trial Waiver. (a) Except (i) to the extent the mandatory provisions of the Bankruptcy Code apply and (ii) except for any real or immovable property issues, which will be governed by and construed

76 #99621647v43 and enforced in accordance with the internal laws of the State in which such real or immovable property is located (without reference to the choice of law rules of such State), this Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware applicable to Contracts made and to be performed entirely in such state without regard to principles of conflicts or choice of laws or any other law that would make the laws of any other jurisdiction other than the State of Delaware applicable hereto. (b) Without limitation of any Party’s right to appeal any Order of the Bankruptcy Court, (i) the Bankruptcy Court will retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes, which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby and (ii) any and all claims relating to the foregoing will be filed and maintained only in the Bankruptcy Court, and the Parties hereby consent and submit to the exclusive jurisdiction and venue of the Bankruptcy Court and irrevocably waive the defense of an inconvenient forum to the maintenance of any such Proceeding; provided that, if the Bankruptcy Cases are closed pursuant to Section 350 of the Bankruptcy Code, the Parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the Delaware Chancery Court or, if such court will not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and any appellate court from any thereof for the resolution of any such claim or dispute. The Parties each hereby irrevocably waive, to the fullest extent permitted by Applicable Laws, the defense of an inconvenient forum to the maintenance of any such Proceeding. The Parties each consent to service of process by mail (in accordance with Section 13.02) or any other manner permitted by law. (c) THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY OR SUCH PARTY’S REPRESENTATIVES IN THE NEGOTIATION OR PERFORMANCE HEREOF. Section 13.10. Counterparts. This Agreement and any amendment hereto may be executed in one or more counterparts, each of which will be deemed to be an original of this Agreement or such amendment and all of which, when taken together, will constitute one and the same instrument. Notwithstanding anything to the contrary in Section 13.02, delivery of an executed counterpart of a signature page to this Agreement or any amendment hereto by email attachment will be effective as delivery of a manually executed counterpart of this Agreement or such amendment, as applicable. Section 13.11. Parties in Interest; No Third Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon Buyer, Agent and any Designated Buyer, and the Selling Entities and their respective successors and permitted assigns. This Agreement is for the sole benefit of the Parties and their permitted assigns, and, save to the extent otherwise expressly referred to herein, nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable benefit, claim, cause of action, remedy or right of any kind, except that Section 13.12 is intended for the benefit of and is enforceable by the Party Affiliates and the Released Parties; provided that in each case such party will be subject to all the limitations and procedures of this Agreement that are expressly applicable to “Party Affiliates” or “Released

77 #99621647v43 Parties,” as the case may be. Section 13.12. No Recourse. (a) Notwithstanding anything that may be expressed or implied in this Agreement or any other Transaction Document, and notwithstanding the fact that any Party may be a partnership or limited liability company, each Party, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the Parties will have any obligation hereunder and that it has (on behalf of itself and its Subsidiaries) no rights of recovery thereunder against, and no recourse thereunder or in respect of any oral representations made or alleged to be made in connection therewith will be had against, any former, current, or future Affiliate, incorporator, controlling Person, fiduciary, Representative, co- owner, or equity holder of any Party (or any of their successors or permitted assignees) (each, other than, for the avoidance of doubt, a Party itself a “Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, Contract or otherwise) by or on behalf of such Person against the Party Affiliates, by the enforcement of any assessment or by any legal or equitable Proceeding, or by virtue of any statute, regulation or other Applicable Law, or otherwise; it being expressly agreed and acknowledged that no personal Liability whatsoever will attach to, be imposed on or otherwise be incurred by any Party Affiliate, as such, for any obligations of the applicable Party hereunder or the transaction contemplated hereby, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith, or for any claim (whether in tort, Contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. (b) Effective as of the Initial Closing (but only if the Initial Closing actually occurs), except for any rights or obligations under this Agreement, the other Transaction Documents and the Confidentiality Agreement, each of the Selling Entities and Buyer (each a “Releasing Party”), to the fullest extent permissible under Applicable Law, mutually releases and discharges each other Releasing Party and such Releasing Parties’ respective current and former predecessors, successors, affiliates (regardless of whether such interests are held directly or indirectly), assigns, subsidiaries, direct and indirect equity holders, funds, portfolio companies, management companies, current, and former directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, professionals, consultants, financial advisors, attorneys, accountants, investment bankers, advisory board members, investment advisors, and other professionals, each in their capacity as such (collectively, in such capacity, the “Released Parties” and each a “Released Party”), from any and all claims, interests, obligations, rights, suits, damages, causes of action, remedies, and liabilities of every kind, nature and description whatsoever, which such Releasing Party ever had, now has or may have on or by reason of any matter, cause or thing whatsoever to the Closing Date, including any derivative claims that such Releasing Party (or someone on its behalf) would have been legally entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such Releasing Party would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of a holder of any claim against a Releasing Party, based on or relating to, or in any manner arising from, in whole or in part, the Selling Entities, the purchase, sale, or rescission of the purchase or sale of any security of the Selling Entities, the subject matter of, or the transactions or events giving rise to, any claim, the Selling Entities’ in- or out-of-court restructuring efforts, intercompany transactions, the transactions contemplated hereby, entry into this Agreement, the Chapter 11 cases, the formulation,

78 #99621647v43 preparation, dissemination, negotiation, filing, or consummation of the transactions contemplated hereby, this Agreement, or any restructuring transaction, Contract, instrument, release, or other agreement or document created or entered into in connection with the transactions contemplated hereby, this Agreement, the filing of the Chapter 11 cases, the pursuit of the transactions contemplated hereby, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Closing Date related or relating to the foregoing; provided that nothing in this Agreement will limit or otherwise prevent any Releasing Party from making any claim or recovering any losses or other amounts in the event of Actual Fraud. (c) Buyer agrees that if Buyer or any of its Affiliates obtains or binds a representations and warranties insurance policy with respect to any of the representations or warranties set forth in Article 5 of this Agreement (each, a “R&W Insurance Policy”), each such R&W Insurance Policy will at all times provide that: (1) the insurer will have no, and will waive and not pursue any and all, subrogation rights against Seller, any of its Subsidiaries or any of its or their respective Affiliates, (2) Seller is third party beneficiary of such waiver and (3) Buyer will have no obligation to pursue any claim against Seller or any of its Subsidiaries in connection with any Liability. Section 13.13. Disclosure Schedules; Materiality. The inclusion of any matter in any Disclosure Schedule will be deemed to be a disclosure in all other Disclosure Schedules, without the need for repetition or cross reference, to the extent that the relevance of such disclosure to the other Disclosure Schedules is reasonably apparent on its face. The inclusion of any matter in any Disclosure Schedule will not be deemed to constitute an admission, or otherwise imply, that any such matter is material or creates a measure for materiality for purposes of this Agreement. The disclosure of any particular fact or item in any Disclosure Schedule will not be deemed an admission as to whether the fact or item is “material” or would constitute a “Material Adverse Effect.” No disclosure in any Disclosure Schedule relating to any possible breach or violation of any Contract or Applicable Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. Section 13.14. Liquidating Trustee. If at any time any Selling Entity liquidates, its estate is converted to Chapter 7, or otherwise has a trustee or other Representative appointed by the Bankruptcy Court (as applicable, a “Trustee”), then (a) such Trustee will be bound to perform the obligations of such Selling Entity and will be entitled to exercise the rights of such Selling Entity under this Agreement, and (b) with respect to all of Seller’s or its Subsidiaries’ assets that are abandoned (if any) following the date hereof, each Selling Entity grants to such Trustee a power of attorney for purposes performing such Selling Entity’s obligations under Section 2.07 with respect to such abandoned assets. Each Selling Entity acknowledges and agrees that the power of attorney granted to such Trustee (if any) pursuant to the foregoing clause (b) is coupled with an interest and will be irrevocable. Further, such power of attorney will also be granted to Buyer for purposes of performing such Selling Entity’s obligations under Section 2.07 with respect to such abandoned assets, as determined by Buyer, and in the event Buyer exercises such power of attorney, the Trustee will not commit any act or take any action that is inconsistent with such exercise by Buyer, except as requested in writing by Buyer. Section 13.15. Conflicts; Privileges. (a) It is acknowledged by each of the Parties that Seller has retained Davis Polk & Wardwell LLP (“Davis Polk”) to act as its counsel in connection with this Agreement and the transactions contemplated hereby (the “Current Representation”),

79 #99621647v43 and that no other party has the status of a client of Davis Polk for conflict of interest or any other purposes as a result thereof. Buyer hereby agrees that after the Initial Closing, Davis Polk may represent Seller or any of its Affiliates or any of their respective Representatives (any such Person, a “Designated Person”) in any matter involving or arising from the Current Representation, including any interpretation or application of this Agreement or any other agreement entered into in connection with the transactions contemplated hereby, and including for the avoidance of doubt any Proceeding between or among Buyer or any of its Affiliates, and any Designated Person, even though the interests of such Designated Person may be directly adverse to Buyer or any of its Affiliates, and even though Davis Polk may have represented Buyer in a substantially related matter, or may be representing Buyer in ongoing matters. Buyer hereby waives and agrees not to assert (i) any claim that Davis Polk has a conflict of interest in any representation described in this Section 13.15 or (ii) any confidentiality obligation with respect to any communication between Davis Polk and any Designated Person occurring during the Current Representation. (b) Buyer hereby agrees that all communications (whether before, at or after the Closing) between Davis Polk and any Designated Person that relate in any way to the Current Representation that are attorney-client privileged (the “Deal Communications”) and all rights to any other evidentiary privilege, and the protections afforded to information relating to representation of a client under applicable rules of professional conduct that may apply to such Deal Communications, belong to Seller and may be controlled by Seller and will not pass to or be claimed by Buyer or any of its Representatives and Buyer hereby agrees that it will not seek to compel disclosure to Buyer or any of its Representatives of any such communication that is subject to attorney client privilege, or any other evidentiary privilege. (c) Notwithstanding the foregoing, in the event that a dispute arises between Buyer, on the one hand, and a Third Party other than any Selling Entity, on the other hand, Buyer may assert the attorney-client privilege to prevent the disclosure of the Deal Communications to such Third Party; provided, however, that Buyer may not waive such privilege without the prior written consent of the applicable Selling Entities (which such consent shall not be unreasonably withheld, conditioned or delayed). In the event that Buyer or any of its respective directors, officers, employees, or other Representatives is legally required by governmental Order or otherwise to access or obtain a copy of all or a portion of the Deal Communications, Buyer shall, to the extent legally permissible, (x) reasonably promptly notify the Selling Entities in writing (including by making specific reference to this Section 13.15(c)), (y) agree that the Selling Entities may seek a protective Order and (z) use, at the Selling Entities’ sole cost and expense, reasonable best efforts to assist therewith.

80 IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized representatives, all as of the day and year first above written. SELLER: BIG LOTS, INC. By: /s/ Bruce K. Thorn Name: Bruce K. Thorn Title: President and Chief Executive Officer SELLING ENTITIES: BIG LOTS F&S, LLC By: /s/ Bruce K. Thorn Name: Bruce K. Thorn Title: President and Chief Executive Officer BIG LOTS STORES, LLC By: /s/ Bruce K. Thorn Name: Bruce K. Thorn Title: President and Chief Executive Officer CLOSEOUT DISTRIBUTION, LLC By: /s/ Bruce K. Thorn Name: Bruce K. Thorn Title: President and Chief Executive Officer CONSOLIDATED PROPERTY HOLDINGS, LLC By: /s/ Bruce K. Thorn Name: Bruce K. Thorn Title: President and Chief Executive Officer

81 CSC DISTRIBUTION, LLC By: /s/ Bruce K. Thorn Name: Bruce K. Thorn Title: President and Chief Executive Officer BIG LOTS STORES - CSR, LLC By: Name: Bruce K. Thorn Title: President and Chief Executive Officer DURANT DC, LLC By: Name: Bruce K. Thorn Title: President and Chief Executive Officer GREAT BASIN, LLC By: Name: Bruce K. Thorn Title: President and Chief Executive Officer BIG LOTS STORES PNS, LLC By: Name: Bruce K. Thorn Title: President and Chief Executive Officer BIG LOTS ECOMMERCE LLC By: Name: Bruce K. Thorn Title: President and Chief Executive Officer /s/ Bruce K. Thorn /s/ Bruce K. Thorn /s/ Bruce K. Thorn /s/ Bruce K. Thorn /s/ Bruce K. Thorn

82 AVDC, LLC By: /s/ Bruce K. Thorn Name: Bruce K. Thorn Title: President and Chief Executive Officer BIG LOTS MANAGEMENT, LLC By: Name: Bruce K. Thorn Title: President and Chief Executive Officer BROYHILL, LLC By: Name: Bruce K. Thorn Title: President and Chief Executive Officer GAFDC LLC By: Name: Bruce K. Thorn Title: President and Chief Executive Officer PAFDC LLC By: Name: Bruce K. Thorn Title: President and Chief Executive Officer /s/ Bruce K. Thorn /s/ Bruce K. Thorn /s/ Bruce K. Thorn /s/ Bruce K. Thorn

83 WAFDC, LLC By: /s/ Bruce K. Thorn Name: Bruce K. Thorn Title: President and Chief Executive Officer INFDC, LLC By: /s/ Bruce K. Thorn Name: Bruce K. Thorn Title: President and Chief Executive Officer BLBO TENANT, LLC By: /s/ Bruce K. Thorn Name: Bruce K. Thorn Title: President and Chief Executive Officer

84 BUYER: GORDON BROTHERS RETAIL PARTNERS, LLC By: /s/ Richard P. Edwards Name: Richard P. Edwards Title: President, Head of North American Retail